Exhibit 10.01

EXECUTION VERSION

FOURTH AMENDMENT TO SECOND AMENDED AND

RESTATED CREDIT AGREEMENT

dated as of August 11, 2026

to

Second Amended and Restated Credit Agreement,

dated as of May 17, 2021

by and between

IDT TELECOM, INC.,

as the Borrower

and

TD BANK, NATIONAL ASSOCIATION,

as the Bank

FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (as same may hereafter be amended, modified, restated, supplemented and/or superceded and in effect, from time to time, this “Amendment”) is made as of August 11, 2026, by and between IDT TELECOM, INC., a Delaware corporation (the “Borrower”) and TD BANK, NATIONAL ASSOCIATION, a national banking association (the “Bank”).

W I T N E S S E T H:

WHEREAS, the parties have agreed to amend that certain Second Amended and Restated Credit Agreement, dated as of May 17, 2021 (as same has been and may hereafter be amended, modified and supplemented and in effect from time to time, collectively, the “Existing Credit Agreement”), as hereinafter set forth.

NOW, THEREFORE, the parties to this Amendment agree as follows:

Definitions. Unless otherwise defined in this Amendment, each capitalized term used in this Amendment and not defined in this Amendment shall be defined in accordance with the Existing Credit Agreement and the other Loan Documents.

Section 2.         Amendment to the Existing Credit Agreement. As of the Effective Date (as defined in Section 4 of this Amendment) and subject to the satisfaction of the terms and conditions of this Amendment, the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in Exhibit 2 to this Amendment (the “Amended Credit Agreement”), except that any Schedule, Exhibit or other attachment to the Existing Credit Agreement not amended pursuant to the terms of this Amendment or otherwise included as part of said Exhibit 2 shall remain in effect without any amendment or other modification thereto.

Section 3.         Consent and Acknowledgment. As of the Effective Date, in reliance upon the representations and warranties of the Borrower set forth in the Amended Credit Agreement and in this Amendment, and notwithstanding anything to the contrary contained in the Amended Credit Agreement or any other Loan Document, each party to this Amendment hereby consents to the amendments to the Existing Credit Agreement as set forth in Exhibit 2 of this Amendment.

Section 4.         Effectiveness. This Amendment shall become effective (a) as of the date first above written (the “Effective Date”) and (b) the satisfaction of the following conditions precedent:

(i)        this Amendment shall have been executed by the Borrower and the Bank, and counterparts of this Amendment, as so executed, shall have been delivered to the Bank;

(ii)      the Bank shall have received all documentation and other information required by regulatory authorities with respect to the Borrower under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act, which has been reasonably requested by the Bank;

(iii)      all representations and warranties of the Borrower contained in this Amendment, the Existing Credit Agreement or in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of this Amendment, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made;

(iv)     the Bank shall have received all out-of-pocket expenses (including fees and disbursements of counsel to the Bank, Sherman Atlas Sylvester & Stamelman LLP) in connection with the preparation, negotiation and effectiveness of this Amendment and any other amounts due and payable by the Borrower under the Loan Documents on, or prior to, the date of this Amendment.

Section 5.          Representations and Warranties. The Borrower hereby represents and warrants to the Bank that:

(a)      as of the date of this Amendment, the aggregate outstanding and unpaid principal balance of all Revolving Credit Loans is [$0.00];

(b)       the execution, delivery and performance by the Borrower of this Amendment is within its powers and has been duly authorized by all necessary action and does not and will not:

(i)         require any consent or approval of any member of the Borrower other than its executive committee,

(ii)        conflict with any provision of any formation documentation of the Borrower,

(iii)       result in a breach of or constitute a default under any obligation to which the Borrower is a party or by which it or its properties may be bound or affected, or

(iv)      result in, or require, the creation or imposition of any Lien of any nature upon or with respect to any of the properties now owned or hereafter acquired by the Borrower;

(c)        all consents or waivers from or by, notices to or filings with or other actions by any court or Governmental Authority, required in connection with the execution, delivery or performance by the Borrower of this Amendment, if any, have been obtained, given, filed or taken and are in full force and effect;

(d)        after giving effect to this Amendment, no Default or Event of Default exists under the Existing Credit Agreement, as amended hereby, or the other Loan Documents, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision of this Amendment;

(e)     the Borrower does not have any claim of offset against, or defense or counterclaim to, any obligations or liabilities of the Borrower under the Existing Credit Agreement or any other Loan Document;

(f)        this Amendment constitutes a valid and binding obligation of the Borrower in every respect, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies; and

(g)        each of the representations and warranties set forth in the Existing Credit Agreement is true and correct in all material respects as of the date of this Amendment, except to the extent that any thereof expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made.

Section 6.         Reference to and Effect of the Loan Documents. No provision of this Amendment shall be deemed to constitute a waiver of compliance with any term or condition contained in the Existing Credit Agreement or any of the other Loan Documents, nor constitute a course of conduct or dealing among the parties. On or after the Effective Date, each reference in any Loan Document to “Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the “Credit Agreement,” shall mean and be a reference to the Existing Credit Agreement, as amended by this Amendment. All of the terms of the Existing Credit Agreement and the other Loan Documents shall be in full force and effect, as of the Effective Date. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in this Amendment, operate as a waiver of any right, power or remedy of the Bank under the Existing Credit Agreement or the other Loan Documents, nor constitute a waiver of any provision of the Existing Credit Agreement or the other Loan Documents and the Bank hereby reserves all rights, privileges and remedies available to it under the Existing Credit Agreement and the other Loan Documents.

Section 7.         Waiver. The Borrower hereby waives and releases the Bank, its successors, assigns, agents, representative, attorneys, officers and shareholders from any and all claims, offsets, defenses and counterclaims arising out of or related to the transactions contemplated by this Amendment, the Existing Credit Agreement, the Amended Credit Agreement and/or the other Loan Documents, or any act, omission or event occurring in connection herewith or therewith, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

Section 8.         Entire Agreement. This Amendment, together with the Amended Credit Agreement and the other Loan Documents, integrate all the terms and conditions set forth in this Amendment or incidental to this Amendment and supersede all oral representations and negotiations and prior writings with respect to the subject matter of this Amendment.

Section 9.         Headings. Headings and captions used in this Amendment (including the Exhibits, Schedules and Annexes hereto, if any) are included for convenience of reference only and shall not be given any substantive effect.

Section 10.     Counterparts. This Amendment may be executed in any number of counterparts, by different parties to this Amendment in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same original agreement. This Amendment and the other Loan Documents constitute the entire contract by and between the Borrower and the Bank and supersede any and all previous agreements and understandings, oral or written, relating to this Amendment. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 11.       Governing Law; Jurisdiction; Waiver of Jury Trial; Severability. Each of the Borrower and the Bank hereby acknowledge and agree that this Amendment is a Loan Document and is subject to Sections 10.15, 10.16 and 10.17 of the Existing Credit Agreement, the terms of which are incorporated by reference in this Amendment, mutatis mutandis, as if set forth in their entirety in this Amendment.

Section 12.      Reaffirmation. The Borrower consents to the terms of this Amendment and hereby acknowledges and agrees that any Loan Document to which it is a party or otherwise bound shall continue in full force and effect (including, without limitation, the pledge and security interest in the Collateral granted by it pursuant to the Collateral Documents). The Borrower hereby acknowledges and agrees that this Amendment, the other Loan Documents and the terms and conditions set forth therein, (a) do not and will not constitute a NOVATION, (b) do not and will not extinguish, terminate or impair the Borrower’s liabilities or obligations thereunder, (b) acknowledges and agrees that the Obligations, as in effect prior to the Effective Date, and which remain outstanding, as of the Effective Date, are in all respects continuing and (c) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each Loan Document. The Borrower acknowledges and agrees that nothing in the Existing Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of the Borrower to any future waiver of the terms of the Existing Credit Agreement, as amended by this Amendment.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to Second Amended and Restated Credit Agreement to have been duly executed and delivered, all as of the day and year first above written.

IDT TELECOM, INC. By: /s/ Marcelo Fischer Marcelo Fischer Chief Financial Officer TD BANK, NATIONAL ASSOCIATION By: /s/ David H. Schryver David H. Schryver Managing Director

EXHIBIT “2”

SECOND AMENDED AND RESTATED

CREDIT AGREEMENT

dated as of May 17, 2021

by and between

IDT TELECOM, INC.,

as the Borrower

and

TD BANK, NATIONAL ASSOCIATION,

as the Bank

TABLE OF CONTENTS

PAGE

ARTICLE I

DEFINITIONS

section 1.01	specific terms defined	2
section 1.02	rules of interpretation and construction	~~21~~ 25
section 1.03	accounting terms	~~22~~ 25
section 1.04	disclaimer of liability on rates	26
section 1.05	effectuation of facility	26 ~~3~~
section 1.06 ~~5~~	rounding	26 ~~3~~
section 1.07 ~~6~~	reference to agreements and laws	27 ~~3~~
section 1.08 ~~7~~	times of day	27 ~~3~~

ARTICLE II

AMOUNT AND TERMS OF THE FACILITY

section 2.01	commitment to lend	28 ~~4~~
section 2.02	borrowing procedures	28 ~~4~~
section 2.03	interest	29 ~~5~~
section 2.04	repayments under facility	29 ~~5~~
section 2.05	prepayments	29 ~~5~~
section 2.06	fees	30 ~~6~~
section 2.07	computation of interest and fees	30 ~~6~~
section 2.08	default rate	31 ~~27~~
section 2.09	late charge	31 ~~27~~
section 2.10	evidence of debt; tender, time and application of payment	31 ~~27~~
section 2.11	reduction of commitment	31 ~~27~~

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

section 3.01	taxes, payments free of taxes; obligations to withhold; payments on account of taxes	32 ~~28~~
section 3.02	capital adequacy	33 ~~29~~
section 3.03	illegality	33 ~~29~~
section 3.04	alternate rate of interest	33 ~~29~~
section 3.05	benchmark transition event	34 ~~0~~
section 3.06	increased cost	36 ~~1~~
section 3.07	compensation for losses	37 ~~2~~
section 3.08	payment of other taxes by the borrower	38 ~~2~~
section 3.09	tax documentation	38 ~~3~~
section 3.10	treatment of certain refunds	38 ~~3~~
section 3.11	mitigation obligations; replacement of bank	38 ~~3~~
section 3.12	matters applicable to all requests for compensation	38 ~~3~~
section 3.13	survival	38 ~~3~~

ARTICLE IV

CONDITIONS PRECEDENT TO CLOSING AND SUBSEQUENT CREDIT EXTENSION

section 4.01	closing	40 ~~4~~
section 4.02	conditions to closing	40 ~~4~~
section 4.03	conditions to all subsequent credit extensions	42 ~~36~~

ARTICLE V

REPRESENTATIONS AND WARRANTIES

section 5.01	existence, qualification and power	43 ~~37~~
section 5.02	authorization; no contravention	43 ~~37~~
section 5.03	binding effect of documents	43 ~~37~~
section 5.04	no existing defaults	43 ~~37~~
section 5.05	governmental authorization; other consents	43 ~~37~~
section 5.06	litigation	44 ~~38~~
section 5.07	no material adverse effect	44 ~~38~~
section 5.08	compliance with laws	44 ~~38~~
section 5.09	financial statements and other financial information	44 ~~38~~
section 5.10	use of proceeds of the facility	44 ~~38~~
section 5.11	federal reserve regulations	44 ~~38~~
section 5.12	official approval of permits	45 ~~39~~
section 5.13	erisa compliance	45 ~~39~~
section 5.14	disclosure	45 ~~39~~
section 5.15	no registration required of a note	45 ~~0~~
section 5.16	taxes	46 ~~0~~
section 5.17	security interest in collateral	46 ~~0~~
section 5.18	title to properties and collateral	46 ~~1~~
section 5.19	intellectual property; licenses, etc.	47 ~~1~~
section 5.20	brokerage commissions	47 ~~1~~
section 5.21	insurance	47 ~~1~~
section 5.22	labor matters	47 ~~1~~
section 5.23	environmental matters	47 ~~1~~
section 5.24	solvency	48 ~~2~~
section 5.25	books and records	48 ~~2~~
section 5.25	material contracts	48 ~~2~~
section 5.26	names, locations of offices	48 ~~2~~
section 5.27	material contracts	48 ~~2~~
section 5.28	ofac	48 ~~2~~
section 5.29	anti-corruption laws and sanctions	48 ~~3~~

section 5.30	margin regulation; investment company act of 1940	49 ~~3~~
section 5.31	subsidiaries and affiliates; equity interests	49 ~~3~~

ARTICLE VI

AFFIRMATIVE COVENANTS

section 6.01	notify bank	50 ~~4~~
section 6.02	pay taxes and liabilities; comply with agreement	51 ~~45~~
section 6.03	observe covenants	51 ~~45~~
section 6.04	existence, qualifications and conduct of business	51 ~~45~~
section 6.05	compliance with laws	51 ~~45~~
section 6.06	maintenance if properties	51 ~~45~~
section 6.07	access to records and property	51 ~~45~~
section 6.08	insurance requirements	52 ~~46~~
section 6.09	environmental	52 ~~46~~
section 6.10	condition of collateral; no lien	52 ~~46~~
section 6.11	payment of proceeds	53 ~~47~~
section 6.12	pay fees and expenses	53 ~~47~~
section 6.13	subsidiary/affiliate guaranty	53 ~~47~~
section 6.14	records	53 ~~47~~
section 6.15	cash management system	53 ~~47~~
section 6.16	compliance with anti-terrorism regulations	53 ~~47~~
section 6.17	compliance with anti-corruption laws	54 ~~48~~
section 6.18	delivery of documents	54 ~~48~~
section 6.19	material contracts	54 ~~48~~
section 6.20	further assurances	54 ~~48~~

ARTICLE VII

FINANCIAL INFORMATION, COVENANTS AND NOTICES

section 7.01	information and documents to be furnished to the bank	55 ~~49~~
section 7.02	other information	56 ~~0~~
section 7.03	senior funded debt leverage ratio	56 ~~0~~
section 7.04	fixed charge coverage ratio	56 ~~0~~

ARTICLE VIII

NEGATIVE COVENANTS

section 8.01	liens	57 ~~1~~
section 8.02	debt	58 ~~2~~
section 8.03	prepayment of debt	58 ~~2~~
section 8.04	fundamental changes and acquisitions	58 ~~2~~
section 8.05	dispositions	59 ~~3~~
section 8.06	no further negative pledges	59 ~~3~~
section 8.07	accounts	60 ~~4~~
section 8.08	bank accounts	60 ~~4~~
section 8.09	sale-leaseback transactions	60 ~~4~~
section 8.10	restricted payments	60 ~~4~~
section 8.11	investments	60 ~~55~~
section 8.12	remove property	61 ~~55~~
section 8.13	burdensome agreements	62 ~~56~~
section 8.14	transactions with affiliates	62 ~~56~~
section 8.15	modification of documents	62 ~~56~~
section 8.16	change business	62 ~~56~~
section 8.17	amendments or waivers of terms with respect to certain debt	62 ~~56~~
section 8.18	settlements	63 ~~57~~
section 8.19	impairment of collateral	63 ~~57~~
section 8.20	use of proceeds	63 ~~57~~
section 8.21	anti-terrorism laws	63 ~~57~~
section 8.22	accounting changes	63 ~~57~~
section 8.23	fiscal year	63 ~~57~~

ARTICLE IX

EVENTS OF DEFAULT

section 9.01	events of default	64 ~~58~~
section 9.02	set-off	67 ~~1~~
section 9.03	enforcement of rights	67 ~~1~~
section 9.04	proof of claim	67 ~~1~~
section 9.05	application of funds	68 ~~2~~
section 9.06	no notices	68 ~~2~~
section 9.07	no marshalling; deficiencies	68 ~~2~~
section 9.08	waivers	68 ~~2~~
section 9.09	no additional waiver implied by one waiver; cumulative remedies	68 ~~2~~

ARTICLE X

MISCELLANEOUS

section 10.01	notices generally	70 ~~4~~
section 10.02	modifications in writing	70 ~~4~~
section 10.03	expenses; indemnity; damage waiver	71 ~~65~~
section 10.04	payments set aside	72 ~~66~~
section 10.05	successors and assigns	72 ~~66~~
section 10.06	sale of loan interest	72 ~~66~~
section 10.07	no fiduciary duty	72 ~~66~~
section 10.08	pledge to federal reserve	72 ~~66~~
section 10.09	treatment of certain information; confidentiality	72 ~~67~~
section 10.10	incorporation of exhibits	73 ~~67~~
section 10.11	no joint venture	73 ~~67~~
section 10.12	time of essence	73 ~~67~~
section 10.13	no third party beneficiaries	73 ~~67~~
section 10.14	patriot act notice	73 ~~67~~
section 10.15	governing law; jurisdiction; consent to service of process	74 ~~68~~
section 10.16	waiver of jury trial	74 ~~68~~
section 10.17	severability	74 ~~68~~
section 10.18	no duty	75 ~~69~~
section 10.19	independence of covenants	75 ~~69~~
section 10.20	interest rate limitation	75 ~~69~~
section 10.21	acknowledgement regarding any supported qfcs	75 ~~69~~
section 10.22	advertising and publicity	76 ~~0~~
section 10.23	descriptive headings	76 ~~0~~
section 10.24	integration, counterparts and effectiveness	76 ~~0~~

v

ARTICLE XI

ACKNOWLEDGEMENT AND REINSTATEMENT

section 11.01	existing obligations	77 ~~1~~
section 11.02	acknowledgement of security interests	77 ~~1~~
section 11.03	existing agreement	77 ~~1~~
section 11.04	restatement	77 ~~1~~

SCHEDULES AND EXHIBIT

schedule 5.06	schedule of adverse proceedings
schedule 5.26	schedule of locations of collateral and offices
schedule 5.27	schedule of material contracts
schedule 5.31	schedule of subsidiaries and affiliates
schedule 6.01(h)	schedule of business names
schedule 8.01(b)	schedule of existing liens
schedule 8.02(b)	schedule of existing debt
schedule 8.11(d)	schedule of investments
schedule 9.01(l)	schedule of judgments
schedule 10.01(a)	schedule of addresses and other contact information for notices

exhibit 2.02(c)	form of notice of borrowing
exhibit 5.17	form of ucc-1 financing statement
exhibit 7.01(d)	form of compliance certificate

SECOND AMENDED AND RESTATED

CREDIT AGREEMENT

THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT (as same may hereafter be amended, modified, restated, supplemented and/or superceded and in effect, from time to time, this “Agreement”) is made as of May 17, 2021 by and between IDT TELECOM, INC., a Delaware corporation (the “Borrower”) and TD BANK, NATIONAL ASSOCIATION, a national banking association (the “Bank”).

W I T N E S S E T H:

WHEREAS, the Borrower and the Bank are parties to that certain Amended and Restated Credit Agreement, dated as of October 31, 2019 (as such Agreement has been and may hereafter be amended, modified and/or supplemented and in effect, from time to time, collectively, the “Existing Credit Agreement”); and

WHEREAS, the Borrower has requested that the Bank amend and restate the terms and conditions of the Existing Credit Agreement pursuant to and in accordance with the terms and conditions set forth in this Agreement (the “Facility”); and

WHEREAS, the Bank is willing to amend and restate the Existing Credit Agreement and to continue to make financial accommodations to the Borrower; all on the terms and conditions set forth in this Agreement; and

WHEREAS, the Borrower and the Bank now desire to enter into this Agreement in order to provide for the terms and conditions upon which the Bank will make the Facility to the Borrower.

NOW, THEREFORE, in consideration of these premises and the mutual representations, covenants and agreements of the Borrower and the Bank, each party binding itself and its successors and assigns, does hereby promise, covenant and agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.         Specific Terms Defined. The following terms (including both the singular and plurals thereof) shall have the meanings respectively assigned to them directly or by reference below in this Section 1.01:

~~“ABR” shall mean a variable alterative base rate index equal to the greater of: (a) the Prime Rate and (b) the greater of zero (0%) percent and the then current weighted average of the rate of overnight Federal funds transactions with members of the Federal Reserve System as published by the Federal Reserve Bank of New York (the “Fed Rate”) plus one half of one (0.5%) percent; provided that, in the event that either the Prime Rate and/or the Fed Rate shall be, as of the date of determination thereof, less than one (1%) percent, each of the Prime Rate and/or the Fed Rate shall be deemed to be one (1%) percent for the purposes of this Agreement and the other Loan Documents.  ABR is not necessarily the lowest or best rate of interest offered by the Bank to any borrower or class of borrowers.~~

“Acquisition” and “Acquisitions” shall mean an individual and collective reference, as the context may apply, to any acquisition by a Loan Party, whether by purchase, merger, consolidation, contribution or otherwise, of (a) at least a majority of the assets or property and/or liabilities (or any other substantial part for which financial statements or other financial information is available), or a business line, product line, unit or division of, any other Person, (b) Equity Interests of any other Person such that such other Person becomes a Subsidiary and/or Affiliate or (c) additional Equity Interests of any Subsidiary and/or Affiliate not then held by the Borrower.

~~“Adjusted LIBO Rate” shall mean for any Benchmark Interest Period for each Eurodollar Rate Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Benchmark Interest Period multiplied by (b) the Statutory Reserve Rate.~~

“Advance Date” shall mean the day on which a Revolving Credit Loan is made or is to be made to the Borrower, provided, however, in each such instance, such Advance Date is a Business Day.

“Adverse Proceeding” shall mean any action, lawsuit, legal or equitable proceeding, hearing (in each case, whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Borrower) at Law or in equity, or before or by any Governmental Authority, domestic or foreign (including any arising from compliance (or lack thereof) of an Environmental Law), whether pending or threatened against or affecting the Borrower or any of its assets.

“Affiliate” shall mean, in relation to any Person, any other Person that (directly or indirectly) controls or is controlled by or is under common control with such Person. For the purposes of this definition, the term “control”, as used with respect to any Person, shall mean the possession (directly or indirectly) of the power to: (a) to vote twenty (20%) percent or more of the securities having ordinary Voting Power for the election of directors or managers of such second Person or (b) to direct or cause the direction of the management and policies of such second Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, neither the Bank nor the Bank shall in any event be considered an Affiliate of the Borrower or any of its Subsidiaries and/or Affiliates.

“Agreement” shall have the meaning assigned and ascribed to such term as set forth in the Preamble of this Agreement.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption.

“Anti-Terrorism Regulations” shall have the meaning assigned and ascribed to such term as set forth in Section 6.16(b) of this Agreement.

“Applicable Margin” shall mean, at any time and from time to time with respect to a ~~Eurodollar Rate~~ SOFR Loan, the Unused Portion Fee ~~and the Annual Facility Fee~~, the applicable per annum rate based upon the Leverage Ratio, as specified in the most recent Compliance Certificate, set forth below to the corresponding tier; provided that, until the delivery to the Bank of the Compliance Certificate for the Fiscal Quarter ending 06/30/21, the Applicable Margin shall be the applicable margin an fee set forth below in Tier I:

PRICING TIER	TOTAL FUNDED DEBT LEVERAGE RATIO	~~LIBO RATE~~ MARGIN	UNUSED PORTION FEE	~~ANNUAL  FACILITY FEE~~
I	≤ 2 ~~1~~.00:1.00	125 bps	~~30~~10 bps per annum	~~$7,500.00~~
II	≤ 2 ~~1~~.50:1.00	150 bps	~~55~~10 bps per annum	~~$10,000.00~~
III	≤ ~~1~~ 3.00:1.00	175 bps	~~85~~10 bps per annum	~~$12,500.00~~

For purposes of the foregoing, the Applicable Margin shall be determined as of the end of each Fiscal Quarter, based upon the Compliance Certificate delivered pursuant to Section 7.01(d) of this Agreement. Any increase or decrease in the Applicable Margin resulting from a change in the Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.01(d) of this Agreement; provided that, “Pricing Tier III” (as set forth above) shall automatically apply as of (a) the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply) or (y) the first Business Day after the occurrence of an Event of Default and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the pricing level otherwise determined in accordance with this definition shall apply).

“Available Tenor” shall mean, as of the date of determination thereof and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement, as of such date of determination and not including, for the avoidance of doubt, any tenor for such Benchmark that is removed from the definition of “Interest Period” pursuant to Section 3.05 of this Agreement.

“Bank” shall have the meaning assigned and ascribed to such term as set forth in the Preamble of this Agreement.

“Banking Services” shall mean, as to a Loan Party, at any time and from time to time, (a) any arrangement regarding the delivery of financial services (other than the Facility) provided by the Bank to such Loan Party, including, without limitation, (a) credit cards (including commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”)), (b) payment card processing services, (c) debit cards, (d) stored value cards, (e) Cash Management Services, and/or (f) any arrangements or services similar to any of the foregoing.

“Banking Services Agreement” shall mean any agreement, document and/or instrument entered into by any Loan Party, at any time and from time to time, with the Bank (other than this Agreement and the other Loan Documents) in connection with the obtaining of any of the Banking Services.

“Banking Services Obligations” shall mean, in connection with any Banking Services, any and all obligations, liabilities, reimbursement obligations, fees, or expenses owing by a Loan Party to the Bank, whether absolute or contingent pursuant to or evidenced by a Banking Services Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor).

“Bankruptcy Code” shall mean a reference to the United States Bankruptcy Code, as amended (or any successor legislation thereto) and rules and regulations related thereto (11 U.S.C. §101 et seq.).

~~“Bankruptcy Proceeding” shall have the meaning assigned and ascribed to such term as set forth in Section 2.05(d) of this Agreement.~~

“Base Rate” shall mean for any day (or if such day is not a Business Day, the immediately preceding Business Day), a rate per annum equal to the greater of (a) the greater of zero (0%) percent and the Prime Rate and/or (b) the greater of zero (0%) and the Federal Funds Effective Rate in effect on such day plus one-half of one percentage point (0.50%). Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate, as applicable, shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. The Base Rate is not necessarily the lowest or best rate of interest offered by a Bank to any borrower or class of borrowers. If the Bank shall have determined in its reasonable discretion (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate, for any reason, including the inability or failure of the Bank to obtain sufficient quotations in accordance with the terms of the definition thereof, the Base Rate shall be determined without regard to clause (a) of this definition until the circumstances giving rise to such inability no longer exist.

“Base Rate Loan” and “Base Rate Loans” shall mean, in connection with the Facility, an individual or collective reference, as the context may require, to a loan, advance of monies or borrowed funds, extension of credit and/or any portion thereof, that bears interest at a rate determined with reference to the Base Rate.

“Benchmark” shall mean initially, with respect to any SOFR Loan, the Term SOFR Reference Rate; provided that, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.05 of this Agreement.

“Benchmark Replacement” shall mean with respect to any Benchmark Transition Event, the sum of: (a) the greater of (i) the alternate benchmark rate that has been selected by the Bank giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities and (ii) the Floor and (b) the related Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Bank giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities.

“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of this Agreement and other technical, administrative or operational matters) that the Bank decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Bank in a manner substantially consistent with market practice (or, if the Bank decides that adoption of any portion of such market practice is not administratively feasible or if the Bank determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Bank decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” shall mean the earlier to occur of the following events with respect to the then-current Benchmark:

(a)       in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide the Available Tenor of such Benchmark (or such component thereof); or

(b)         in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative or not to comply with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided, that such non-representativeness or non-compliance will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (A) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (B) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to the then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)         a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)          a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide any Available Tenor of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)         a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that any Available Tenor of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative or do not, or as a specified future date will not, comply with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to the then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

~~“Benchmark Interest Period” shall mean, initially, the period commencing on the Closing Date and ending on (and including) May 31, 2021.  Thereafter, each Benchmark Interest Period shall commence on the first calendar day of every calendar month immediately following the previous Benchmark Interest Period (the “Reset Date”); provided that, (a) if any Benchmark Interest Period would end on a day which is not a Business Day, such Benchmark Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (b) no Benchmark Interest Period shall extend beyond the Maturity Date, and (c) if any Benchmark Interest Period is to commence in a month where the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Benchmark Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Benchmark Interest Period, the Benchmark Interest Period shall commence on the last day of such calendar month.~~

~~“Benchmark Replacement” shall mean the sum of: (a) the alternate benchmark rate (which may include SOFR or Term SOFR) that has been selected by the Bank giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for U.S. dollar-denominated syndicated or bilateral credit facilities plus (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.~~

~~“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the LIBO Rate with an Unadjusted Benchmark Replacement for each applicable Benchmark Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Bank giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated or bilateral credit facilities at such time.~~

~~“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of Benchmark Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters) that the Bank decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Bank in a manner substantially consistent with market practice (or, if the Bank decides that adoption of any portion of such market practice is not administratively feasible or if the Bank determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Bank decides is reasonably necessary in connection with the administration of this Agreement).~~

~~“Benchmark Replacement Date” shall mean the earlier to occur of the following events with respect to the LIBO Rate: (a) in the case of subparagraphs (a) or (b) of the definition of Benchmark Transition Event, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the LIBO Rate permanently or indefinitely ceases to provide the LIBO Rate; (b) in the case of subparagraph(c) of the definition of Benchmark Transition Event, the date of the public statement or publication of information referenced therein or (c) in the case of an Early Opt-in Election, the date specified by the Bank, by notice to the Borrower.~~

~~“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the LIBO Rate:~~

~~(a)           a public statement or publication of information by or on behalf of the administrator of the LIBO Rate announcing that such administrator has ceased or will cease to provide the LIBO Rate, permanently or indefinitely;~~

~~(b)           a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBO Rate, a resolution authority with jurisdiction over the administrator for the LIBO Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Rate, which states that the administrator of the LIBO Rate has ceased or will cease to provide the LIBO Rate permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate; and/or~~

~~(c)           a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate announcing that the LIBO Rate is no longer representative.~~

“Benchmark Transition Start Date” shall mean (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the ninetieth (90th) day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication) ~~or (b) in the case of an Early Opt-in Election, the date specified by the Bank or the Required Bank, as applicable, by notice to the Borrower, the Bank (in the case of such notice emanating from the Required Bank) and the Bank~~.

“Benchmark Unavailability Period” shall mean, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (a) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes under, in accordance with and/or pursuant to Section 3.05 of this Agreement and (b) ending at the time that a Benchmark Replacement has replaced the ~~LIBO Rate~~ then current Benchmark for all purposes under, in accordance with and/or pursuant to Section 3.05 of this Agreement.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership required by the Beneficial Ownership Regulation; which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” shall mean a reference to US 31 C.F.R. §1010.230.

“BHC Act Affiliate” of a party shall mean an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. §1841(k)) of such party.

“Borrower” shall have the meaning assigned and ascribed to such term as set forth in the Preamble of this Agreement.

“Business Day” shall mean any day other than a Saturday, Sunday or day which shall be in the State of New Jersey a legal holiday or day on which banking institutions are required or authorized to close; provided that, when used in connection with a SOFR Loan, the term “Business Day” shall also include any day which is a U.S. Government Securities Business Day.

“Capital Expenditures” shall mean, with respect to any Person, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset.

“Cash” shall mean any and all money, currency or a credit balance in any Deposit Account, in each case, determined in accordance with GAAP.

“Cash Equivalents” shall mean, as to any Person as of the date of determination thereof, any and all (a) readily marketable securities (i) issued or directly and unconditionally guaranteed or insured as to interest and principal by the U.S. government or (ii) issued by any agency or instrumentality of the U.S. the obligations of which are backed by the full faith and credit of the U.S., in each case maturing within one year after such date and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (b) readily marketable direct obligations issued by any state of the U.S. or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency); (d) deposits, money market deposits, time deposit accounts, certificates of deposit, Euro-dollar time deposits or bankers’ acceptances maturing within one year after such date and issued or accepted by the Bank or by any commercial bank organized under the laws of the U.S. or any state thereof or the District of Columbia that (i) has capital and surplus of not less than $100,000,000 or (ii) is at least “adequately capitalized” (as defined in such regulations).

“Change in Control” shall mean, as to any Person, the occurrence of an event wherein any ‘person’ or group’ (each as defined in §13(d)(3) and §14(d)(2) of the Securities Exchange Act of 1934) (a) becomes the ‘beneficial owner’ (as defined in Rule 13d-3 of the Securities Exchange Act of 1934), directly or indirectly, of the Equity Interests of such Person (or securities convertible into or exchangeable for such Equity Interests) representing thirty (30%) percent or more of the combined voting power for such Equity Interests of such Person (on a fully diluted basis), (b) has the ability, directly or indirectly, to elect a majority of the board of directors of such Person, (c) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person, cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of such board or equivalent governing body or (iii) whose election or nomination to such board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of such board or equivalent governing body.

“Change in Law” shall mean (a) the adoption of any Law, rule, treaty or regulation, (b) any change in any Law, rule, treaty or regulation or in the interpretation or application thereof by any Governmental Authority or (c) compliance by the Bank with any request, guideline or directive (whether or not having the force of Law) of any Governmental Authority; provided that, notwithstanding any provision of this definition to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Charges” shall have the meaning assigned and ascribed to such term as set forth in Section 10.20(b) of this Agreement.

“Closing Date” shall mean the date of this Agreement.

“Collateral” shall mean, by way of inclusion and not by limitation, all property and interests in property whether now or hereafter existing or created or now or hereafter acquired by the Borrower, in or upon which a security interest, Lien or mortgage is granted to or in favor of the Bank, for its benefit, under any of the Loan Documents, as collateral security for the Obligations.

“Collateral Access Agreement” shall mean an agreement in writing, in form and substance reasonably satisfactory to the Bank, from any lessor of a premises to the Borrower, or any other Person to whom any Collateral is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, pursuant to which such lessor, consignee or other Person, inter alia, acknowledges the first priority security interest of the Bank in such Collateral, agrees to waive any and all claims such lessor, consignee or other Person may, at any time, have against such Collateral, whether for processing, storage or otherwise, and agrees to permit the Bank access to, and the right to remain on, such premises of such lessor, consignee or other Person so as to exercise the Bank’s rights and remedies and otherwise deal with such Collateral and in the case of any consignee or other Person who at any time has custody, control or possession of any Collateral, acknowledges that it holds and will hold possession of the Collateral for the benefit of the Bank and agrees to follow all instructions of the Bank with respect thereto.

“Collateral Documents” shall mean a collective reference to each of the other agreements, instruments and/or documents that create or purport to create a Lien in favor of the Bank, all as same may be amended, modified or supplemented from time to time.

“Commitment” and “Commitments” shall mean an individual and collective reference, as the context may apply, to the obligation of the Bank to make a Credit Extension to the Borrower pursuant to the terms and conditions of this Agreement and the other Loan Documents.

“Commodity Exchange Act” shall mean a reference to the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, or any successor statute, rule, regulation or order of the United States Commodities Futures Trading Commission (or any application or official interpretation of any thereof).

“Compliance Certificate” shall have the meaning assigned and ascribed to such term as set forth in Section 7.01(d) of this Agreement.

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control Agreement” shall mean a reference to an agreement by and between the Borrower and the Bank or any other financial institution acceptable to the Bank, which provides the Bank with ‘control’ (as such term is defined in the UCC) over the deposit account described therein, as same may be amended, modified and/or supplemented, from time to time.

“Covered Party” shall have the meaning assigned and ascribed to such term in Section 10.21 of this Agreement.

“Credit Extension” and “Credit Extensions” shall mean a reference to the making of a Revolving Credit Loan.

“Debt” shall mean with respect to any Person at any date and without duplication, the sum of the following calculated in accordance with GAAP: (a) all liabilities, obligations and indebtedness for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, (b) all obligations to pay the deferred purchase price of property or services of any such Person (including, without limitation, all obligations under non-competition agreements), (c) all obligations of any such Person as lessee under any leases to the extent such obligations are required to be capitalized in accordance with GAAP, (d) all Debt of any other Person secured by a Lien on any asset of any such Person, (e) all guaranty obligations of any such Person, (f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including, without limitation, any reimbursement obligation, and acceptances issued for the account of any such Person except to the extent same are cash collateralized, and (g) all obligations of any such Person to redeem, repurchase, exchange, defease or otherwise to make payments in respect of capital stock or other securities or partnership interests of such Person.

“Default” shall mean any of the events of default as defined and described in Article IX of this Agreement, whether or not any requirement for the giving of notice, passing of time, or both, or the happening of any other condition, has been satisfied.

“Default Rate” shall mean that, to the extent permitted by law, whenever there is any Event of Default under the Loan Documents, or non-payment upon demand, the rate of interest on the unpaid principal balance of the Facility shall, at the option of the Bank, be four (4%) percent per annum in excess of the rate of interest provided for in the Loan Documents. The Borrower acknowledges that: (a) such additional rate is a material inducement to the Bank to make the Facility; (b) the Bank would not have made the Facility in the absence of the agreement of the Borrower to pay such default rate; (c) such additional rate represents compensation for increased risk to the Bank that the Facility will not be repaid; and (d) such rate is not a penalty and represents a reasonable estimate of (i) the cost to the Bank in allocating its resources (both personnel and financial) to the ongoing review, monitoring, administration and collection of the Facility and (ii) compensation to the Bank for losses that are difficult to ascertain.

“Default Right” shall have the meaning assigned and ascribed to that term in (and shall be interpreted in accordance with) US 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.

“Deposit Account” and “Deposit Accounts” shall mean an individual and collective reference, as the context may apply, to any demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Disposition,” “Dispose” or “Disposed” shall mean an individual and collective reference, as the context may apply, to the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dollar” and “Dollars” shall mean an individual and collective reference, as the context may apply, to lawful currency of the United States of America.

“Distributions” shall mean, as to any Person, all dividends, distributions, liquidation proceeds, cash, profits, instruments and other property and payments or economic benefits or interests to which such Person is entitled, whether or not received by or otherwise distributed to such Person, whether such dividends, distributions, liquidation proceeds, cash, profits, instruments and other property and economic benefits are paid or distributed in respect of operating profits, sales, exchanges, refinancing, condemnations or insured losses of the company’s assets, the liquidation of the company’s assets and affairs, management fees, guaranteed payments, repayment of loans, reimbursement of expenses or otherwise.

“Division Series Transaction” shall mean, with respect to any Person, any transaction event or occurrence pursuant to which such person (a) divides into two or more Persons (whether or not the original Person survives such division) or (b) creates or reorganizes into one or more series in each case as contemplated under the laws of any jurisdiction.

“Dominion Account” and “Dominion Accounts” shall mean an individual and collective reference, as the context may apply, to any special and/or blocked account, and/or such other account established by the Borrower with the Bank, over which the Bank has exclusive control of all proceeds residing in such account

~~“Early Opt-in Election” shall mean the occurrence of: (a) (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower Representative) that the Required Lenders have determined, as applicable, that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in this Agreement, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the then-current benchmark rate and (b) (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare, as applicable, that an Early Opt-in Election has occurred, and the provision by the Administrative Agent or the Required Lenders, as applicable, of notice of such election to the Borrower Representative, the Administrative Agent (in the case of such notice emanating from the Required Lenders) and the Lenders.~~

“EBITDA” shall mean the sum equivalent Earnings before Interest, Taxes, Depreciation and Amortization (as same may be adjusted for extraordinary non-recurring and non-cash expenses or income as determined by the Bank, in its sole and absolute discretion.

“Embargoed Person” shall have the meaning assigned and ascribed to such term as set forth in Section 5.27 of this Agreement.

“Environmental Law” or “Environmental Laws” shall mean an individual and collective reference, as the context may apply, to all federal, state and local Laws, statutes, ordinances and regulations now or hereafter in effect, and in each case as amended or supplemented from time to time, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment relating to the regulation and protection of human health and safety as it relates to the environment, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include, but are not limited to, (a) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. §9601 et seq.); (b) the Hazardous Material Transportation Act, as amended (49 U.S.C. §1801 et seq.); (c) the Solid Waste Disposal Act, as amended (42 U.S.C. §6901 et seq.); (d) the Water Pollution Control Act, as amended (33 U.S.C. §1251 et seq.); (e) the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. §136 et seq.); (f) the Resource Conservation and Recovery Act, as amended (42 U.S.C. §6901 et seq.); (g) the Toxic Substance Control Act, as amended (42 U.S.C. §7401 et seq.); (h) the Clean Air Act, as amended (42 U.S.C. §7401 et seq.); (i) the National Environmental Policy Act of 1975, as amended (42 U.S.C. §4321 et seq.); (j) the Rivers and Harbours Act of 1899, as amended (33 U.S.C. §401 et seq.); (k) the Atomic Energy Act, as amended (42 U.S.C. §3011 et seq.); (l) the Endangered Species Act of 1973, as amended (16 U.S.C. §1531 et seq.); (m) the Emergency Planning and Community Right-to-Know Act of 1986, as amended (42 U.S.C. §11001 et seq.); (n) the Federal Pollution Control Act, as amended (33 U.S.C. §1251 et seq.); (o) the Occupational Safety and Health Act, as amended (29 U.S.C. §651 et seq.); (p) the Safe Drinking Water Act, as amended (42 U.S.C. §300(f) et seq.); (q) the Food, Drug and Cosmetic Act, as amended (21 U.S.C. §301 et seq.); (r) the Medical Waste Tracking Act of 1988, Pub. L. No. 100-582, 102 Stat. 2950 (1988); (s) the Clean Water Act, as amended (33 U.S.C. § 1251, et seq.); (t) the New Jersey Industrial Site Recovery Act (N.J.S.A. §13:1K-6 et seq.); (u) the New Jersey Underground Storage of Hazardous Substances Act (N.J.S.A. §58:10a-21 et seq.); (v) the Spill Compensation and Control Act (N.J.S.A. §58:10-23.11 et seq.); (w) the New Jersey Riparian Lands Act, as amended (N.J.S.A. §12:3-4 et seq,); (x) the New Jersey Waterfront Development Law, as amended (N.J.S.A. §12:5-1 et seq.); (y) the New Jersey Endangered Plant Species Act, as amended (N.J.S.A. §13:1B-15.151 et seq.); (z) the New Jersey Construction Permit Act, as amended (N.J.S.A. §13:1D-29 et seq.); (aa) the New Jersey the Solid Waste Management Act, as amended (N.J.S.A. §13:1E-1 et seq.); (bb) the New Jersey Toxic Catastrophe Prevention Act, as amended (N.J.S.A. §13:1K-19-1 et seq.); (cc) the New Jersey Wetlands Act of 1970, as amended (N.J.S.A. §13:9A-1 et seq.); (dd) the New Jersey Freshwater Wetlands Protection Act, as amended (N.J.S.A. §13:9B-1 et seq.); (ee) the New Jersey Coastal Area Facility Review Act, as amended (N.J.S.A. §13:19-1 et seq.); (ff) the New Jersey Endangered and Nongame Species Conservation Act, as amended (N.J.S.A. §23:2A-1 et seq.); (gg) the New Jersey Air Pollution Control Act, as amended (N.J.S.A. §26:2C-1 et seq.); (hh) the New Jersey Spill Compensation and Control Act, as amended (N.J.S.A. §58:10-23.11 et seq.); (ii) the New Jersey Water Pollution Control Act, as amended (N.J.S.A. §58:10A-1 et seq.); (jj) the New Jersey Realty Improvement Sewerage Facilities Act, as amended (N.J.S.A. §58:11-23 et seq.); (kk) the New Jersey Safe Drinking Water Act (N.J.S.A. §58:11-23 et seq.); (ll) any and all Laws, regulations, and executive orders, both federal, state and local pertaining to environmental matters, as the same may be amended or supplemented from time to time and/or (mm) any other Law, statute, ordinance, rule, regulation, guidance, guideline or common law which relates to (i) the existence and/or remedy of contamination on property; (ii) the protection of persons, property, animals, or the environment from exposure to any Hazardous Materials or contamination from Hazardous Materials, radiation or other emanations; (iii) the use, generation, storage, removal recovery, treatment, transport, disposal, and control of Hazardous Materials, including hazardous wastes and building materials; (iv) the prevention of, control of, or response to the exposure of employees or other persons to any Hazardous Materials or radiation; or (v) the prevention of, control of, or response to the emission or discharge of Hazardous Materials in the workplace or environment.

“Environmental Liabilities and Costs” shall mean, as to any Person, all liabilities obligations, responsibilities, a Remedial Action, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, and which arise from any environmental, health or safety conditions, or a Release or conditions that are reasonably likely to result in a Release, and result from the past, present or future operations of such Person or any of its Subsidiaries.

“Environmental Lien” shall mean any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) under common control with any person within the meaning of §§414(b), (c), (m) or (o) of the Tax Code.

“Equity Interests” shall mean, with respect to any Person, all of the shares (common or preferred) of capital stock of (or other ownership or profit interests in) or membership interests, as applicable, of such Person; all of the warrants, options or other rights for the purchase or acquisition from such Person of shares (common or preferred) of capital stock of (or other ownership of profit interests in) or membership interests, as applicable, of such Person; all of the securities convertible into or exchangeable for shares (common or preferred) of capital stock of (or other ownership or profit interests in) or membership interests, as applicable, of such Person; all warrants, rights or options for the purchase or acquisition from such Person of such common or preferred shares (or such other interests) or membership interests, as applicable; and/or all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Eurocurrency Liabilities” shall have the meaning assigned and ascribed to such term as set forth Section 3.06(e) of this Agreement.

~~“Eurodollar Rate Loan” and/or “Eurodollar Rate Loans” shall mean, in connection with the Facility, an individual or collective reference, as the context may require, to a Credit Extension, that bears interest at a rate determined with reference to the Adjusted LIBO Rate~~

“Event of Default” or “Events of Default” shall mean an individual and collective reference, as the context may apply, to any of the events of default as defined and described in Section 9.01 of this Agreement; provided that any requirement for the giving of notice, the passing of time, or both, or the happening of any other condition, has been satisfied.

“Excluded Hedging Obligation” and “Excluded Hedging Obligations” shall mean, with respect to each Loan Party, an individual and collective reference, as the context may require, to any Hedging Obligation if, and to the extent that, all or a portion of the obligations of such Loan Party or the grant by such Loan Party of a security interest to secure, such Hedging Obligation (or the obligations of such Credit Party) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodities Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of the failure of such Loan Party, for any reason, to constitute an “eligible contract participant”, as such term is defined in §1a(18) of the Commodity Exchange Act and the regulations thereunder, at the time such obligation or grant of such security interest becomes effective with respect to such Hedging Obligation. If a Hedging Obligation arises under a master agreement governing more than one (1) swap, such exclusion shall apply only to the portion of such Hedging Obligation that is attributable to swaps for which the obligation or security interest is or becomes illegal.

“Excluded Taxes” shall mean, with respect to the Bank or any other recipient of any payment to be made by or on account of any Obligations of the Borrower, (a) Taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or (b) any branch profits taxes imposed by the United States or any similar Tax imposed by any other jurisdiction in which the Borrower is located.

“Existing Credit Agreement” shall have the meaning assigned and ascribed to such term as set forth in the first Recital of this Agreement.

“Facility” shall have the meaning assigned and ascribed to such term as set forth in the second Recital of this Agreement.

“FATCA” shall mean §1471 through §1474 of the Tax Code, as of the date of this Agreement (or any amended or successor version thereof), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to §1471(b)(1) of the Tax Code and any intergovernmental agreements and implementing legislation, regulations or administrative guidance with respect to the foregoing.

“Fed Rate” shall have the meaning assigned and ascribed to such term as set forth in the definition of ABR.

“Federal Funds Effective Rate” shall mean, for any period, a fluctuating interest rate per annum (rounded upward to the nearest one one-hundredth of one (1/100th of 1%) percent) equal, for each day during such period, to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that, if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate quoted to the Bank on such day on such transactions as determined by the Bank a commercially reasonable manner.

“Federal Reserve Bank of New York’s Website” shall mean the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Finance Lease Obligations” shall mean, as to any Person, the obligation to pay rent or other amounts under any Finance Lease, which obligations are or should be required to be classified and accounted for as a finance lease on a balance sheet of such Person under GAAP (ASC 842), and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Finance Lease” and “Finance Leases” shall mean, as to any Person, an individual and collective reference, as the context may require, to any lease of any property (whether real, personal or mixed) by such Person as lessee that, in conformity with GAAP (ASC 842), is or should be accounted for as a finance lease on the balance sheet of such Person.

“Financial Parties” shall mean a reference to the Parent, the Borrower and each other Guarantor.

“Fiscal Quarter” shall mean the following three (3) month periods of each Fiscal Year (or such other three months as agreed upon by the Borrower and the Bank):

August 1 November 1 February 1 May 1	October 31 January 31 April 30 July 31

“Fiscal Year” shall mean that twelve (12) month period commencing on August 1 and ending on July 31 of each year (or such other twelve month as agreed upon by the Borrower and the Bank).

“Fixed Charges” shall mean, for the period then being tested and without duplication, the sum of cash Interest Expense plus principal payments on all Debt scheduled to become due during the Measurement Period.

“Fixed Charge Coverage Ratio” shall mean, as of the date of determination thereof, the ratio equivalent to (A) the sum of EBITDA for the Measurement Period then being tested less unfunded Capital Expenditures less the expense of Taxes paid in Cash for the Measurement Period less Dividends paid in Cash divided by (B) Fixed Charges.

“Flow of Funds Memorandum” shall have the meaning assigned and ascribed to such term as set forth in Section 4.02(e)(iii) of this Agreement.

“Floor” shall mean a per annum rate of interest equal to zero (0%) percent.

“FRB” shall mean a reference to the Board of Governors of the Federal Reserve System of the United States of America or any successor thereto.

“Funding Account” shall mean the demand deposit account (No. 4270975366) or such other account or payment office of the Bank as the Bank may, from time to time, designate to the Borrower as the Funding Account for purposes of the Facility, this Agreement and the other Loan Documents.

“GAAP” or “Generally Accepted Accounting Principles” shall mean generally accepted principles and practices for financial statements as developed and modified by the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, the Securities and Exchange Commission, the stock exchanges and industry practices and custom, applied on a consistent basis.

“Governmental Authority” or “Governmental Authorities” shall mean, an individual and collective reference, as the context may require, to any federal, state, county or municipal governmental agency, board, commission, officer, official or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government whose consent or approval is required as a prerequisite to (a) the continued uninterrupted operation and occupancy of the Borrower’s business operations, or (b) the performance of any act or obligation or the observance of any agreement or condition of the Borrower under this Agreement or the other Loan Documents.

“Guarantor” and “Guarantors” shall mean, an individual and collective reference, as the context may require, to IDT Corporation, IDT Domestic Telecom, Inc., IDT America, Corp., ~~and~~ Net2Phone, Inc., National Retail Solutions, Inc., IDT Payment Services of New York, LLC and  IDT Payment Services, Inc.

“Hedge Provider” shall mean a reference to the Bank or an Affiliate of the Bank (or a Person who was the Bank or an Affiliate of the Bank at the time of execution and delivery of a Hedging Contract) who has entered into a Hedging Contract with a Loan Party.

“Hedging Contract” and “Hedging Contracts” shall mean an individual and collective reference, as the context may require, to any and all derivative, interest or currency hedging, basis hedgings, forward rate transactions, commodity hedgings, commodity options, equity or equity index hedgings, equity or equity index options, bond options, interest rate options, foreign exchange transactions, cap transactions, floor transactions, collar transactions, forward transactions, currency hedging transactions, cross-currency rate hedging transactions, currency options, fixture, options or other interest rate protection or similar agreements, devices or arrangements (as may be defined in the Bankruptcy Code, as in effect, from time to time) that constitutes a “hedging” within the meaning of §1a(47) of the Commodity Exchange Act, by and among a Loan Party, the Bank and/or any Hedge Provider.

“Hedging Obligations” shall mean any and all obligations of any Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under: (a) any and all Hedging Contracts, (b) all obligations of a Loan Party to the Bank and/or any Hedge Provider, under any agreement, contract or arrangement that constitutes a “hedging” within the meaning of §1a(47) of the Commodity Exchange Act, including, without limitation, the Hedging Contracts and (c) any and all cancellations, buy backs, reversals, terminations of any of the foregoing.

“High Volatility Commercial Real Estate Exposure” shall have the meaning assigned and ascribed to such term as set forth in Section 3.06(a)(i) of this Agreement

~~“ICE” shall have the meaning assigned and ascribed to such term as set forth in the definition of LIBO Rate.~~

~~“ICE LIBOR” shall have the meaning assigned and ascribed to such term as set forth in the definition of LIBO Rate.~~

“IDT Bank” shall mean IDT Financial Services Ltd. And its successors and/or assigns.

“Indemnitee” shall have the meaning assigned and ascribed to such term as set forth in Section 10.03(c) of this Agreement.

“Information” shall mean all information received from the Borrower or any other Person relating to the Borrower or its business, other than such information that is available to the Bank on a non-confidential basis prior to disclosure by the Borrower or any other Person, provided, that in the case of any information received from the Borrower or any other Person after the Closing Date, such information either consists of customer lists or customer or product-specific sales information or is clearly identified at the time of delivery as confidential.

~~“Impacted Interest Period” shall have meaning assigned and ascribed to such term as set forth in in the definition of LIBO Rate.~~

“Indemnified Taxes” shall mean a reference to (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of a Borrower under any Loan Document and (b) to the extent not otherwise described in subsection(a) above, Other Taxes other than Excluded Taxes.

“Interest Determination Date” shall have the meaning assigned and ascribed to such term as set forth in the definition of “Interest Rate”.

“Interest Period” shall mean the period of time commencing on the first calendar day of each calendar month and shall end on the last calendar day of such calendar month; provided that, (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) if any Interest Period would end on a day for which there is no numerically corresponding day in the calendar month, such Interest Period shall end on the last Business Day of the relevant calendar month, (c) no Interest Period shall extend beyond the Maturity Date and (d) no tenor that has been removed from this definition pursuant to the Section 3.05 of this Agreement shall be available for specification in any advance request.

“Interest Rate” shall mean the variable per annum interest rate equal at all times to (a) the Applicable Margin plus (i) the Benchmark or, (ii) if applicable, the Benchmark Replacement, plus (iii) the Term SOFR Adjustment or (b) if applicable, the Base Rate plus the Applicable Margin plus the Term SOFR Adjustment (to the extent the Base Rate is calculated upon SOFR). The effective interest rate shall change as of the first day of each Interest Period (each, an “Interest Determination Date”), if there is a change in the applicable Interest Rate as of any such Interest Determination Date and the Bank shall not be required to notify the Borrower of any such adjustments. The applicable Base Rate or SOFR shall be determined by the Bank, and such determination shall be conclusive absent manifest error.

“Internal Control Event” shall mean a material weakness in, or fraud that involves a Responsible Officer who has a significant role in and involving, the Borrower’s internal control over financial reporting; as described in the Securities Laws.

~~“Interpolated Rate” shall mean, for any Benchmark Interest Period, the rate per annum (expressed as a decimal and carried out to five decimal places) determined by the Bank (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.~~

“Investment” shall mean, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of equity interests of another Person, (b) a loan, advance or capital contribution to, guaranty or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, (c) certificates of time deposit and bankers’ acceptances having maturities of not more than one hundred eighty (180) days and repurchase agreements backed by United States government securities of a commercial bank or (d) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Rights” shall have the meaning assigned and ascribed to such term as set forth in Section 5.18 of this Agreement.

“IRS” shall mean the United States Internal Revenue Service.

“Law” and “Laws” shall mean, an individual and collective reference to, as the context may require and as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and all international, foreign, Federal, state and local laws, statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, including all disclosure requirements of ERISA and the requirements of Environmental Laws, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

~~“Leverage Ratio” shall mean, as of the date of determination thereof, the ratio equivalent to Senior Funded Debt divided by EBITDA.~~

~~“LIBO Rate” shall mean with respect to any Eurodollar Rate Loan for the Benchmark Interest Period applicable thereto, the rate of interest per annum in Dollars (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the Intercontinental Exchange Benchmark Administration Ltd. (together with any successor thereto if no longer making a London Interbank Offered Rate, collectively, “ICE”) London Interbank Offered Rate (“ICE LIBOR”) as published by Bloomberg on a screen that displays such rate or, in the event such rate does not appear on a Bloomberg page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as shall be selected by the Bank in its reasonable discretion (in each case, the “LIBO Screen Rate”) at approximately 11:00 A.M. (London time) two (2) London Banking Days prior to the Reset Date, provided, however, if more than one ICE LIBOR is specified, the applicable rate shall be the arithmetic mean of all such rates; provided that, (a) if the LIBO Screen Rate shall be less than one (1.00%) percent, such rate shall be deemed to be one (1.00%) percent for the purposes of this Agreement and/or (b) if the LIBO Screen Rate shall not be available at such time for a period equal in length to such Benchmark Interest Period (an “Impacted Interest Period”), then the LIBO Rate shall be the Interpolated Rate at such time; provided further that, if any Interpolated Rate shall be less than one (1.00%) percent, such rate shall be deemed to be one (1.00%) percent one for purposes of this Agreement. If, for any reason, such rate is not available, the term LIBO Rate shall mean, with respect to any Eurodollar Rate Loan for the Benchmark Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) reasonably determined by the Bank to be the average rates per annum at which deposits in Dollars are offered for such Benchmark Interest Period to major banks in London, England at approximately 11:00 A.M. (London time) two (2) London Banking Days prior to the first day of such Benchmark Interest Period for a term comparable to such Benchmark Interest Period.~~

~~“LIBO Rate Reserve Percentage” shall mean for any day during any Benchmark Interest Period, that percentage (expressed as a decimal, carried out to five (5) decimal places) which is in effect, from time to time, under Regulation D, as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency Liabilities (or against any other category of liabilities that includes deposits by reference to which the interest rate of a LIBOR Rate Loan is determined), whether or not the Bank has any Eurocurrency Liabilities subject to such reserve requirement at that time.  Euodollar Rate Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available, from time to time, to the Bank.  The Adjusted LIBO Rate shall be adjusted automatically on and as of the effective date of any change in the LIBO Rate Reserve Percentage.~~

~~“LIBO Rate Election” shall mean the election by the Borrower of the LIBO Rate.~~

~~“LIBO Screen Rate” shall have meaning assigned and ascribed to such term as set forth in in the definition of LIBO Rate.~~

“Lien” shall mean any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing).

“Loan Document(s)” shall mean any and all agreements, documents, certificates and instruments executed by a Loan Party or any other Person or delivered by such Loan Party or Person to the Bank or the Bank, as may be applicable, provided, however, and excluding therefrom, any Hedging Contract.

“Loan Document Obligation” and “Loan Document Obligations” shall mean an individual and collective reference, as the context may require, to: (a) the principal of and interest on any Note issued by the Borrower under this Agreement and (b) the obligations and all other indebtedness, obligations and liabilities owing by any Loan Party to the Bank under this Agreement and the other Loan Documents to which such Loan Party is now or may hereafter become a party (including, without limitation, indemnities, fees and other amounts payable thereunder), whether primary, secondary, direct, contingent, fixed or otherwise, in all cases whether now existing, or hereafter incurred or arising, including any such interest or other amounts incurred or arising during the pendency of any bankruptcy, insolvency, reorganization, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding or subject to an automatic stay under §362(a) of the Bankruptcy Code. Notwithstanding the foregoing, Loan Document Obligations shall not include any Hedging Obligations (but excluding therefrom any Excluded Hedging Obligations).

“Loan Party” and “Loan Parties” shall mean an individual and collective reference, as the context may apply, to the Borrower and each Guarantor.

~~“London Banking Days” shall mean any day, other than Saturday or Sunday, on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England.~~

“Margin Stock” shall mean a reference to ‘margin stock’, as such term is defined in Regulation T, Regulation U and Regulation X.

“Material Adverse Effect” shall mean (a) a material adverse change in, or a material adverse effect on, the business, operations, property, assets, liabilities or condition (financial or otherwise) of a Loan Party; (b) a material impairment on the ability of a Loan Party to perform its obligations under any Loan Document to which it is a party; (c) a material adverse effect upon the legality, validity, effectiveness or enforceability of any Loan Document; (d) a material impairment on the rights and remedies of the Bank or a Hedge Provider under any Loan Document and/or any Hedging Contract, as applicable; or € a material impairment on the validity, perfection or priority of any Lien in favor of the Bank or the Bank on any portion of the Collateral.

“Material Contract” and “Material Contracts” shall mean, an individual or collective reference to, as the context may require and as to any Person, each contract or agreement to which such Person is a party involving aggregate consideration payable to or by such person in excess of $4,500,000.00 per annum for retail contracts, $3,000,000.00 per annum for carrier contracts or otherwise material to the business, condition (financial or otherwise), operations, performance or properties of such Person.

“Maturity Date” shall mean July 15, ~~2026~~2029, provided, however, if such date is not a Business Day, the Maturity Date shall be the next succeeding Business Day.

“Maximum Rate” shall have the meaning assigned and ascribed to such term as set forth in Section 10.20(b) of this Agreement.

“Measurement Period” shall mean a reference to that fiscal period of time then being utilized to determine compliance (or lack thereof) by the Parent and its Subsidiaries of Sections 7.01(a) and 7.01(b) of this Agreement.

“Multi-employer Plan” shall mean any employee benefit plan of the type described in §4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or has been obligated to make contributions.

“Note” and “Notes” shall mean an individual or collective reference to, as the context may require, to any promissory note executed by a Borrower in connection with the Facility.

“Notice of Borrowing” shall have the meaning assigned and ascribed to such term as set forth in Section 2.02(c) of this Agreement and shall be in form and substance reasonably similar to the form attached hereto and made a part hereof as Exhibit 2.02(c).

“Obligation” and “Obligations” shall mean an individual and collective reference to, as the context may require, any and all of the indebtedness, obligations, liabilities, and agreements of every kind and nature of any Loan Party to the Bank, any Affiliate of the Bank, or any Hedge Provider, now existing or hereafter arising, and now or hereafter contemplated, pursuant to this Agreement, any other Loan Document, any Hedging Contract (including, but not limited to, interest and fees that accrue after the commencement by or against any Loan Party of any insolvency proceeding, regardless of whether allowed or allowable in such proceeding or subject to an automatic stay under §362(a) of the Bankruptcy Code) or otherwise, whether in the form of refinancing, letters of credit, bankers’ acceptances, guaranties, loans, interest, charges, expenses or otherwise, direct or indirect, (including without limitation, any participants or interest of the Bank, or of an affiliate of the Bank in any obligation of a Loan Party to others), acquired outright, conditionally or as collateral security from another, absolute or contingent, joint or several, liquidated or unliquidated, secured or unsecured, arising by operation of Law or otherwise, including without limitation any future advances, renewals, extensions or changes in form of, or substitutions for, any of said indebtedness, obligations or liabilities, the other sums and charges to be paid to the Bank and/or any Hedge Provider pursuant to this Agreement, any Hedging Contract or any of the other Loan Documents to which a Loan Party is a party to including, without limitation, any indebtedness or liabilities arising out of or from, including, without limitation: (a) all Banking Services Obligations, (b) all Loan Document Obligations, (c) any Hedging Obligations (but excluding therefrom any Excluded Hedging Obligations) and (d) the obligation to reimburse any amount in respect of any of the foregoing that the Bank, or any of its Affiliates or any Hedge Provider, in connection with the terms of any Loan Document, may elect to pay or advance on behalf of a Loan Party in accordance with the terms of the Loan Documents; and all interest and late charges on any of the foregoing.

“OFAC” shall have the meaning assigned and ascribed to such term as set forth in Section 5.27 of this Agreement.

“OFAC List” shall have the meaning assigned and ascribed to such term as set forth in Section 5.27 of this Agreement.

“Organizational Documents” shall mean, with respect to any Person (other than an individual), such Person’s certificate of incorporation, or equivalent organizational documents, by-laws, or equivalent governing documents, and, in the case of any partnership, includes any partnership agreement, and, in the case of any limited liability company, includes any operating agreement or limited liability company agreement, and any amendments to any of the foregoing.

“Other Connection Taxes” shall mean, with respect to the Bank, Taxes imposed as a result of a present or former connection between the Bank and the jurisdiction imposing such Taxes (other than a connection arising from the Bank having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document), or sold or assigned an interest in the Facility or any Loan Document.

“Other Taxes” shall mean all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Parent” shall mean a reference to IDT Corporation, a Delaware corporation.

“Participant” shall have the meaning assigned and ascribed to such term as set forth in Section 10.06 of this Agreement.

“PBGC” shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

“PDF” shall have the meaning assigned and ascribed to such term as set forth in Section 10.24 of this Agreement.

“Periodic Term SOFR Determination Day” shall have meaning assigned and ascribed to such term as set forth in in the definition of Term SOFR.

“Permit” and “Permits” shall mean an individual and collective reference, as the context may require, to any permit, approval, authorization, license, variance, or permissions required from a Governmental Authority under applicable Law.

“Permitted Lien” and “Permitted Liens” shall mean, with respect to the Collateral, an individual and collective reference, as the context may require, to:

(a)          Liens for taxes, assessments or governmental charges not then due and payable or not then delinquent;

(b)         Liens for taxes, assessments or governmental charges the validity of which are being contested in good faith by the Borrower by appropriate proceedings, provided, that the Borrower shall have maintained reasonably adequate reserves and accrued the estimated liability on the Borrower’s balance sheet for the payment of same;

(c)          Liens created or contemplated by this Agreement or the other Loan Documents;

(d)         Liens in respect of property or assets imposed by Law that were incurred in the ordinary course of business, such as carriers’, suppliers’, warehousemen’s, materialmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, that do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries;

(e)        Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers compensation, unemployment insurance and other types of social security, and mechanic’s Liens, carrier’s Liens, and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, surety, appeal, customs, performance and return-of-money bonds and other similar obligations, incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), whether pursuant to statutory requirements, common law or consensual arrangements;

(f)         leases or subleases granted in the ordinary course of business to others not interfering in any material respect with the business of the Borrower and any interest or title of a lessor under any lease not in violation of this Agreement;

(g)         Liens arising from the rights of lessors under leases (including financing statements regarding property subject to lease) not in violation of the requirements of this Agreement and/or the other Loan Documents; provided that, such Liens are only in respect of the property subject to, and secure only, the respective lease (and any other lease with the same or an affiliated lessor);

(h)         rights of consignors of goods, whether or not perfected by the filing of a financing statement under the UCC;

(i)         rights of set-off or bankers’ Liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business;

(j)         Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(k)         Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(l)         Liens that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers in the ordinary course of business;

(m)         non-exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business;

(n)         Liens permitted pursuant to Section 8.01 of this Agreement;

(o)         solely to the extent not permitted pursuant to subparagraph (g) of this definition, Liens granted in connection with any Finance Lease; and

(p)         Liens in favor of or consented to by the Bank.

“Person” or “Persons” shall mean any one or more individuals, partnerships, corporations (including a business trust), joint stock companies, trusts, unincorporated associations, joint ventures or other entities, or a foreign state or political subdivision thereof or any agency of such state or subdivision.

“Plan” and “Plans” shall mean an individual and collective reference, as the context may require, to any ‘employee pension benefit plan’ (as such term is defined in §3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA, §412 of the Code and/or §302 of ERISA and (a) is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, (b) in the case of a Multiemployer or other plan described in §4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years and/or (c) in the case of any Plan that were terminated, the Borrower or any ERISA Affiliate would, under §4069 of ERISA be deemed to be an “employer”, as defined in §3(5) of ERISA.

“Prime Rate” shall mean the “U.S. Prime Rate” of interest as published in the “Money Rates” section of The Wall Street Journal on the applicable date (or the highest “Prime Rate” if more than one is published) as such rate may change from time to time. If The Wall Street Journal ceases to be published or goes on strike or is otherwise not published, the Bank may use a similar published prime or base rate, in its reasonable discretion. This rate of interest is a reference rate and is not tied to any external rate of interest or index, nor does it necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers of the Bank. The Prime Rate shall be set on the Closing Date and is to be adjusted automatically and immediately thereafter from time to time on the same day as the U.S. Prime Rate changes, without notice to the Borrower, and any other guarantors or endorsers, if any, and any notice of which they may be entitled is hereby waived. Any such a change in the Prime Rate shall not affect or alter the terms and condition of this Agreement or any other Loan Document; all of which shall remain in full force and effect.

~~“Prime Rate Loan” and “Prime Rate Loan” shall mean an individual and collective reference, as the context may require, to any loan, advance of monies, extension of credit and/or portion thereof by the Bank to the Borrower in connection with the Facility that bears interest at a rate determined with reference to the Prime Rate.~~

“Protective Advances” shall mean any of the following: (a) any advances made by the Bank to protect the Collateral, or any portion thereof; (b) amounts incurred in the custody, preservation, use, operation of, sale of collection from or other realization upon the Collateral; (c) amounts necessary or appropriate to protect the Lien granted in favor of the Bank or of any of the other Loan Documents; (d) any amounts paid by the Bank to pay, settle, compromise or contest any lien or claim of Lien against the Collateral, or any portion thereof, including without limitation any amount paid with respect to any insurance premium, lien claimant, claims by any broker, construction professional or service provider for work or services performed, or any other assessment, whether or not a Lien upon the Premises, or any portion thereof; and (e) any amount paid by the Bank to complete demolition, construction, or incurred with respect to the repair or maintenance of the Collateral, or any portion thereof.

“QFC Credit Support” shall have the meaning assigned and ascribed to such term in Section 10.21 of this Agreement.

“QFC” shall have the meaning assigned and ascribed to the term “qualified financial contract” in (and shall be interpreted in accordance with) 12 U.S.C. §5390(c)(8)(D).

“Reference Time” shall mean, with respect to any setting of the then-current Benchmark (a) if such Benchmark is Term SOFR, then 3:00 p.m. (Eastern time) two (2) Business Days prior to such setting and (b) if such Benchmark is not Term SOFR, then the time determined by the Bank in accordance with the Benchmark Replacement Conforming Changes.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System, or any successor statute or regulation thereto.

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System, or any successor statute or regulation thereto.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System, or any successor statute or regulation thereto.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System, or any successor statute or regulation thereto.

“Related Party” shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, attorneys, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” shall mean, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration by such Person of a contaminant into the indoor or outdoor environment or into or out of any property owned by such Person or any of its Subsidiaries, including the movement of contaminants through or in the air, soil, surface water, groundwater or property.

“Relevant Governmental Body” shall mean the FRB and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB and/or the Federal Reserve Bank of New York or any successor thereto.

“Remedial Action” shall mean all actions required to (a) clean up, remove, treat or in any other way address contaminants in the indoor or outdoor environment; (b) prevent a Release or condition that is reasonably likely to result in a Release or minimize further release of contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

“Reportable Event” means any of the events set forth in §4043(b)(1), §4043(b)(2), §4043(b)(3), §4043(b)(5), §4043(b)(6), §4043(b)(8) or §4043(b)(9) of ERISA.

~~“Reset Date” shall mean the first day of a Benchmark Interest Period.~~

“Responsible Officer” shall mean, as to any Person, a reference to the chief executive officer, the president, manager, managing member, the chief financial officer, the chief operating officer or any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement, and, as to any document delivered on the Closing Date (but subject to the express requirements set forth in Article V of this Agreement), shall include any secretary or assistant secretary of such Person. Any document delivered pursuant to this Agreement that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.

“Restricted Payment” shall mean, except with respect to any Distributions to shareholders, any dividend or other Distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof).

“Revolving Credit Commitment” shall mean (a) during the months of January through April and June through November of each calendar year, the amount equivalent to (i ~~a~~) Twenty Five Million and 00/100 ($25,000,000.00) Dollars less (ii ~~b~~) the then aggregate principal amount of all outstanding Revolving Credit Loans and (b) during the months of May and December of each calendar year, Fifty Million and 00/100 ($50,000,000.00) Dollars less (b) the then aggregate principal amount of all outstanding Revolving Credit Loans.

“Revolving Credit Loan” and “Revolving Credit Loans” shall have the meaning assigned and ascribed to such terms as set forth in Section 2.01(a) of this Agreement.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or by the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in this definition.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“Sarbanes-Oxley” shall mean a reference to the Sarbanes-Oxley Act of 2002, as amended, and rules and regulations related thereto.

“SEC” shall mean a reference to the United State Securities and Exchange Commission.

“Securities Laws” shall mean an individual and collective reference, as the context may require, to the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

“Senior Funded Debt” shall mean, as to any Person as of the date of determination thereof, the sum equivalent to all funded Debt that is not Subordinated Debt.

“Senior Funded Debt Leverage Ratio” shall mean, as of the date of determination thereof, the ratio equivalent to Senior Funded Debt divided by EBITDA.

“SOFR” shall mean, with respect to any Business D ~~d~~ay, the rate per annum equal to the secured overnight financing rate published for such Business D ~~d~~ay by the ~~Federal Reserve Bank of New York, as the~~ SOFR ~~administrator~~ Administrator on the SOFR Administrator’s ~~of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s~~ Website.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” shall mean the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Loan” and “SOFR Loans” shall mean an individual and collective reference, as the context may require, to any loan, advance of monies or borrowed funds, extension of credit and/or any portion thereof, that bears interest at a rate based on Term SOFR.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the assets of such Person (both at fair valuation and at present fair saleable value) is, on the date of determination, greater than the total amount of liabilities, including contingent and unliquidated liabilities, of such Person, (b) such Person is able to pay all liabilities of such Person as they mature, and (c) such Person does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at any time, such liability will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

~~“Statutory Reserve Rate” shall mean, for any day during the applicable Benchmark Interest Period, that percentage (expressed as a decimal, carried out to five decimal places) which is in effect, from time to time, under Regulation D, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) established by the FRB with respect to Eurocurrency Liabilities (or against any other category of liabilities that includes deposits by reference to which the interest rate of a Eurodollar Rate Loan is determined), whether or not the Bank has any Eurocurrency Liabilities subject to such reserve requirement at that time.  Eurodollar Rate Loans shall be deemed to constitute Eurocurrency Liabilities and, as such, shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available, from time to time, to the Bank under Regulation D or any other comparable regulation.  The LIBO Rate shall be adjusted, automatically, on and as of the effective date of any change in the Statutory Reserve Rate.~~

“Subordinated Debt” shall mean, at any particular time, all Debt of the Borrower that shall be expressly subordinated upon written terms and conditions, satisfactory to the Bank, in right of payment to the prior payment in full of all of the Obligations.

“Subsidiary” or “Subsidiaries” shall mean with respect to any Person (a) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, or (b) any other Person (other than a corporation) in which such Persons and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

“Supported QFC” shall have the meaning assigned and ascribed to such term in Section 10.21 of this Agreement.

“Tax” and “Taxes” shall mean an individual and collective reference, as the context may require, to any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tax Code” shall mean a reference to the U.S. Internal Revenue Code of 1986, as amended (or any successor legislation thereto) and rules and regulations related thereto (26 U.S.C. §31 et seq.).

~~“Term SOFR” shall mean the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~

“Term SOFR” shall mean, with respect to any calculation of a SOFR Loan, the greater of (a) the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator and (b) the Floor; provided that, if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day, the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR shall be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day. Any change in the Term SOFR Reference Rate due to a change in Term SOFR shall be effective form and including the first day of each Interest Period without notice to the Borrower.

“Term SOFR Adjustment” shall mean, at any time and from time to time with respect to any calculation with respect to any SOFR Loan, a percentage per annum equivalent to ten (10) basis points.

“Term SOFR Administrator” shall mean a reference to The CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Bank in its reasonable discretion).

“Term SOFR Reference Rate” shall mean the rate per annum determined by t he Bank as the forward-looking term rate based on SOFR  ~~“Tranche” and Tranches” shall mean an individual and collective reference to, as the context may require, all LIBOR Rate Loans and the then current LIBOR Interest Periods with respect to such LIBOR Rate Loans which begin on the same date and end on the same later date (whether or not such LIBOR Rate Loans shall originally have been made on the same day).~~

“Total Funded Debt” shall mean, as to any Person as of the date of determination thereof, the sum equivalent to all funded Debt plus Subordinated Debt.

“Total Funded Debt Leverage Ratio” shall mean, as of the date of determination thereof, the ratio equivalent to Total Funded Debt divided by EBITDA.

“UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York, provided, however, in the event that, by reason of mandatory provisions of Law, any or all of the attachment, perfection or priority the Bank’s security interest in any of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purpose of the provisions thereof relating to such attachment, perfection or priority.

“Unadjusted Benchmark Replacement” shall mean the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Unfunded Pension Liability” shall mean the excess of a Plan’s benefit liabilities under §4001(a)(16) of ERISA, over the current value of that Plan’s assets, determined in accordance with assumptions used for funding the plan pursuant to §412 and §430 of the Tax Code for the applicable plan year.

“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“US Special Resolution Regimes” shall have the meaning assigned and ascribed to such term in Section 10.21 of this Agreement.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“Voting Power” shall mean, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person, and the holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or other similar governing body of such Person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.02.         Rules of Interpretation and Construction. In this Agreement, unless the context otherwise requires (a) all references in this Agreement or in any other Loan Document to Articles, Sections, clauses, paragraphs, Exhibits and Schedules shall be construed to refer to Articles, Sections, clauses and paragraphs of, and Exhibits and Schedules to, such Loan Document and that Articles and Sections mentioned by number only are the respective Articles and Sections of this Agreement as so numbered, (b) words importing a particular gender shall mean and include the other gender and words importing the singular number mean and include the plural number and vice versa, (c) unless otherwise defined in this Agreement, all words and terms set forth and defined in the other Loan Documents shall have the same meaning as set forth in the other Loan Documents, as if fully set forth in this Agreement, (d) each reference in this Agreement to a particular Person shall be deemed to include a reference to such Person’s successors and permitted assigns, (e) any headings preceding the texts of the several Articles and Sections of this Agreement, and any table of contents or marginal notes appended to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect, (f) the terms “herein”, “hereunder”, “hereby”, “hereto”, and any words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof; terms as used in this Agreement refer to this Agreement; the term “heretofore” shall mean before the date of execution of this Agreement; and the term “hereafter” shall mean after the date of execution of this Agreement, (g) if any clause, provision or section of this Agreement shall be determined to be apparently contrary to or conflicting with any other clause, provision or section of this Agreement, then the clause, provision or section containing the more specific provisions shall control and govern with respect to such apparent conflict, (h) the word “and” when used from time to time herein shall mean “or” or “and/or” if such meaning is expansive of the rights or interests of the Bank in the given context, (i) the term “including” is by way of example and not limitation, (j) in the computation of periods of time from a specified date to a later specified date, the word “from” shall mean “from and including” and the word “through” shall mean “to and including”, (k) any definition of or reference to any agreement, instrument or other document herein or in any Loan Document shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified or extended, replaced or refinanced (subject to any restrictions or qualifications on such amendments, restatements, amendment and restatements, supplements or modifications or extensions, replacements or refinancings set forth herein), and (l) any reference to any Law in any Loan Document, shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

Section 1.03.         Accounting Terms.

(a)         Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect from time to time.

(b)         Changes in GAAP. If at any time any change in GAAP or in the application thereof would affect the computation of any financial ratio or requirement set forth in any Loan Document, the Borrower and the Bank shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP or in the application thereof; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP as in effect and applied immediately prior to such change therein and (ii) the Borrower shall provide to the Bank financial statements and/or other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP or in the application thereof; provided further that, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Debt or other liabilities of the Borrower or any of its Subsidiaries or Affiliates at “fair value,” as defined therein and (ii) any treatment of Debt in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Debt in a reduced or bifurcated manner as described therein, and such Debt shall at all times be valued at the full stated principal amount thereof.

(c)         Notwithstanding any provision of this Section 1.03 of this Agreement or in the definition of Capital Lease to the contrary, in the event of an accounting change requiring all leases to be capitalized, only those leases (assuming for purposes of this Agreement that they were in existence on the Closing Date) that would constitute Finance Leases on the Closing Date shall be considered Finance Leases and all calculations and deliverables under this Agreement or any other Loan Document shall be made in accordance therewith (provided that, along with all financial statements delivered to the Bank in accordance with the terms of this Agreement after the date of such accounting change, the Borrower shall deliver a schedule showing the adjustments necessary to reconcile such financial statements with GAAP as in effect immediately prior to such accounting change).

(d)         Notwithstanding any provision of this Section 1.03 of this Agreement to the contrary, in the event of an accounting change related to the consolidation of variable interest entities or other entities that are not majority-owned, all terms of an accounting or financial nature that are used in calculating the financial ratios and covenants set forth in this Agreement or any other Loan Document, shall be made in accordance with the variable interest entity and other consolidation accounting standards as applied at the Closing Date.

Section 1.04         Disclaimer of Liability on Rates. The Bank does not warrant nor accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to Term SOFR, or any component definition thereof or rates referenced in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Term SOFR, or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Bank and its Affiliates or other related entities may engage in transactions that affect the calculation of Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to any Loan Party. The Bank may select information sources or services, in its sole discretion, to ascertain Term SOFR or any other Benchmark; in each case pursuant to the terms of this Agreement, and shall have no liability to any Loan Party or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at Law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.05.         Effectuation of Facility. Each of the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents (and all corresponding definitions) are made after giving effect to the Facility, unless the context otherwise requires.

Section 1.06 ~~5~~.         Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.07 ~~6~~.         Reference to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to organizational documents, agreements (including the Loan Documents) and any Contractual Obligation, shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

Section 1.08 ~~7~~.         Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

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ARTICLE II

AMOUNT AND TERMS OF THE FACILITY

Section 2.01.         Commitment to Lend.

(a)         Subject to the terms and conditions set forth in this Agreement, the Bank shall make loans (each such loan, a “Revolving Credit Loan” and collectively, the “Revolving Credit Loans”), from time to time, to the Borrower, on any Advance Date, in such amounts as the Borrower may request and the Borrower may borrow, repay, and re-borrow, from time to time, between the date of this Agreement and the Maturity Date, upon notice by the Borrower to the Bank given in accordance with Section 2.02 of this Agreement, up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at one time equal to the Revolving Loan Commitment. Each request for a Revolving Credit Loan pursuant to this Agreement shall constitute a representation by the Borrower that the conditions set forth in this Agreement, applicable to such Revolving Credit Loan, have been satisfied or waived on the date of such request.

(b)         The Bank may, from time to time, in its sole and absolute discretion, permit the outstanding principal balance of all Revolving Credit Loans to exceed the Revolving Credit Commitment. In such event, the Borrower shall, upon the request of the Bank, immediately repay to the Bank, and/or furnish cash collateral to the Bank for such portion of the outstanding loans, advances or other financial accommodations which equals the amount(s) by which the Revolving Credit Commitment has been exceeded. Any such excess, as defined by the terms of this Section 2.01(b), shall be deemed secured by the Collateral and shall be subject to the terms of this Agreement.

Section 2.02         Borrowing Procedures. Subject to all of the applicable terms and conditions of this Agreement, each Revolving Credit Loan shall be requested by the Borrower, at such times and in such amounts, as shall be requested by the Borrower in compliance with this Section 2.02:

(a)         Each Revolving Credit Loan shall be in minimum amounts of $100,000.00 and in integral multiples of $10,000.00 thereafter;

(b)         In no event, as of the Advance Date, shall the sum of the outstanding principal amount of all Revolving Credit Loans (after giving effect to all amounts requested) exceed the Revolving Credit Commitment.

(c)         Each Revolving Credit Loan shall be made on notice given by a Responsible Officer of the Borrower to the Bank not later than 11:00 a.m. (a “Notice of Borrowing”) on the date which is one (1) Business Day prior to the requested Advance Date. Each such Notice of Borrowing shall be by electronic mail (provided such electronic mail is executed and delivered via PDF format) or facsimile, in each case confirmed immediately in a signed writing by the Borrower specifying therein (i) the requested Advance Date, (ii) the amount of such Revolving Credit Loan, and (iii) any exceptions to the covenants, representations and warranties set forth in this Agreement. Upon satisfaction of the applicable conditions set forth in this Agreement, the Bank shall make each Revolving Credit Loan available on the requested Advance Date by depositing the proceeds thereof in immediately available funds in the Funding Account. Notwithstanding any provision of this Section 2.02(c) to the contrary, the Borrower, in the case of a Revolving Credit Loan, covenants and agrees to be liable for all sums either: (x) advanced in accordance with the written instructions of a Responsible Officer of the Borrower or (y) credited to the Funding Account in accordance with the written instructions of a Responsible Officer of the Borrower.

(d)       ~~All Revolving Credit Loans and all selections of a  Benchmark  Interest Period shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, in no event shall there be more than three (3) Tranches outstanding at any one time.~~

~~(e)~~         Notwithstanding any provision of this Section 2.02 to the contrary, in no event shall the Bank be obligated to make any Credit Extension upon the occurrence of a Default or an Event of Default or in contravention of the terms and conditions of this Agreement.

Section 2.03         Interest.

(a)           For any and all such Revolving Credit Loans made subject to the terms and conditions of this Agreement, interest shall be computed daily on the advanced and unpaid principal amount of all Revolving Credit Loans from the date on which each such Revolving Credit Loan is made until the principal thereof shall be indefeasibly paid, in full, at a rate per annum equivalent to, ~~for such applicable  Benchmark  Interest Period,~~ the ~~Adjusted LIBO~~ Interest Rate ~~plus the Applicable Margin.~~

(b)          Interest on each Revolving Credit Loan shall be paid monthly, in arrears, (i) with respect to any ~~Eurodollar rate~~ SOFR Loan, ~~on the last day of each applicable Benchmark Interest period,~~ on the first Business Day of each and every month, (ii) with respect to any ~~Eurodollar Rate~~ SOFR Loan whose principal balance is to be paid prior to the last Business Day of any such month ~~and/or the last day of each applicable Benchmark Interest Period~~, on the date any such ~~Eurodollar Rate~~ SOFR Loan is paid in full, (iii) on the Maturity Date, or (iv) or on such earlier date as a result of the occurrence and continuation of an Event of Default; at which time, subject to the terms of this Agreement, all unpaid principal and accrued interest, together with any fees, charges, expenses and other sums, if any, shall be due and payable to the Bank; which fees shall be deemed to have been earned.

Section 2.04.         Repayments under Facility. The entire unpaid principal balance of all Revolving Credit Loans shall be due and payable on the Maturity Date or such earlier date as a result of the occurrence and continuation of an Event of Default; at which time all unpaid principal and accrued interest, together with any fees, charges, expenses and other sums, if any, shall be due and payable to the Bank; which fees shall be deemed to have been earned.

Section 2.05.         Prepayments.

(a)          With respect to any ~~Eurodollar Rate~~ SOFR Loan made under the Facility, the Borrower may prepay a ~~Eurodollar Rate~~ SOFR Loan only upon at least five (5) Business Days prior written notice to the Bank (which notice shall be irrevocable), and any such prepayment shall occur only on the last day of the Interest Period for such ~~Eurodollar Rate~~ SOFR Loan. The Borrower shall pay to the Bank, upon request of the Bank and in addition to the payment of all accrued and unpaid interest due on the ~~Eurodollar Rate~~ SOFR Loan, together with all sums, expenses and fees due and owing to the Bank, which fees shall be deemed to have been earned ~~, such amount or amounts as shall be sufficient (in the reasonable opinion of the Bank) to compensate it for any loss, cost, or expense incurred as a result of: (i) any payment of a  Eurodollar Rate Loan on a date other than the last day of the Benchmark Interest Period for such  Eurodollar Rate Loan; (ii) any failure by the Borrower to borrow a  Eurodollar Rate Loan on the date specified by the Borrower's written notice; (iii) any failure by the Borrower to pay a  Eurodollar Rate Loan on the date for payment specified in the Borrower's written notice. Without limiting the foregoing, the Borrower shall pay to the Bank a “yield maintenance fee” in an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the term chosen pursuant to the  Eurodollar Rate Election as to which the prepayment is made, shall be subtracted from the Adjusted LIBO Rate in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee.  If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the term chosen pursuant to the LIBO Rate Election as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the above referenced United States Treasury securities rate and the number of days-remaining in the term chosen pursuant to the LIBO Rate Election as to which prepayment is made. The resulting amount shall be the yield maintenance fee due to the Bank upon the prepayment of a  Eurodollar Rate Loan. If by reason of an Event of Default, the Bank elects to declare the Facility to be immediately due and payable, then any yield maintenance fee with respect to a LIBOR Rate Loan shall become due and payable in the same manner as though the Borrower had exercised such right of prepayment.~~

(b)          In the event that at any time during the term of the Facility, the outstanding principal amount of all Revolving Credit Loans exceed the Revolving Credit Commitment, the Borrower shall make any and all such payments necessary to reduce the outstanding principal amount of all Revolving Credit Loans to be less than the Revolving Credit Commitment.

~~(c)           Notwithstanding any provision of this Section 2.05 to the contrary, during any thirty (30) day consecutive day period during each twelve (12) month period, applied on a rolling basis, during the term of the Facility, the Borrower shall maintain a principal balance of all Revolving Credit Loans equal to $0.00 and covenants and agrees to make any and all prepayments of principal, prior to such thirty (30) clay consecutive day period, in order to comply with the terms and conditions of this Section 2.05(c).~~

~~(d)           The Borrower expressly covenants and agrees that: (i) any prepayment premium set forth in this Section 2.05 is not unconscionable and would be reasonable compensation to the Bank for lost investment income plus all expenses incurred and services rendered by the Bank in connection with the prepayment, and (ii) the prepayment premium shall be due and owing to the Bank under any circumstance in which principal due and owing under this Agreement and/or a Note is paid by the Borrower, whether voluntarily or involuntarily, prior to the stated Maturity Date, including, without limitation, prepayments made subsequent to the occurrence of an Event of Default and acceleration of payments due under this Agreement, any Hedging Contract and/or such Note, as may hereafter be amended, whether such Event of Default was purposeful or otherwise and including acceleration of payments as the result of the filing of a voluntary or involuntary bankruptcy petition by or against any Loan Party under the Bankruptcy Code (each, a “Bankruptcy Proceeding”).  For the avoidance of doubt, the Borrower acknowledges and agrees that following any acceleration of payments, whether subsequent to the occurrence of an Event of Default and/or to the filing of a bankruptcy petition by or against any Loan Party, the prepayment premium set forth in this Section 2.05 shall become immediately due and payable such that the Bank shall be entitled to include and recover such prepayment premium in their claim for all amounts due under this Agreement and/or any Note, as may hereafter be amended, whether in a Bankruptcy Proceeding and/or in any actions to enforce this Agreement, the Note and/or the other Loan Documents and in any judgments therein.~~

Section 2.06.         Fees. In addition to any fees, charges and/or other sums, if any, to be paid by the Borrower to the Bank in connection with the Facility:

(a)         Facility Fee. The Borrower shall pay to the Bank, on the Closing Date and each yearly anniversary thereafter, a facility fee equal to the amount as manifested in the definition of Applicable Margin;

(b)         Unused Fee. The Borrower shall pay to the Bank an unused portion fee, which shall accrue at the rate as manifested in the definition of Applicable Margin on the average daily balance of the unused portion of the Revolving Credit Commitment; shall be payable, quarterly, in arrears, for the period from and after the Closing Date to and including the Maturity Date; and

(c)         Other Fees. The Borrower shall pay to the Bank such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

Section 2.07.         Computation of Interest and Fees.  All computations of interest and fees called for under this Agreement and any other Loan Document shall be made on the basis of a 360 day year for the actual number of days elapsed. Interest shall accrue on the day on which a Credit Extension is made and shall not accrue on any day in which a payment of principal, or a portion thereof, is made. All contractual rates of interest chargeable on outstanding principal under ~~the Revolving Credit Loans~~ any Credit Extension shall continue to accrue and be paid even after Default, an Event of Default, maturity, acceleration, judgment, bankruptcy, insolvency-proceedings of any kind or the happening of any event or occurrence similar or dissimilar

Section 2.08.         Default Rate. If any amount of principal or other amount due hereunder or under the Facility and/or the Loan Documents is not paid when due, whether at stated maturity, by acceleration or otherwise, the Borrower shall pay to the Bank, to the extent permitted by applicable Law, interest on the unpaid amount at the Default Rate and said unpaid amount shall be payable upon demand.

Section 2.09.         Late Charge. In the event that any payment, including, without limitation, interest or principal, required to be made by the Borrower under any of the Loan Documents shall not be received by the Bank within fifteen (15) days after the same shall be due and payable, the Bank may charge, and if so charged, the Borrower shall pay upon demand, a late charge of six cents ($0.06) for each dollar ($1.00) of such delinquent payment, for the purpose of defraying the expenses incident to the handling of such delinquent payments.

Section 2.10.         Evidence of Debt; Tender, Time and Application of Payment.

(a)         The Facility made by the Bank shall be evidenced by one or more accounts or records maintained by the Bank. The accounts or records maintained by the Bank shall be conclusive absent manifest error. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. The execution and delivery of any Note shall be in addition to, and not a replacement of, any such accounts or records and may include any schedules and endorsements as may be reasonably required by the Bank.

(b)         Time is of the essence as to all dates set forth in this Agreement, provided, however, any payments under this Agreement that are made later than 11:00 A.M. (local time at the Payment Office) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

(c)         All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. All payments of principal and interest due under this Agreement and the Loan Documents and all fees shall be made to the Bank by direct charge to the Funding Account, in immediately available funds in any coin or currency of the United States of America which, at the time of payment, is legal tender for the payment of public and private debts, without counterclaim or set-off and free and clear of, and without any deduction or withholding for, any taxes or other payments. All payments so received shall constitute payment to the Bank and shall be applied first to the payment of all fees, expenses and other amounts due to the Bank (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal, provided, however, that after demand, payments will be applied to the Obligations, as the Bank determines in its sole discretion.

Section 2.11.         Reduction of Commitment. The Borrower may permanently reduce the Revolving Credit Commitment; provided that, (a) any such written notice shall be received by the Bank not later than twenty (20) days prior to the date of reduction and (b) any such partial reduction shall be in an aggregate amount of $100,000.00 or any whole multiple of $10,000.00 in excess thereof. All fees accrued until the effective date of any reduction of the Revolving Credit Commitment shall be paid on the effective date of such reduction and any and all reasonable costs and expenses incurred by the Bank, including without limitation legal fees and expenses, in connection with any reduction in the Revolving Credit Commitment shall be borne by the Borrower.

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ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01.         Taxes; Payments Free of Taxes; Obligations to Withhold; Payments on Account of Taxes.

(a)         Any and all payments by the Borrower under any Loan Document shall be made free and clear of and without deduction for any and all present or future Taxes, except any Excluded Taxes. If the Borrower shall be required by any Law to deduct any Taxes (other than Excluded Taxes) from or in respect of any sum payable under any Loan Document: (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01), the Bank and/or any Hedge Provider, as applicable, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within thirty (30) days after the date of such payment, the Borrower shall furnish the Bank the original or certified copy of a receipt evidencing payment thereof.

(b)         If the Borrower shall be required by the Tax Code to withhold or deduct any Taxes (other than Excluded Taxes) including both United States Federal backup withholding and withholding taxes, from any payment: (i) the Borrower shall withhold or make such deductions to be required based upon the information and documentation it has received, (ii) the Borrowers shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Tax Code, and (iii) to the extent that the withholding or deduction is made on account of Taxes or Other Taxes, the sum payable by the Borrower under any Loan Document shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01), the Bank and/or any Hedge Provider, as applicable, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(c)         Without limiting the provisions of Sections 3.01(a) or 3.01(b) of this Agreement, the Borrower shall, and does hereby indemnify the Bank and any Hedge Provider, as applicable, and shall make payment in respect thereof within five (5) days after demand therefor, for the full amount of any Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01, but not Excluded Taxes) withheld or deducted by the Borrower, and any penalties, interest and expenses arising therefrom or with respect thereto, whether or not such Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.

(d)         Upon request by the Bank, after any payment of Taxes by the Borrower to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Bank and/or any Hedge Provider, the original or a certified copy of any receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by such applicable Law to report such payment or other evidence of such payment satisfactory to the Bank.

(e)         The Bank shall deliver to the Borrower, at the time or times prescribed by any applicable Law, such properly completed and executed documentation prescribed by such applicable Law or by the Governmental Authority of any jurisdiction and such other requested information as will permit the Borrower to determine: (i) whether or not payments made under this Agreement or under any other Loan Document are subject to Taxes, (ii) if applicable, the required rate of withholding or deduction, and (iii) the entitlement of the Bank and/or any Hedge Provider, as applicable, to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made by the Borrower pursuant to this Agreement or any Loan Document or otherwise for withholding tax purposes in the applicable jurisdiction.

(f)         If a payment made to the Bank under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if the Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in §1471(b) or §1472(b) of the Tax Code, as applicable), the Bank shall deliver to the Borrower, at the time or times prescribed by Law and at such time or times reasonably requested by the Borrowers, such documentation prescribed by applicable Law (including as prescribed by §1471(b)(3)(C)(i) of the Tax Code) and such additional documentation reasonably requested by the Borrowers as may be necessary for the Borrower to comply with their obligations under FATCA and to determine that the Bank has complied with the Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

(g)         If the Bank and/or any Hedge Provider, as applicable, determines that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Bank and/or any Hedge Provider, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that, the Borrower, upon the request of the Bank and/or such Hedge Provider, as applicable, agrees to repay the amount paid over to the Borrower to the Bank or such Hedge Provider, as applicable, in the event the Bank or such Hedge Provider, as applicable, is required to repay such refund to such Governmental Authority. This Section 3.01(g) shall not be construed to require the Bank or any Hedge Provider to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

Section 3.02.         Capital Adequacy. If any Change in Law, imposes, modifies, or deems applicable any capital adequacy, reserve, capital maintenance, special deposit or similar requirement which affects the manner in which the Bank allocate capital resources to its commitments (including any commitments under this Agreement), and as a result thereof, in the reasonable opinion of the Bank, the rate of return on the capital of the Bank with regard to the Facility is reduced to a level below that which the Bank could have achieved but for such circumstances, then in such case and upon notice from the Bank to the Borrower, from time to time, the Borrower shall pay the Bank such additional amount or amounts as shall compensate the Bank for such reduction in the rate of return. Such notice shall contain the statement of the Bank (on behalf of the Bank) with regard to any such amount or amounts which shall, in the absence of manifest error, be binding upon the Borrower. In determining such amount, the Bank may use any reasonable method of averaging and attribution that it deems applicable.

Section 3.03.         Illegality.  If the Bank determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, to make, maintain or fund ~~Eurodollar Rate~~SOFR Loans, or to determine or charge interest rates based upon the Term SOFR Reference Rate or SOFR, then, on notice thereof by the Bank to the Borrower, any obligation of the Bank to make or fund a ~~Eurodollar Rate~~SOFR Loan shall be suspended until the Bank notifies the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrower shall, upon demand from the Bank, prepay all ~~Eurodollar Rate~~SOFR Loans on the last day of the applicable ~~Benchmark~~  Interest Period therefor or failing that, will be deemed to have converted such ~~Eurodollar Rate~~SOFR Loans into ~~Prime~~ Base Rate Loans, in the amount of such ~~Eurodollar Rate~~SOFR Loans.  Upon such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid.  Notwithstanding any provision of this Section 3.03 to the contrary, the foregoing provisions shall apply to all requests, rules, guidelines or directives issued in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities, regardless of the date adopted, issued, promulgated or implemented.

Section 3.04.         Alternate Rate of Interest. Notwithstanding any other provision of this Agreement or the other Loan Documents to the contrary, if at any time prior to a Benchmark Transition Event, the Bank shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that, (a) by reason of circumstances affecting the relevant market, reasonable and adequate means do not exist for ascertaining the SOFR or (ii) Term SOFR does not adequately and fairly reflect the cost to the Bank of funding SOFR Loans that the Borrower has requested be outstanding as a SOFR Loan, the Bank shall forthwith notify the Borrower. Unless the Borrower shall have notified the Bank, upon receipt of such telephone notice, that it wishes to rescind or modify its request regarding such SOFR Loan, any Credit Extensions that were requested to be made as a SOFR Loan shall be made as a Base Rate Loan and any Credit Extensions that were requested to be continued as SOFR Loans shall remain as or be converted into Base Rate Loans.

~~If prior to the commencement of any Benchmark Interest Period:~~

~~(a)           the Bank reasonably determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate, as applicable, for such Benchmark Interest Period; or~~

~~(b)           the Bank reasonably determines (which determination shall be conclusive absent manifest error) that the Adjusted LIBO Rate for such Benchmark Interest Period will not adequately and fairly reflect the cost to the Bank of making or maintaining such  Eurodollar Rate Loan for such Benchmark Interest Period;~~

~~then the Bank shall provide notice thereof to the Borrower , as promptly as practicable thereafter and, until the Bank notifies the Borrower that the circumstances giving rise to such notice no longer exist, (x) any Notice of Continuation, shall, as to any  Eurodollar Rate Loan, be ineffective and any such  Eurodollar Rate Loan be repaid on the last day of the then current Benchmark Interest Period applicable thereto, and (y) any Notice of Borrowing manifests a request for a  Eurodollar Rate Loan, such  Eurodollar Rate Loan shall be made as a  Prime  Rate Loan, under such terms conditions and pricing as may be agreed upon the Borrower and the Bank.~~

Section 3.05.       Benchmark Transition Event.

(a)         Benchmark Replacement.

(i)    Notwithstanding any provision of this Agreement or the other Loan Documents to the contrary, upon the occurrence of a Benchmark Transition Event, the Bank and the Borrowers may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 3.05(a)(i) will occur prior to the applicable Benchmark Transition Start Date.

(ii)         No Hedging Contract shall be deemed to be an “Loan Document” for purposes of this Section 3.05.

(b)         Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Bank will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding any provision of this Agreement or the other Loan Documents to the contrary; any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c)         Notices; Standards for Decisions and Determinations. The Bank will promptly notify the Borrower of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. The Bank will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.05(d) of this Agreement. Any determination, decision or election that may be made by the Bank, pursuant to this Section 3.05, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.05.

(d)         Notwithstanding any provision of this Agreement or the other Loan Documents to the contrary, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Bank may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Bank may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)         Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR Loan of or continuation of SOFR Loans to be made, continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a conversion to a Base Rate Loan. Furthermore, if any SOFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to SOFR applicable to such SOFR Loan, then on the next succeeding Business Day if such day is not a Business Day, such SOFR Loan shall be converted by the Bank to, and shall constitute, a Base Rate Loan on such day.

~~Benchmark Replacement.  Notwithstanding any provision of this Agreement or any other Loan Document to the contrary, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Bank, for itself and the ratable benefit of the Bank, may amend this Agreement and the other Loan Documents to replace the LIBO Rate with a Benchmark Replacement.  Any such amendment, with respect to a Benchmark Transition Event, will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Bank has provided such proposed amendment to the Borrower without any further action or consent of the Borrower; provided that, the Bank has not received, by such time, written notice of objection to such amendment from Bank comprising the Required Bank; provided further that, the Required Bank shall not be entitled to object to any such Benchmark Replacement in the event such Benchmark Replacement manifests a SOFR or Term SOFR based rate.  Any such amendment with respect to an Early Opt-In Election will become effective on the date that Bank comprising the Required Bank have delivered to the Bank written notice that such Required Bank have accepted such amendment.  No replacement of the LIBO Rate with a Benchmark Replacement pursuant to this Section 3.05 will occur prior to the applicable Benchmark Transition Start Date.~~

~~(b)           Benchmark Replacement Conforming Changes.  In connection with the implementation of a Benchmark Replacement, the Bank will have the right to make Benchmark Replacement Conforming Changes, from time to time, and, notwithstanding any provision of this Agreement or the other Loan Document to the contrary, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement, any Hedge Contract and/or the other Loan Documents.~~

~~(c)           Notices; Standards for Decisions and Determinations.  The Bank will promptly notify the Borrower of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period.  Any determination, decision or election that may be made by the Bank pursuant to this Section 3.05, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in the sole discretion of such Person or Persons, and without consent from the Borrower.~~

~~(d)           Benchmark Unavailability Period.  Upon the Borrower’s receipt of notice from the Bank of the commencement of a Benchmark Unavailability Period, the LIBO Rate shall be determined by reference to ABR during any such Benchmark Unavailability Period.~~

~~(e)           Disclosure.~~

~~(i)            The Bank does not warrant nor accept responsibility for, and  the Bank shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of the LIBO Rate or with respect to any rate that is an alternative or replacement for or successor to any of such rate (including, without limitation, any Benchmark Replacement or Benchmark Replacement Adjustment) or the effect of any of the foregoing, or of any Benchmark Replacement Conforming Changes, including, without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted under this Agreement, will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the LIBO Rate prior to its discontinuance or unavailability.~~

~~(ii)           The initial interest rate on Eurodollar Rate~~ SOFR  ~~Loans calculated by reference to the LIBO Rate may be determined by reference to ICE LIBOR.  The LIBO Rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market.  In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to ICE (as defined in the definition of the LIBO Rate) for purposes of ICE setting the LIBO Rate.  As a result, it is possible that commencing in 2022, the LIBO Rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Rate~~ SOFR  ~~Loans where the interest rate is calculated by reference to the LIBO Rate.  In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the LIBO Rate.  In the event that the LIBO Rate is no longer available, the Bank will notify the Borrower in advance of any change to the Benchmark Replacement; provided that, the Bank does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the LIBO Rate or other rates in the definition of the LIBO Rate or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted, will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the LIBO Rate prior to its discontinuance or unavailability.~~

Section 3.06.         Increased Cost.

(a)         Increased Costs Generally. If any Change in Law shall:

(i)            result in a change in the classification of the Facility under any Law (i.e. the Facility becomes a “High Volatility Commercial Real Estate Exposure”), there shall be any increase in the cost to the Bank of agreeing to make or making, funding or maintaining ~~Eurodollar Rate~~SOFR Loans, or reduction in the amount received or receivable by the Bank in connection with a ~~Eurodollar Rate~~SOFR Loan (excluding for purposes of this Section 3.06(a) any such increased costs or reduction in the amount resulting from: (i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which the Bank is organized, and (iii) reserve requirements contemplated by this Section 3.06, then, from time to time, upon demand of the Bank, the Borrower shall pay to the Bank, such additional amounts as will compensate the Bank for such increased cost or reduction;

(ii)           impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Bank ~~(except any such reserve requirement reflected in the Adjusted LIBO Rate) ;~~ or

(iii)          impose on the Bank any other condition affecting this Agreement, the other Loan Documents or ~~Eurodollar Rate~~SOFR Loans made by the Bank;

and the result of any of the foregoing shall be to increase the cost to the Bank of making or maintaining any ~~Eurodollar Rate~~SOFR Loan (or of maintaining its obligation to make any such ~~Eurodollar Rate~~SOFR Loan) or to reduce the amount of any sum received or receivable by the Bank pursuant to this Agreement or the other Loan Documents (whether of principal, interest or otherwise) in respect of any ~~Eurodollar Rate~~SOFR Loan in an amount deemed by the Bank to be material, then, within thirty (30) days after the Borrower’s receipt of the certificate contemplated by Section 3.06(c) of this Agreement, the Borrower will pay to the Bank, such additional amount or amounts as will compensate the Bank for such additional costs incurred or reduction suffered.

(b)         Capital Requirements. If the Bank or any Hedge Provider determines that any Change in Law regarding liquidity or capital requirements has or would have the effect of reducing the rate of return on the Bank’s or Hedge Provider’s capital or on the capital of the holding company of the Bank or Hedge Provider, if any, as a consequence of this Agreement, the other Loan Documents or the Facility made by the Bank, to a level below that which the Bank, Hedge Provider or the holding company of the Bank or such Hedge Provider could have achieved but for such Change in Law other than due to Taxes), then within thirty (30) days of receipt by the Borrower of the certificate contemplated by Section 3.06(c) of this Agreement, the Borrower will pay to the Bank and/or Hedge Provider, such additional amount or amounts as will compensate the Bank, Hedge Provider or the holding company of the Bank or such Hedge Provider for any such reduction suffered.

(c)         Certificates for Reimbursement. A certificate of the Bank delivered to the Borrower certifying the amount or amounts necessary to compensate the Bank or its holding company, as applicable, as specified in this Section 3.06 and setting forth in reasonable detail the basis thereof and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay to the Bank the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

(d)         Delay in Requests. Failure or delay on the part of the Bank to demand compensation pursuant to the terms and conditions of this Section 3.06 shall not constitute a waiver of the Bank’s right to demand such compensation; provided that, the Borrower shall not be required to compensate the Bank pursuant to the terms and conditions of this Section 3.06 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that the Bank notifies the Borrower of the Law giving rise to such increased costs or reductions and of the Bank’s intention to claim compensation therefor (except that, if the Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)           Eurocurrency Liabilities.  The Borrower shall pay to the Bank, as long as the Bank shall be required by Law to maintain reserves with respect to liabilities or assets constituting of or including Eurocurrency funds or deposits (“Eurocurrency Liabilities”), additional interest on the unpaid principal amount of each ~~Eurodollar Rate~~SOFR Loan equal to the actual costs of such reserves allocated to such Eurodollar Rate SOFR Loan by the Bank, which shall be due and payable on each date on which interest is payable on such Eurodollar Rate ~~SOFR~~ Loan.

Section 3.07.         Compensation for Losses.  Upon demand by the Bank, from time to time, the Borrower shall promptly compensate the Bank and hold the Bank harmless from any loss, cost or expense incurred by it, including, without limitation, any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such ~~Eurodollar Rate~~SOFR Loan or from fees payable to terminate the deposits from which such funds were obtained.  The Borrowers shall also pay any reasonable and customary administrative fees charged by the Bank in connection with the foregoing as a result of: (a) any payment or prepayment of any ~~Eurodollar Rate~~SOFR Loan ~~on a day other than the last day of a Benchmark Interest Period~~ (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise) or (b) any failure by the Borrower to prepay or borrow any ~~Eurodollar Rate~~SOFR Loan on the date or in the amount notified by the Borrower.  For purpose of calculating amounts payable by the Borrower to the Bank under this Section 3.07, the Bank shall be deemed to have funded each Eurodollar Rate SOFR Loan made by it at the interest rate for such ~~Eurodollar Rate~~SOFR Loan by a matching deposit or other borrowing in the London interbank Eurodollar market for a comparable amount and for a comparable period, whether or not such ~~Eurodollar Rate~~SOFR Loan was in fact so funded.

Section 3.08.         Payment of Other Taxes by the Borrower. Without limiting the provisions of Article III of this Agreement, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.

Section 3.09.         Tax Documentation.

(a)         The Borrower shall deliver to the Bank, at the time or times prescribed by applicable Laws or when reasonably requested by the Bank, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Bank to determine:

(i)         whether or not payments made hereunder or under any other Loan Document are subject to Taxes;

(ii)         if applicable, the required rate of withholding or deduction; and

(iii)         the Bank’ entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to the Borrower by the Bank pursuant to this Agreement or otherwise to establish the Bank’s status for withholding tax purposes in the applicable jurisdiction.

(b)         The Borrower shall promptly: (i) notify the Bank of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (ii) take such steps which are necessary to avoid any requirement of applicable Law of any jurisdiction that the Bank make any withholding or deduction for taxes from amounts payable to the Borrower.

Section 3.10.         Treatment of Certain Refunds. Unless required by Law, in the event that the Bank determines, in its sole and absolute discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid by the Borrower with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Bank, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that, the Borrower, upon the request of the Bank, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Bank in the event the Bank is required to repay such refund to such Governmental Authority. This Section 3.10 shall not be construed to require the Bank to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

Section 3.11.         Mitigation Obligations; Replacement of Bank. If the Bank requests compensation under this Article III, or the Borrower is required to pay any additional amount to the Bank or any Governmental Authority for the account of the Bank pursuant to this Article III, or if the Bank gives a notice pursuant to this Article III, then the Bank shall use reasonable efforts to designate a different office for funding or booking a Revolving Credit Loan or to assign its rights and obligations under this Agreement to another of its offices, branches or affiliates, if, in the judgment of the Bank, such designation or assignment: (a) would eliminate or reduce amounts payable pursuant to this Article III, in the future, and (b) would not subject the Bank to any reimbursed cost or expense and would not otherwise be materially disadvantageous to the Bank. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by the Bank in connection with any such designation or assignment.

Section 3.12.         Matters Applicable to all Requests for Compensation. A certificate of the Bank claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it under this Agreement shall be conclusive in the absence of error. In determining such amount, the Bank may use any reasonable averaging and attribution methods.

Section 3.13.         Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Facility and repayment of all other Obligations.

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ARTICLE IV

CLOSING; CONDITIONS PRECEDENT

Section 4.01.         Closing. The closing shall take place at the offices of Sherman Wells Sylvester & Stamelman LLP on such date and at such time as the parties hereto shall mutually agree.

Section 4.02.         Conditions to Closing. The obligations of the Bank to close and fund the Facility is subject to the satisfaction of each of the following conditions:

(a)         Executed Loan Documents. This Agreement, the Loan Documents, together with any other applicable Loan Documents, shall have been duly authorized, executed and delivered to the Bank by the parties thereto, shall be in full force and effect and no Default or Event of Default shall exist thereunder.

(b)         Closing Certificates; etc.

(i)         Certificate of a Responsible Officer of the Borrower. The Bank shall have received a certificate of a Responsible Officer certifying, as applicable, as to the genuineness of the signature of a Responsible Officer executing the Loan Documents to which the Borrower is a party and certifying that attached thereto is a true, correct and complete copy of (A) the certificate of incorporation, or other governing document of the Borrower and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, (B) the by-laws or other operative document of the Borrower as in effect on the date of such certifications, (C) resolutions duly adopted by the Borrower, authorizing the borrowings contemplated under this Agreement and the other Loan Documents and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) each certificate required to be delivered pursuant to Section 4.02(b)(ii).

(ii)         Certificates of Responsible Officer of each Guarantor. The Bank shall have received a certificate of a Responsible Officer of each Guarantor certifying as to the genuineness of the signature of such Responsible Officer executing the Loan Documents to which such Guarantor is a party and certifying that attached thereto is a true, correct and complete copy of: (A) the certificate of incorporation or other organizational documents of such Guarantor and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of organization, (B) the by-laws or other operative document of such Guarantor, as in effect on the date of such certifications, (C) resolutions duly adopted by such Guarantor, authorizing the borrowings contemplated under this Agreement and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) each certificate required to be delivered pursuant to Section 4.02(b)(iii).

(iii)         Certificates of Good Standing. The Bank shall have received certificates, as of a recent date, of the good standing of the Borrower and each Guarantor under the laws of its jurisdiction of formation or organization, as applicable, and, to the extent requested by the Bank in its reasonable judgment, each other jurisdiction where the Borrower or such Guarantor is qualified to do business.

(iv)         Completion of Proceedings. All limited liability company, corporate and other proceedings taken or to be taken in connection with the Facility and all documents incidental thereto not previously found acceptable by the Bank and its counsel shall be satisfactory in form and substance to the Bank and such counsel, and the Bank and such counsel shall have received all such counterpart originals or certified copies of such documents as the Bank and such counsel may reasonably request.

(c)         Filings, Searches and Insurance.

(i)         Filings and Recordings. All filings and recordations that are necessary shall have been received by the Bank.

(ii)         Searches. The Bank is in receipt, and has satisfactorily reviewed, all judgment, lien and other searches that have been conducted in such jurisdictions as reasonably requested by the Bank and against the Borrower and each Guarantor.

(iii)         Hazard and Liability Insurance. The Bank shall have received certificates of insurance, evidence of payment of all insurance premiums for the current policy year of each, and, if requested by the Bank, copies (certified by a Responsible Officer of the Borrower) of insurance policies in the form required under the Loan Documents and otherwise in form and substance reasonably satisfactory to the Bank.

(d)         Consent; Defaults.

(i)         Governmental and Third-Party Approvals. The Borrower shall have obtained all necessary approvals, authorizations and consents of any Person and of all Governmental Authorities and courts having jurisdiction with respect to the transactions contemplated by this Agreement and the other Loan Documents, the Bank may reasonably deem necessary or desirable in order to permit, protect and perfect its security interests in and Liens upon the Collateral, including, without limitation, any Collateral Access Agreement.

(ii)         No Injunction, etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Bank’s sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and the Loan Documents.

(iii)         No Event of Default. No Default or Event of Default shall have occurred and be continuing.

(iv)         Accuracy of Representations. As of the Closing Date, the representations and warranties set forth in this Agreement and in the other Loan Documents shall be true and correct in all respects (both immediately prior to and after giving effect to the funding of the initial Revolving Credit Loans that are to be outstanding, on the Closing Date).

(e)          Financial Matters.

(i)         Financial Condition Certificate. The Borrower shall have delivered to the Bank a certificate, in form and substance satisfactory to the Bank, and certified as accurate by a Responsible Officer of the Borrower, that: (A) the Borrower is Solvent, (B) the Borrower’ s payables are not past due beyond customary trade terms, (C) attached thereto are calculations evidencing compliance basis with the covenants contained in this Agreement determined on a pro-forma basis, as of the Closing Date and after giving effect to the proposed Credit Extension to be made on such date, and (D) the financial projections previously delivered to the Bank represent the good faith estimates (utilizing assumptions believed by the Borrower’s management to be reasonable) of the financial condition and operations of the Borrower.

(ii)         Payment at Closing. The Borrower shall have paid to the Bank the fees and any other accrued and unpaid fees or commissions due under this Agreement (including, without limitation, legal fees and expenses) and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.

(iii)         Funding Account, Flow of Funds Memorandum. The Bank shall have received a notice setting forth the Funding Account to which the Bank is authorized by the Borrower to transfer the proceeds of the Facility requested or authorized pursuant to this Agreement and a Flow of Funds Memorandum setting forth all sources and uses of the Facility, as of the Closing Date (the “Flow of Funds Memorandum”) to which the Bank shall fund and disburse all proceeds of the Facility.

(f)         Compliance with Patriot Act. The Borrower shall have provided evidence to the Bank, in form and substance acceptable to the Bank in its sole and absolute discretion that the Borrower is not subject to (a) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (The USA Patriot Act), (b) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism and implementing regulations thereto, (c) the International Emergency Economic Power Act, 50 U.S.C. §1701 et seq., (d) all other Laws, regulations and executive orders administered by OFAC and (e) all other Laws relating to money laundering or terrorism.

(g)         Miscellaneous.

(i)         Other Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Bank. The Bank shall have received copies of all other documents, certificates and instruments reasonably requested thereby, with respect to the transactions contemplated by this Agreement.

Section 4.03.         Conditions to All Subsequent Credit Extensions. The obligation of the Bank to make any future Credit Extension is subject to the satisfaction of the following conditions precedent:

(a)         Continuation of Representations and Warranties. The representations and warranties contained in Article V shall be true and correct, in all material respects, on and as of such Advance Date with the same effect as if made on and as of such date; except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date.

(b)         No Existing Default. No Default or Event of Default shall have occurred on or prior to the Advance Date or after giving effect to the Credit Extension to be made and/or issued on such Advance Date.

(c)         Laws. Each Loan Party shall have complied with all Laws except where the failure to so comply would not have a Material Adverse Effect on such Loan Party.

(d)         Pending Adverse Proceeding. There shall be no pending or threatened Adverse Proceeding not previously disclosed to the Bank in accordance with Section 6.01 of this Agreement.

(e)         Notices. The Bank shall have received a Notice of Borrowing from the Borrower in accordance with this terms and conditions of this Agreement.

(f)         Other Documents. The Bank shall have received copies of all documents, certificates and instruments reasonably requested thereby, with respect to the proposed Credit Extension and/or the Facility.

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ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower hereby represents and warrants to the Bank (all of which shall survive the execution and delivery of this Agreement), knowing and intending that the Bank shall rely thereon in making the Facility contemplated by this Agreement and the other Loan Documents, that:

Section 5.01.         Existence, Qualification and Power. The Borrower (a) is duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, and (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business, (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (iii) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect on the Borrower. The Borrower has requisite power and authority and has full legal rights to enter into each of the Loan Documents to which it is a party, to perform, observe and comply with all of its respective agreements and obligations under each of such documents.

Section 5.02.         Authorization; No Contravention. The execution and delivery by the Borrower of the Loan Documents and/or Hedging Contracts to which it is a party, the performance by the Borrower of all of its respective agreements and obligations under each of such documents, and the incurring by the Borrower of all Obligations, have been duly authorized by all necessary requisite corporate actions on the part of the Borrower and do not and will not (a) contravene any provision of the Organizational Documents of the Borrower, this Agreement, the other Loan Documents and/or any Hedging Contract (each, from time to time, in effect), (b) conflict with, or result in a breach of the terms, conditions, or provisions of, or constitute a default under, or result in the creation of any mortgage, Lien, pledge, charge, security interest or other encumbrance upon any of the property of the Borrower under any material agreement, mortgage or other instrument to which the Borrower is or may become a party, (c) violate or contravene any provision of any Law, regulation, order, ruling or interpretation thereunder or any decree, order or judgment of any court or governmental or regulatory authority, bureau, agency or official (all as from time to time in effect and applicable to such entity), (d) require any waivers, consents or approvals by any of the creditors or trustees for creditors of the Borrower, or (e) require any approval, consent, order, authorization, or license by, or giving notice to, or taking any other action with respect to, any governmental or regulatory authority or agency except those actions that have been taken or will be taken prior to the Closing Date, under any provision of any applicable Law.

Section 5.03.         Binding Effect of Documents. The Borrower has duly executed and delivered each of the Loan Documents and/or Hedging Contracts to which it is a party, and each of the Loan Documents and/or Hedging Contracts are in full force and effect. The agreements and obligations of the Borrower, as contained in each of the Loan Documents and/or Hedging Contracts, constitutes or upon execution and delivery thereof will constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms subject as to the enforcement of remedies only, to any applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application at the time in effect.

Section 5.04.         No Existing Defaults. To the best of its knowledge, after due inquiry and investigation, the Borrower is not in violation of or default (nor is there any waiver in effect which, if not in effect, would result in a violation or default) in any material or adverse respect under any provision of any agreement, indenture, evidence or indebtedness, loan or financing agreement, certificate, lease or other instrument to which it is a party, or by which it is bound, or of any law, governmental order, rule or regulation, so as to result in a Material Adverse Effect on the Borrower.

Section 5.05.         Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, the Borrower of this Agreement, any Hedging Contract or any other Loan Document, (b) the grant by the Borrower of any Lien granted by it pursuant to the Loan Documents, (c) except for the filing of financing statements and continuations thereof, the perfection or maintenance of any Lien created under the Loan Documents (including the first priority nature thereof) or (d) the exercise by the Bank of their rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Loan Documents.

Section 5.06.         Litigation. Except as set forth in Schedule 5.06 of this Agreement, there is no Adverse Proceeding pending or threatened, in any court of Law or in equity, or before or by any Federal, state or local Governmental Authority, wherein there is a reasonable probability that an unfavorable determination, decision, decree, ruling or finding could reasonably be expected to: (a) result in a Material Adverse Effect on the Borrower, (b) adversely affect the transactions contemplated by this Agreement and the other Loan Documents to which the Borrower is a party or by which the Borrower is bound in connection with the Facility, and the ability of the Borrower to perform its obligations hereunder and thereunder, or (c) adversely affect the validity or enforceability of this Agreement, the other Loan Documents and/or Hedging Contracts to which the Borrower is a party or by which the Borrower is bound in connection with the Facility. The Borrower is not in violation of or in default with respect to any order, writ, injunction, decree or demand of any such court or Governmental Authority.

Section 5.07.         No Material Adverse Effect. To the best of its knowledge, after due inquiry and investigation, and except as set forth in Schedule 5.06 of this Agreement, No event, circumstance or change has occurred that has caused or evidences, or could reasonably be expected to result in, either in any case or in the aggregate, a Material Adverse Effect on the Borrower other than (a) changes in general economic conditions or changes affecting the industries and markets in which the Borrower operates (except to the extent that such changes have a disproportionately adverse effect on the Borrower, taken as a whole), and (b) macroeconomic factors, interest rates, currency exchange rates, general financial market conditions, acts of God, war, terrorism or hostilities (except to the extent that such developments have a disproportionately adverse effect on the Borrower, taken as a whole).

Section 5.08.         Compliance with Laws. The Borrower is in compliance in all material respects with the requirements of all Laws applicable to it and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Borrower.

Section 5.09.         Financial Statements and Other Financial Information.

(a)         The applicable financial statements (i) were prepared in accordance with GAAP, throughout the period covered thereby, and except as otherwise expressly noted therein; (ii) present fairly, in all material respects, the combined financial position of the Borrower, as of the date thereof; (iii) show all combined Debt and other liabilities, direct or contingent, of the Borrower, as of the date thereof, including, without limitation, liabilities of taxes, material commitments and Debt; and (iv) manifest the Borrower as Solvent.

(b)         No Internal Control Event has occurred which has not been corrected.

(c)         Except as set forth in Schedule 5.06 of this Agreement, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect on the Borrower.

Section 5.10.       Use of Proceeds of the Facility. The proceeds of the Facility shall be utilized to (i) provide working capital to the Borrower and (ii) to fund certain costs and expenses incurred by the Borrower in connection with the closing of the Facility.

Section 5.11.        Federal Reserve Regulations.

(a)         No part of the proceeds of the Facility will be used, directly or indirectly, either (i) to purchase or carry, or to extend credit to any person or persons for the purpose of purchasing or carrying, any margin stock within the meaning of Regulation U or Regulation X or (ii) be secured directly or indirectly by any type or kind of margin stock, as so defined. In particular, without limitation of the foregoing, no part of the proceeds from the Facility is intended to be used to acquire any publicly-held stock of any kind.

(b)         As of the Closing Date, neither the Borrower nor any of its Subsidiaries and/or Affiliates (i) own any Margin Stock or (ii) is engaged principally, or as one of its important activities, in the business of extending credit

Section 5.12.         Official Approvals and Permits. The Borrower has obtained all material Federal, state, county and municipal licenses, certificates, authorizations, and Permits required to be obtained by it with respect to the conducting of those, relating to water rights, water permits, air emissions, water discharge, noise emissions, solid or liquid disposal, hazardous waste or materials or other environmental health or safety matters. All such Federal, state, county and municipal licenses, certificates, authorizations and Permits are valid and sufficient to authorize it to conduct its business and impose no materially burdensome restrictions on the Borrower.

Section 5.13.         ERISA Compliance.

(a)    Each Plan is in material compliance with the applicable provisions of ERISA, the Tax Code and other Federal or state Laws.

(b)         Each Plan that is intended to qualify under §401(a) of the Tax Code is the subject of a currently effective favorable opinion letter or favorable determination letter from the IRS or still has a remaining period of time under applicable Laws or IRS pronouncements in which to adopt a plan that is the subject of a favorable opinion letter or to apply for a determination letter and to make any amendments necessary to obtain a favorable determination. Nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to §412 of the Tax Code, and no application for a funding waiver or an extension of any amortization period pursuant to §412 of the Tax Code has been made with respect to any Plan.

(c)         There are no pending or, to its actual knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect on the Borrower. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect on the Borrower.

(d)         (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under §4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under §4219 of ERISA, would result in such liability) under §4201 or §4243 of ERISA with respect to a Multi-employer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to §4069 or §4212(c) of ERISA.

Section 5.14.         Disclosure. No report, financial statement, certificate or other written information furnished by or on behalf of the Borrower to the Bank in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered under this Agreement or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information and pro forma financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material. As of the Closing Date, the information included in each Beneficial Ownership Certification, if applicable, is true and correct in all material respects.

Section 5.15.         No Registration Required of the Term Loan Note. The Borrower has not taken any action, directly or indirectly, whether by offer to sell or solicitation of any offer to buy or otherwise negotiated with any Person other than the Bank, so as to require registration of the issuance or sale of any Note under §5 of the Securities Act of 1933, as amended, nor under the Trust Indenture Act of 1939, as amended.

Section 5.16.         Taxes. All federal, state, local and foreign tax returns, reports and statements required to be filed by the Borrower have been filed with the appropriate Governmental Authorities in all jurisdictions in which such returns, reports and statements are required to be filed and all Taxes and other impositions due and payable have been timely paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for non-payment thereof, except where contested in good faith, by appropriate proceedings, if adequate reserves therefor have been established on the books of the Borrower in accordance with GAAP. The Borrower has complied in all material respects with all applicable Laws relating to the withholding and payment of Taxes and has timely withheld from employee wages and paid over to the proper Governmental Authorities all amounts required to be so withheld and paid over for all periods under all applicable Law. No issue has been raised in any examination of the federal income tax returns of the Borrower by the IRS that, by application of similar principles, reasonably may be expected to result in assertion of a material deficiency for any taxable year; not so examined that has not been accrued on the Borrower’s financial statements. No tax return of the Borrower is being audited by any Governmental Authority. The Borrower has not executed or filed with any Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment of collection of any Taxes or other impositions or has any obligation under any written tax sharing agreement. No property owned by the Borrower is property which such Person is or will be required to treat as being owned by another Person pursuant to the provisions of §168(f)(8) of the Tax Code or is “tax-exempt use property” within the meaning of §168(h)(1) of the Tax Code. The Borrower has not filed a consent pursuant to §341(f) of the Code or agreed to have §341(f)(2) of the Tax Code apply to any disposition of subsection (f) assets (as such term is defined in §341(f)(4) of the Tax Code) owned by the Borrower. The Borrower has not agreed to, nor is required to, make any adjustment pursuant to §481(a) of the Tax Code by reason of a change in accounting method initiated by the Borrower.

Section 5.17.         Security Interest in Collateral.

(a)    The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Bank and, upon the filing of the UCC financing statements attached as Exhibit 5.17 in the applicable jurisdiction set forth on such schedule, such Liens constitute perfected and continuing Liens on the Collateral, securing the Obligations, enforceable against the Borrower and all third parties, and having priority over all other Liens on the Collateral except in the case of (a) Permitted Liens, to the extent any such Permitted Liens would have priority over the Liens in favor of the Bank pursuant to any applicable Law or agreement, (b) Liens perfected only by possession or control (including possession of any certificate of title), to the extent the Bank has not obtained or does not maintain possession or control of such Collateral and (c) Liens on vehicles with a certificate of title.

(b)    Once executed and delivered, each of the Collateral Documents creates, as security for the indefeasible payment and performance, in full, of all Obligations, a valid and enforceable, and upon making the filings and recordings referenced in the next sentence, perfected security interest (to the extent perfection may be obtained by filing or recording) in and Lien on all of the Collateral subject thereto from time to time, in favor of the Bank, superior to and prior to the rights of all third persons and subject to no other Liens except (a) Permitted Liens, to the extent any such Permitted Liens would have priority over the Liens in favor of the Bank, pursuant to any applicable Law, (b) Liens perfected only by possession or control (including possession of any certificate of title), to the extent the Bank has not obtained or does not maintain possession or control of such Collateral and (c) Liens on vehicles with a certificate of title. No filings or recordings are required in order to perfect the security interests created under any Collateral Document except for filings or recordings required in connection with any such Collateral Document that shall have been made, or for which satisfactory arrangements have been made, upon or prior to the execution and delivery thereof except that filings necessary to perfect Liens on vehicles with a certificate of title shall not be required. All recording, stamp, intangible or other similar taxes required to be paid by any Person under applicable legal requirements or other Laws applicable to the property encumbered by the Collateral Documents in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement thereof have been paid.

Section 5.18.         Title to Properties and Collateral. The Borrower has (a) good, sufficient and legal title to (in the case of fee interests in real property), if any, (b) valid leasehold interests in (in the case of leasehold interests in real or personal property), if any, and (c) good title to (in the case of all other personal property), all of other properties and assets of the Borrower, in each case except for assets Disposed of in accordance with Section 8.05 of this Agreement. Except as otherwise permitted by this Agreement, all such properties and assets (inclusive of the Collateral) are free and clear of all Liens, except any Permitted Liens.

Section 5.19.         Intellectual Property; Licenses, Etc. The Borrower owns, licenses or possesses the right to use all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, licenses, technology, software, know-how database rights, right of privacy and publicity, and other intellectual property rights (collectively, the “IP Rights”) that are necessary for the operation of their respective businesses as currently conducted, and, without conflict with the rights of any Person except to the extent such conflicts, either individually or in the aggregate, could not reasonable be expected to have a Material Adverse Effect on the Borrower. Except as set forth on Schedule 5.06 of this Agreement, the operation of the businesses of the Borrower as currently conducted does not infringe upon, misuse, misappropriate or violate any rights held by any Person except for such infringements, misuses, misappropriations or violations which could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Borrower. Except as may be set forth on Schedule 5.07 of this Agreement, no claim or litigation regarding any IP Rights is pending or threatened against the Borrower, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Borrower.

Section 5.20.         Brokerage Commissions. No Person is entitled to receive from the Borrower any brokerage commission, finder’s fee or similar fee or payment in connection with the consummation of the transactions contemplated by this Agreement.

Section 5.21.         Insurance. All policies of insurance in effect of any kind or nature owned by or issued to the Borrower, including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers’ compensation, employee health and welfare, title, property and liability insurance, are in full force and effect and are of a nature and provide such coverage as is satisfactory to the Bank in its commercially reasonable judgment.

Section 5.22.         Labor Matters. The Borrower has not engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect on the Borrower. There is (a) no unfair labor practice complaint pending or threatened against the Borrower before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending or, to its actual knowledge, threatened against the Borrower, (b) no strike or work stoppage in existence or threatened involving the Borrower, and (c) no union representation question existing with respect to the employees of the Borrower and, to the best of its knowledge, no union organization activity that is taking place.

Section 5.23.         Environmental Matters. To the best of its knowledge, after due inquiry and investigation:

(a)         the Borrower is in compliance with all applicable Environmental Laws;

(b)         the Borrower has obtained all material Permits required by Environmental Laws necessary for its operations, and all such Permits are in good standing and the Borrower is in compliance with all terms and conditions of such Permits;

(c)         no current or previously owned or leased property or operations of the Borrower is subject to any outstanding written order from or agreement with any Governmental Authority or other Person or subject to any judicial or docketed administrative proceeding respecting (i) Environmental Laws, (ii) Remedial Action or (iii) any Environmental Liabilities and Costs arising from a Release;

(d)         there are no conditions or circumstances associated with the currently or previously owned or leased properties or operations of the Borrower, which may reasonably be expected to give rise to Environmental Liabilities and Costs, which are material in amount and the failure to pay such would be reasonably likely to cause a Material Adverse Effect on the Borrower;

(e)         the Borrower does not operate a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act, as amended (42 U.S.C. §6901 et seq.), regulations thereunder or any state analog;

(f)         the Borrower has not received any written notice or claim to the effect that it is or is reasonably expected to be liable to any Person as a result of the Release or threatened Release; and

(g)         no Environmental Lien and no unrecorded Environmental Lien, has attached to any property of the Borrower.

Section 5.24.         Solvency. Immediately after the Closing Date, (a) the fair value of the assets of the Borrower will exceed their combined debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of any properties owned by the Borrower will be greater than all amounts that would be required to pay the probable liability of their combined debts and liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured and (c) the Borrower will not have unreasonably small capital with which to conduct their respective business to which it is engaged; as such business is now conducted and/or is proposed to be conducted after the Closing Date. For purposes of this Section 5.24, the amount of any contingent liabilities of the Borrower (including any liabilities in respect to litigation, guaranties and Plans) shall be calculated as the maximum reasonably anticipated liability in respect thereof, as determined by the Borrower in good faith, in light of all the facts and circumstances existing at the time of determination thereof.

Section 5.25.         Books and Records. As of the date hereof, the Borrower maintains its books and records at 520 Broad Street, Newark, New Jersey 07102.

Section 5.26.         Names, Location of Offices. Schedule 5.26 hereto sets forth a complete and accurate list of all offices and locations at or out of which the Borrower conducts any of its business or operations; said Schedule 5.26 hereto to additionally indicate the Borrower’s chief executive offices.

Section 5.27.         Material Contracts. Set forth on Schedule 5.27 of this Agreement is a complete and accurate list of all Material Contracts of the Borrower, showing, as of the date of this Agreement, the name thereof, the parties, the subject matter and the term. Each such Material Contract has been duly authorized, executed and delivered by the Borrower (and to the best of its knowledge, by any other Person thereto), is in full force and effect and is binding upon and enforceable against the Borrower (and to the best of its knowledge, by any other Person thereto) in accordance with its terms.

Section 5.28.         OFAC. The Borrower is not, or shall not become, a person with whom the Bank is restricted from doing business with under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including, but not limited to, those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or other governmental action relating to terrorism financing, terrorism support and/or otherwise relating to terrorism and are not and shall not engage in any dealings or transaction or otherwise be associated with Persons named on OFAC’s Specially Designated and Blocked Persons list (the “OFAC List”). At all times throughout the term of the Facility, (a) none of the funds or other assets of the Borrower constitute property of, or are beneficially owned, directly or indirectly, by any government or other Person subject to trade restrictions under applicable Law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder or any other laws, regulations or executive orders administered by the Office of Foreign Assets Control with the result that an investment in the Borrower (whether directly or indirectly), is prohibited by Law or the Facility made by the Bank is in violation of Law (“Embargoed Person”); (b) no Embargoed Person has any interest of any nature whatsoever the Borrower with the result that the investment in the Borrower (whether directly or indirectly) is prohibited by Law or the Facility is in violation of Law; and (c) none of the funds of the Borrower have been derived from any unlawful activity with result that the investment in the Borrower (whether directly or indirectly), is prohibited by Law or the Facility is in violation of Law.

Section 5.29.         Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and Affiliates and their respective officers and employees, directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary, any Affiliate nor any of their respective directors, officers or employees, or (b) any agent of the Borrower, any Subsidiary or any Affiliate that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Credit Extension or other transaction contemplated by this Agreement or the other Loan Documents will violate Anti-Corruption Laws or applicable Sanctions.

Section 5.30.         Margin Regulation; Investment Company Act of 1940. The Borrower is not engaged nor will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of the Facility will be used for the purpose of purchasing or carrying margin stock or any other any purpose that violates Regulation U. No Borrower is an “investment company” or an “affiliated person” of or “promoter” or “principal underwriter” for, within the meaning of the Investment Company Act of 1940, as amended, modified or supplemented. The making of the Facility by the Bank, the application of the proceeds and repayment thereof by the Borrower and the consummation of the transactions contemplated by the Loan Documents will not violate any provisions of such Act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

Section 5.31.         Subsidiaries and Affiliates; Equity Interests. Except as set forth on Schedule 5.31 of this Agreement, the Borrower has no Subsidiaries and Affiliates and all of the outstanding Equity Interests in the Borrower have been validly issued, are fully paid and non-assessable and any and all Equity Interests owned by the Borrower are owned free and clear of any Lien, other than Liens in favor of the Bank. In addition, no Subsidiary and/or Affiliate set forth on Schedule 5.31 of this Agreement that is not a Guarantor represents in excess of ten (10%) percent of the consolidated revenues of the Parent and its Subsidiaries and/or the consolidated value of all assets of the Parent and its Subsidiaries.

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ARTICLE VI

AFFIRMATIVE COVENANTS

Until the indefeasible payment and performance, in full, of all Obligations and the termination of this Agreement, the Borrower hereby covenants and agrees, it will:

Section 6.01.         Notify Bank. Promptly (and in any event, within ten (10) Business Days after the occurrence thereof) notify the Bank:

(a)         of the occurrence of any Default or Event of Default;

(b)         of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect on a Loan Party, including (i) breach or non-performance of, or any default under, any Material Contract of such Loan Party; (ii) any litigation, investigation, proceeding, suspension or material dispute between such Loan Party and any Governmental Authority; or (iii) the commencement of, or any material development in, any Adverse Proceeding affecting such Loan Party, including pursuant to any applicable Environmental Laws in an amount which if adversely decided could reasonably be expected to have a Material Adverse Effect on such Loan Party and which is not otherwise covered by insurance;

(c)         of the occurrence of any ERISA Event;

(d)         of any material change in accounting policies or financial reporting practices by a Loan Party thereof;

(e)         of the entry of any judgment or the institution of any lawsuit or of other legal or equitable proceedings or the assertion of any cross-claim or counterclaim seeking monetary damages from a Loan Party (i) to the extent the claim is of a general contractual nature and in an amount exceeding $5,000,000.00 if such judgment, claim or damages is not covered by insurance, (ii) irrespective of the amount, if any such judgment, claim or damages involves and/or is related to the Borrower’s operations that has resulted or could reasonably be expected to result in a Material Adverse Effect on such Loan party or (iii) if any such judgment, claim or damages is in excess of any liability limit maintained by such Loan Party;

(f)         of all claims, complaints, orders, citations or notices, whether formal or informal, written or oral, from a Governmental Authority or private Person or entity, that could reasonably be expected to have a Material Adverse Effect on such Loan Party. Such claims, complaints, orders, citations or notices shall include, among other information, the name of the party who commenced the filing, the potential amount of such claim, complaint, order, or citation, and the nature thereof;

(g)         other than as set forth in Schedule 6.01(h) of this Agreement, if a Loan Party is known by or conducting business under any names other than in the name of such Loan Party or is conducting any of its business or operations at or out of offices or locations other than those set forth in this Agreement, or any change to the location of its chief executive office;

(h)         any change to (i) the corporate name of a Loan Party, other than those set forth in Schedule 6.01(h) of this Agreement, (ii) the identity or corporate structure of a Loan Party, (iii) the jurisdiction of organization or formation, as applicable, of a Loan Party, (iv) the Federal Taxpayer Identification Number or state identification number or (v) the offices and/or locations from which business or operations are conducted by a Loan Party, including, without limitation, its chief executive office. Each Loan Party agrees to, within five (5) Business Days following any such change referred to in this Section 6.01(h), make all filings under the UCC or otherwise that are required in order for the Bank to continue, at all times following such change, to have a valid, legal and perfected security interest in all the Collateral as contemplated in the Loan Documents.

Each notice pursuant to this Section 6.01 shall be accompanied by a statement of a Responsible Officer of a Loan Party setting forth details of the occurrence referred to therein and stating what action such Loan Party has taken and proposes to take with respect thereto. Each notice shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

Section 6.02.         Pay Taxes and Liabilities; Comply with Agreement. The Borrower will pay (a) all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon and (b) all indebtedness, sums and liabilities of any kind now or hereafter owing by the Borrower to any party however created, incurred, evidenced, acquired, arising or payable, including, without limitation, the Obligations, or any wages or salaries paid by the Borrower or otherwise; provided that, in each instance no such Tax and/or indebtedness, sums or liabilities need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (x) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (y) in the case of a Tax, claim or liability which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax, claim or liability.

Section 6.03.         Observe Covenants. Observe, perform and comply with the covenants, terms and conditions of this Agreement, the Loan Documents, any Hedging Contract and any other agreement or document entered into between the Borrower, the Bank and/or any Hedge Provider.

Section 6.04.         Existence, Qualifications and Conduct of Business. Maintain and preserve in full force and effect, its existence and rights, franchises, licenses and qualifications necessary to continue its business for a period longer than the term of the Facility, and comply with all applicable statutes, rules and regulations pertaining to the operation, conduct and maintenance of its regulations of its existence and business including, without limitation, all Federal, state and local laws relating to benefit plans, environmental safety, or health matters, and hazardous or liquid waste or chemicals or other liquids (including use, sale, transport and disposal thereof), where the failure to maintain, preserve or comply would have a Material Adverse Effect on the Borrower.

Section 6.05.         Compliance with Laws. Comply, in all material respects, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, compliance with which is necessary to maintain its respective existence or the conduct of its business or non-compliance with which would have a Material Adverse Effect on the Borrower. The Borrower shall comply with all applicable accounting rules, regulations, promulgations and dictates as may be pronounced, adopted, articulated and/or published by GAAP and such other regulatory body, federal and/or state having jurisdiction over such matters.

Section 6.06.         Maintenance of Properties. Maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and casualty and condemnation excepted, all property reasonably necessary to the normal conduct of business of the Borrower and its Affiliates and, from time to time, will make or cause to be made all needed and appropriate repairs, renewals and replacements thereof except as expressly permitted by this Agreement or where the failure to maintain such properties could not reasonably be expected to have a Material Adverse Effect on the Borrower.

Section 6.07.         Access to Records and Property. The Borrower will keep proper books, record and accounts in which full, true and correct entries, in accordance with customary practices for Persons engaged in similar businesses, shall be made of all material financial dealings and transactions in relation to its business, activities and the Collateral. The Borrower will permit, upon reasonable prior notice and during normal business hours, any authorized representatives designated by the Bank, including, without limitation, any employees of the Bank or any consultants, accountants, lawyers and appraisers retained by the Bank to:

(a)         visit and inspect any of the properties of the Borrower to conduct field examinations of the Borrower’s assets, liabilities, books and records, to inspect, copy and take extracts from its and their financial and accounting records; provided, that in the case of an inspection (i) unless an Event of Default has occurred, the Bank shall bear the expense of not more than one (1) such inspection in any Fiscal Year and (ii) the Bank shall cooperate so that such inspection does not materially disrupt the normal operations of the Borrower; and

(b)         discuss the Borrower’s affairs, finances and accounts with its officers and independent public accountants, upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

Section 6.08.         Insurance. Each Loan Party will cause to be maintained, in full force and effect on all assets of such Loan Party with financially sound and reputable carriers, insurance in such amounts and against such risks as is reasonably satisfactory to the Bank and shall designate the Bank, and its successors and/or assign, as an additional insured and loss payee as their interests may from time to time appear. The Borrower shall, in the event of loss or damage, forthwith notify the Bank and file proofs of loss with the appropriate insurer. On each anniversary date of the issuance of any such insurance policies, the Borrower shall provide the Bank with evidence, in form and substance reasonably acceptable to the Bank, that such insurance policies remain in full force and effect, in such amounts and under such terms as in existence as of the Closing Date. Notwithstanding any provision of this Section 6.08 to the contrary, in no event shall the Bank be required either to: (a) ascertain the existence of or examine any insurance policy or (b) advise the Borrower in the event such insurance coverage shall not comply with the requirements of this Agreement.

Section 6.09.         Environmental.

(a)         Environmental Disclosure. The Borrower will deliver to the Bank:

(i)         as soon as practicable following the Borrower’s receipt thereof, copies of all environmental, audits, investigations and reports of any kind or character, whether prepared by personnel of the Borrower or by independent consultants, Governmental Authorities or any other Person, with respect to environmental matters at any of its properties;

(ii)         promptly upon the occurrence thereof, written notice describing in reasonable detail (1) any Release by the Borrower required to be reported to any Governmental Authority under any applicable Environmental Laws, (2) any Remedial Action taken by the Borrower and (3) the Borrower’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any of its properties that could reasonably be expected to cause such property or any part thereof to be subject to any applicable material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

(iii)         as soon as practicable following the sending or receipt thereof by the Borrower, a copy of any and all material written communications, but with respect to privileged communications shall provide only such portion of that material that is not subject to any applicable privilege (including without limitation any final data collected or samples taken), with respect to (1) any Environmental Liabilities and Costs that, individually or in the aggregate, could reasonably be expected to give rise to a Material Adverse Effect on the Borrower, (2) any Release by the Borrower required to be reported to any Governmental Authority under any applicable Environmental Laws, and (3) any request for information from any Governmental Authority that indicates such Governmental Authority is investigating whether the Borrower may be potentially responsible for any Environmental Lien.

(b)         Compliance with Environmental Laws. The Borrower shall promptly take any and all actions necessary to (i) cure any violation of applicable Environmental Laws and (ii) discharge any obligations it may have to any Person as a result of such violation.

Section 6.10.         Condition of Collateral; No Liens. The Borrower shall maintain the Collateral conveyed to the Bank as collateral security for the Obligations in good condition and repair at all times (normal wear and tear excepted), undertake all reasonable efforts to preserve it against any loss, damage, or destruction of any nature whatsoever relating to the Collateral or its use, and keep the Collateral free and clear of any Lien, except any Permitted Lien.

Section 6.11.         Payment of Proceeds. Upon the occurrence and continuation of an Event of Default, the Borrower shall forthwith upon receipt of all proceeds of Collateral, pay such proceeds over to the Bank, and such proceeds shall thereupon become the sole property of the Bank, and such proceeds shall thereupon become the Bank’s sole property.

Section 6.12.         Pay Fees and Expenses. The Borrower shall pay, on demand, (a) all reasonable expenses of the Bank, in connection with the preparation, administration, default, collection, waiver or amendment of loan terms, and/or (b) all reasonable expenses of the Bank and/or any Hedge Provider, as applicable, in connection with the exercise, preservation or enforcement of any of the rights, remedies or options by the Bank, for the benefit of the Bank and any Hedge Provider, under this Agreement, any Hedging Contract and the other Loan Documents; in each instance, such expenses shall include, but are not limited to,, reasonable fees of outside legal counsel, accounting, consulting, brokerage or other similar professional fees or out-of-pocket expenses, and any fees or expenses associated with travel or other costs relating to any appraisals or examinations conducted in connection with the Facility or the Collateral, and the amount of all such expenses shall, until paid, bear interest at the Default Rate and be a part of the Obligations.

Section 6.13.         Subsidiary/Affiliate Guaranty. Upon the creation, formation, acquisition or purchase of any Subsidiary and/or Affiliate that, or to the extent any Subsidiary and/or Affiliate, represents in excess of ten (10%) percent of the consolidated revenues of the Parent and its Subsidiaries and/or the consolidated value of all assets of the Parent and its Subsidiaries, the Borrower shall promptly, but in any event within ten (10) Business Days, provide, execute and deliver, or cause to be provided, executed and delivered, (a) a guaranty agreement, duly executed by such Subsidiary and/or Affiliate pursuant to which such Subsidiary and/or Affiliate, as applicable, shall guaranty the indefeasible payment and performance, in full, of the Obligations, (b) resolutions of the governing body of such Subsidiary and/or Affiliate, as applicable, authorizing the execution and delivery of such guaranty agreement and the other Loan Documents to which such Subsidiary and/or Affiliate, as applicable, is or will be a party, together with such other corporate documentation and an opinion of counsel as the Bank shall reasonably request, in each case, in form and substance reasonably satisfactory to the Bank, and (c) all such documents, instruments, agreements, and certificates as are reasonably requested by the Bank.

Section 6.14.         Records. The Borrower shall at all times keep accurate and complete financial records, in which full, true and correct entries in conformity with GAAP shall be made of all financial transactions and matters involving its assets and business; and maintain such books and in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over it.

Section 6.15.         Cash Management System. The Borrower shall maintain with the Bank, as its principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other accounts for the conduct of its business.

Section 6.16.         Compliance with Anti-Terrorism Regulations.

(a)         OFAC List. Each Loan Party, and/or any Person holding any legal or beneficial interest whatsoever in such Loan Party, including any Equity Interests, will not conduct business with nor engage in any transaction with any Person on any OFAC List or any Person included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons or entities referred to or described in an OFAC List.

(b)         Executive Order 13224; Etc. Each Loan Party shall comply at all times with the applicable requirements of Executive Order 13224; the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq.; the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56; the Iraqi Sanctions Act, Pub. L. 101-513, 104 Stat. 2047-55; the United Nations Participation Act, 22 U.S.C. §287(c); the Antiterrorism and Effective Death Penalty Act (8 U.S.C. §219, 18 U.S.C. §2332(d) and 18 U.S.C. §2339b); the International Security and Development Cooperation Act, 22 U.S.C. §2349 aa-9; the Terrorism Sanctions Regulations, 31 C.F.R. Part 595; the Terrorism List Governments Sanctions Regulations, 31 C.F.R. Part 596; and the Foreign Terrorist Organizations Sanctions Regulations, 31 C.F.R. Part 597 and any similar laws are regulation currently in force or hereafter enacted (collectively, the “Anti-Terrorism Regulations”).

Section 6.17.         Compliance with Anti-Corruption Laws. The Borrower and its respective directors, officers, employees, and agents, shall conduct their business in compliance with Anti-Corruption Laws and, to the extent required by Law, maintain policies and procedures designed to promote and achieve compliance with the Anti-Corruptions Laws.

Section 6.18.         Delivery of Documents. If any proceeds of the Collateral shall include or shall be evidenced by notes, trade acceptances or instruments or documents, or if any Inventory is covered by documents of title or chattel paper, whether or not negotiable, the Borrower waives protest regardless of the form of the endorsement. Upon the occurrence and continuation of an Event of Default, if the Borrower fails to endorse any instrument or document, the Bank is authorized to endorse it on the Borrower’s behalf.

Section 6.19.         Material Contracts. The Borrower shall perform and observe all material terms and conditions of each Material Contract to be performed or observed by it, use commercially reasonable The Borrower shall perform and observe all terms and conditions of each Material Contract to be performed or observed by it, use commercially reasonable efforts to maintain each such Material Contract in full force and effect, and use commercially reasonable efforts to enforce each such Material Contract in accordance with its terms unless the failure to do so shall not be unreasonably expected to a Material Adverse Effect on the Borrower.

Section 6.20.         Further Assurances. The Borrower shall, or shall cause each Loan Party, at any time, or from time to time upon reasonable request of the Bank, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof; provided that, any such correction does not increase the amounts owed or liabilities incurred by the Borrower under the Loan Documents, (b) take such steps and execute and deliver such financing statements and other documents all in form or substance reasonably satisfactory to the Bank relating to the creation, validity or perfection of the security interests provided for herein, under the UCC or other laws of the State of Delaware or of another state or states, (c) do execute, deliver, acknowledge, record, re-record, file, re-file, or register any all such further acts, deeds, certificates, assurances, and other instruments as the Bank may reasonably require from time to time in order (i) perfect and maintain the validity, effectiveness, and priority of any Collateral Documents and any of the Liens intended to be created pursuant to the Loan Documents and (ii) assure, convey, grant, assign, transfer, preserve, protect and confirm the rights granted or now or hereafter intended to be granted to the Bank under any Loan Document.

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ARTICLE VII

FINANCIAL INFORMATION, COVENANTS AND NOTICES

Until payment and performance in full of all Obligations and the termination of this Agreement, the Borrower hereby covenants and agrees that it will:

Section 7.01.         Information and Documents to be Furnished to the Bank. Furnish, or caused to be furnished, to the Bank:

(a)         Annual Financial Statements. Consolidated financial statements, at their own cost, and as soon as available, but in any event within one hundred fifty (150) days after the close of such Fiscal Year. Such financial statements are to include: (i) a detailed consolidated statement of financial position, as at the end of such Fiscal Year, (ii) a detailed consolidated statement of activities, for the twelve (12) months then ended, and (iii) a detailed consolidated statement of cash flows, as at the close of the Fiscal Year then ended; all with respect to the operations of the Financial Parties. Such financial statements shall be prepared by management of the Parent and audited by an independent certified public accountant of nationally recognized standing acceptable to the Bank, together with an unmodified report by such independent public accountant without an emphasis of matter paragraph related to going concern as defined by Statement on Accounting Standards AU-C Section 570 “The Auditor's Consideration of an Entity’s Ability to Continue as a Going Concern” (or any similar statement under any amended or successor rule as may be adopted by the Auditing Standards Board from time to time) and accompanied by the opinion of such independent public accountant, which opinion shall be unqualified and shall: (x) state that such accountant audited the financial statements in accordance with GAAP, that such accountant believes that such audit provides a reasonable basis for their opinion, and that in their opinion such financial statements present fairly, in all material respects, the financial position of the Financial Parties as at the end of such Fiscal Year and the results of their operations and cash flows for such Fiscal Year are in conformity with GAAP, (y) contain such statements as are customarily included in unqualified reports of independent accountants in conformity with the recommendations and requirements of the American Institute of Certified Public Accountants (or any successor organization), together with all management letters of such accountant addressed to the Financial Parties and (z) be certified by a Responsible Officer of the Parent;

(b)         Quarterly Financial Statements. Consolidated financial statements at their own cost, as soon as available, but in any event within forty five (45) days after the close of each Fiscal Quarter ending 10/31, 01/31 and 04/30, during the term of the Facility. Such financial statements are to include: (i) a detailed consolidated statement of financial position, as at the end of such Fiscal Quarter, (ii) a detailed consolidated statement of activities, for the three (3) months then ended, and (iii) a detailed consolidated statement of cash flows, as at the close of the Fiscal Quarter then ended; all with respect to the operations of the Financial Parties. Such financial statements shall be prepared by management of the Financial Parties in accordance with GAAP;

(c)         Business Plan and Budget. As soon as available, but in any event within thirty (30) days after the close of each Fiscal Year during the term of the Facility, a detailed consolidated budget, for the Financial Parties, for the then current Fiscal Year (including projected consolidated balance sheets and related statements of projected operations and cash flow as of the end of and for such Fiscal Year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of any such budget;

(d)         Compliance Certificate. Concurrently with the delivery of the financial statements required by Section 7.01(a) and Section 7.01(b) of this Agreement, a certified report (the “Compliance Certificate”), in form and substance reasonably acceptable to the Bank, prepared and executed by a Responsible Officer of the Parent, with appropriate calculations, if any, setting forth that each Loan Party is in compliance with all representations, warranties and covenants of this Agreement, any Hedging Contract and all other Loan Documents to which it is a party or to which it is bound and certifying as to the fact that each Loan Party has examined the provisions of this Agreement, each Hedging Contract and all other Loan Documents to which it is a party or to which it is bound and that no Default or Event of Default has occurred (or if an Event of Default does exist, a statement explaining its nature and extent); substantially in the form set forth as Exhibit 7.01(d) of this.

Section 7.02.         Other Information. At the request of the Bank, the Borrower shall provide:

(a)         within ten (10) Business Days after any such request, certificates of insurance for all policies of insurance to be maintained by the Borrower pursuant hereto;

(b)         within ten (10) Business Days after any such request, an estoppel certificate executed by a Responsible Officer of the Borrower indicating that, to the best of his/her knowledge, there then exists no Default or Event of Default under any agreement to which the Borrower is a party;

(c)         information and documentation reasonably requested by the Bank or the Bank for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation;

(d)         upon the occurrence and continuation of a Default or an Event of Default, to the extent applicable, all original and other documents evidencing right to payment, including but not limited to, copies of invoices, as the Bank may reasonably request; and

(e)         within thirty (30) Business Days after any such request, such other information as the Bank or the Bank may reasonably request, including financial projections and cash flow analysis.

Section 7.03.         Senior Funded Debt  Leverage Ratio. The Parent and its Subsidiaries, shall not permit, cause nor suffer to permit its Senior Funded Debt Leverage Ratio to be greater than 2.00:1.00.  This covenant shall be calculated and determined, on a consolidated basis, as of the last day of each Fiscal Quarter during the term of the Facility on a trailing twelve-month basis.

Section 7.04         Fixed Charge Coverage Ratio. The Parent and its Subsidiaries, shall not permit, cause nor suffer to permit its Fixed Charge Coverage Ratio to be less than 1.25:1.00. This covenant shall be calculated and determined, on a consolidated basis, as of the last day of each Fiscal Quarter during the term of the Facility on a trailing twelve-month basis.

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ARTICLE VIII

NEGATIVE COVENANTS

Until payment and performance in full of all Obligations, the Borrower covenants and agrees that:

Section 8.01.         Liens. The Borrower will not create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or sign or file or suffer to exist under the UCC of any jurisdiction a financing statement that names the Borrower or any of its Subsidiaries as debtor, or assign any accounts or other right to receive income, other than the following:

(a)         Liens pursuant to any Loan Document;

(b)         Liens existing on the date hereof and listed on Schedule 8.01(b) of this Agreement and any renewals or extensions thereof; provided that: (i) the property encumbered thereby is not changed, (ii) the amount secured or benefited thereby is not increased and (iii) the direct or any contingent obligor with respect thereto is not changed;

(c)         Liens securing Debt incurred pursuant to Section 8.02(c) of this Agreement;

(d)         Liens for taxes not yet delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e)         statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen, suppliers and materialmen, and other Liens imposed by Law (other than any such Lien imposed pursuant to §430(k) of the Tax Code or ERISA or a violation of §436 of the Tax Code), in each case incurred in the ordinary course of business for amounts not yet overdue;

(f)         Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of Debt), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(g)          pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation;

(h)         deposits to secure the performance of bids, trade contracts and leases (other than Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, including, without limitation, any deposits, capital requirements or statutory obligations related to or in connection with the operations of IDT Bank or the Borrower’s money transfer operations;

(i)         easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any ease materially diminish the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person; and

(j)         customary rights of any lessor or sublessor with respect to leased real property arising under any lease agreement entered into in the ordinary course of business.

Section 8.02.         Debt. The Borrower will not create, incur, assume or suffer to exist any Debt, except:

(a)         obligations (contingent or otherwise) existing or arising under any Hedging Contract; provided that, such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates;

(b)         Debt under the Loan Documents;

(c)         Debt outstanding on the date hereof and listed on Schedule 8.02(c) of this Agreement and any refinancings, refundings, renewals or extensions thereof; provided that, the amount of such Debt is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and the direct or any contingent obligor with respect thereto is not changed;

(d)         Debt in respect of leases and purchase money obligations for fixed or capital assets; provided that, such Debt does not exceed $500,000.00 per annum;

(e)         Subordinated Debt;

(f)         Debt incurred in the ordinary course of business in connection with customary trade payables; and

(g)         Debt owed in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing-house transfers of funds.

Section 8.03.         Prepayment of Debt. The Borrower will not prepay, redeem, purchase, defease or otherwise satisfy prior to scheduled maturity, any Debt, nor will cause same, other than as permitted under any applicable agreement governing such Debt, including, without limitation, any Subordinated Debt.

Section 8.04.         Fundamental Changes; Sale of Equity Interests.

(a)      No Loan Party will enter into an Acquisition, without the Bank’s prior written consent (which consent shall not be unreasonably withheld, delayed and/.or conditioned), wherein (a) the consideration paid for any such Acquisition and/or Acquisitions is in excess of $ ~~4~~10,000,000.00 per annum or $ ~~12~~25,000,000.00, in the aggregate throughout the term of the Facility and/or (b) the Acquisition (and consideration paid therefor) would cause a Default or Event of Default to occur.

(b)         No Loan Party will (i) enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or license, exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, or acquire by purchase or otherwise the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person nor (ii) sell, transfer, issue, or agree to sell, transfer or issue, any Equity Interests, except (A) in the case of the Parent, any Equity Interests issued and sold pursuant to a Registration Statement filed with the SEC; provided that, (1) any such issuance and sale does not cause a Default or Event of Default to occur, (2) result in a Change in Control nor (3) result in the immediate family members (or trust entities originated therefrom) of the Jonas family owning (aa) less than one hundred (100%) percent of the Class A common stock of the Parent, (bb) less than thirty (30%) percent of the Class B common stock of the parent or (cc) less than sixty two and one-half (62.5%) percent of the aggregate Voting Power of the Parent or (B) for the sale and/or transfer of Equity Interests pursuant to a bona-fide estate plan; provided that, any such sale and/or transfer is made (i) in the case of the Borrower, to existing members and/or immediate family. members of any such existing members of the Borrower, as of the date of this Agreement and (ii) in the case of each Corporate Guarantor, to existing shareholders and/or immediate family members of any such existing shareholders of such Corporate Guarantor, as of the date of this Agreement.

Section 8.05.         Dispositions. The Borrower will not make any Disposition, except:

(a)         Dispositions of obsolete or worn-out property and assets, whether now owned or hereafter acquired, in the ordinary course of business;

(b)         Dispositions of property or assets no longer used or useful in the conduct of the business of the Borrower;

(c)         Dispositions of inventory and assets in the ordinary course of business; provided that, such Dispositions do not exceed $500,000.00 in the aggregate;

(d)         Dispositions of property in the ordinary course of business to the extent that: (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(e)         Dispositions or discounts without recourse in the ordinary course of business of accounts receivable in connection with the compromise or collection thereof and not as part of a financing transaction;

(f)         leases, subleases, licenses or sublicenses, in each case in the ordinary course of business and which do not materially interfere with the business of the Borrower; and

(g)         Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements.

Section 8.06.         No Further Negative Pledges. The Borrower shall not enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, for the benefit of the Bank with respect to the Obligations, except with respect to:

(a)         specific property to be sold pursuant to any Disposition permitted by Section 8.05 of this Agreement;

(b)         restrictions contained in any agreement with respect to Debt permitted by Section 8.02 of this Agreement that is secured by a Permitted Lien, but only if such restrictions apply only to the Person or Persons obligated under such Debt or the property or assets securing such Debt;

(c)         restrictions by reason of customary provisions restricting assignments, subletting or other transfers (including the granting of any Lien) contained in leases, subleases, licenses, sublicenses and other agreements entered into in the ordinary course of business; provided that, such restrictions are limited to the relevant leases, subleases, licenses, sublicenses or other agreements and/or the property or assets secured by such Liens or the property or assets subject to such leases, subleases, licenses, sublicenses or other agreements, as the case may be);

(d)         Permitted Liens and restrictions in the agreements relating thereto that limit the right to Dispose of or encumber the assets subject to such Liens;

(e)         restrictions imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements that restrict the transfer of the assets of, or ownership interests in, such partnership, limited liability company, joint venture or similar Person;

(f)         restrictions on Cash or other deposits imposed by any Person under contracts entered into in the ordinary course of business or for whose benefit such Cash or other deposits exist;

(g)         restrictions set forth in documents which exist on the Closing Date;

(h)         restrictions on any deposits, capital requirements or statutory obligations related to or in connection with the operations of IDT Bank or the Borrower’s money transfer operations; and/or

(i)         other restrictions or encumbrances imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in this Section 8.06; provided that, such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower, no more restrictive with respect to such encumbrances and other restrictions, taken as a whole, than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 8.07.         Accounts. The Borrower will not sell, assign, or transfer any of its accounts or notes receivable, with or without recourse.

Section 8.08.         Bank Accounts. The Borrower shall not establish any new deposit accounts pursuant to which a Lien has been granted in favor of any Person (other than the Bank, for the ratable benefit of the Bank) unless the Bank and the depository institution at which the account is to be opened enter into a Control Agreement pursuant to which such depository institution acknowledges the security interest of the Bank, in such deposit account, agrees to comply with instructions originated by the Bank directing disposition of the funds in such deposit account without further consent from the Borrower, and agrees to subordinate and limit any security interest the depository institution may have in such deposit account and waive all rights of set-off with respect thereto (other than for customary fees and expenses) on terms satisfactory to the Bank.

Section 8.09.         Sale-Leaseback Transactions. The Borrower will not directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which the Borrower (a) has sold or transferred or is to sell or to transfer to any other Person, or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Borrower in connection with such lease.

Section 8.10.         Restricted Payments. The Borrower will not declare nor make, directly or indirectly, any Restricted Payment, except that to the extent necessary:

(a)         to pay general administrative costs and expenses (including corporate overhead, legal or similar expenses and customary wages, salary, bonus, severance and other benefits payable to directors, officers, employees, members of management, consultants and/or independent contractors) and franchise fees and Taxes and similar fees, Taxes and expenses required to maintain the organizational existence of the Borrower, in each case, which are reasonable and customary and incurred in the ordinary course of business, plus any reasonable and customary indemnification claims made by directors, officers, members of management, employees or consultants of the Borrower;

(b)         to discharge the consolidated, combined, unitary or similar Tax liabilities of the Borrower;

(c)         to pay insurance premiums to the extent relating to the Borrower;

(d)         to pay the consideration to finance any Investment permitted under Section 8.11 of this Agreement; and

(e)         to make payments as required by §409(h) of the Tax Code or any substantially similar Law.

Section 8.11.         Investments. The Borrower, either by itself or in concert with any Person, will not make or hold any Investment, except:

(a)         loans or advances to officers, directors, consultants and employees of the Borrower for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes;

(b)         an Investment consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and an Investment received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(c)         an Investment consisting of Liens, Debt, fundamental changes, Dispositions and/or Restricted Payments permitted under this Agreement;

(d)         an Investment existing or contemplated on the date hereof and set forth on Schedule 8.11(d) and any modification, replacement, renewal, reinvestment or extension thereof; provided that, such Investment (i) shall not cause the occurrence and continuation of a Default or an Event of Default and (ii) shall not cause a Material Adverse Effect on the Borrower;

(e)         Investments in Affiliates and/or Subsidiaries of the Borrower; provided that, such Investments do not exceed $57,733,000.00, in the aggregate

(f)         an Investment in any Hedging Contract entered into with any Hedge Provider;

(g)         an Investment in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices;

(h)         an Investment in any Person or Persons (other than in connection with Section 8.11(e) of this Agreement), up to a maximum aggregate amount equivalent to (i) as to a single Investment, $10,000,000.00 and (ii) in the aggregate, $25,000,000.00, provided that, prior to any such Investment (A) no Event of Default has occurred and (B) any such Investment is, in the Borrower’s reasonable discretion, strategic to its line of business;

(i)         an Investment (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment; and

(j)         advances of payroll payments to employees in the ordinary course of business or the making of loan to employees, from time to time, in amounts not to exceed $25,000.00 per employee and not to exceed $200,000.00, in the aggregate.

Section 8.12.         Remove Property. Except as may be permitted pursuant to this Agreement and/or the other Loan Documents, the Borrower will not (a) remove any of the Collateral or assets from those locations as more fully set forth in Schedule 8.12 of this Agreement, (b) maintain any Collateral at any location other than those locations set forth in Schedule 8.12 of this Agreement or disclosed to the Bank pursuant to Section 6.01 of this Agreement, (c) otherwise change, or add to, such locations without providing notice pursuant to Section 6.01 (and the Borrower will use commercially reasonable efforts to concurrently therewith obtain a Collateral Access Agreement for each such location), or (d) change its principal place of business or chief executive office from the location identified on set forth in Schedule 5.26 of this Agreement.

Section 8.13.         Burdensome Agreements. The Borrower will not enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of (a) the Borrower to make Restricted Payments, inter-company loans or other advances to the Borrower; as may be permitted pursuant to Section 8.10 of this Agreement or (b) the Borrower to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Bank with respect to the Facility, the Obligations or under the Loan Documents; as may be permitted pursuant to Section 8.01 of this Agreement. The Borrower will not, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of the Borrower to create, incur or permit to exist any Lien upon any of its property or assets (other than as permitted under Section 8.02 of this Agreement).

Section 8.14.       Transactions with Affiliates. The Borrower shall not enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any of their respective Affiliates on terms that are generally less favorable to the Borrower, than those that might be obtained at the time in a comparable arm’s-length transaction from an independent third party; provided that, the foregoing restriction shall not apply to:

(a)          any transaction not restricted by the terms and conditions of this Agreement;

(b)         any employment agreements, severance agreements or compensatory (including profit-sharing) arrangements entered with the current or former officers, directors, members of management, employees, consultants or independent contractors of the Borrower and (ii) transactions pursuant to any employee compensation arrangement, benefit plan, stock option plan or arrangement or any health, disability or similar insurance plan which covers current or former officers, directors, members of management, employees, consultants or independent contractors or any employment contract or arrangement of the Borrower;

(c)         transactions in existence on the Closing Date and any amendment thereto to the extent such amendment is not adverse to the Bank in any material respect;

(d)         the Facility; and

(e)         transactions with customers, clients, suppliers or joint ventures for the purchase or sale of goods and services entered into in the ordinary course of business, which are fair to the Borrower in the good faith determination of the Borrower or the senior management thereof.

Section 8.15.         Modification of Documents. The Borrower will not change, alter or modify, or permit any change, alteration or modification of its Organizational Documents or other governing documents (if such change, alteration or modification could reasonably be expected to have a Materially Adverse Effect on the Borrower).

Section 8.16.         Change Business. The Borrower will not change or alter the nature of its business or engage in any business other than (i) the businesses engaged in by the Borrower, as of the Closing Date and similar or related businesses and (ii) such other lines of business as may be consented to by the Bank.

Section 8.17.         Amendments or Waivers of Terms with respect to Certain Debt. The Borrower shall not amend or otherwise change the terms of any Debt, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Debt, payable in cash, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions of such Debt (or of any guaranty thereof), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Debt (or a trustee or other representative on their behalf).

Section 8.18.         Settlements. The Borrower will not compromise, settle or adjust any claims in a material amount relating to any of the Collateral, in excess of $50,000.00 in the aggregate, without the prior written consent of the Bank.

Section 8.19.         Impairment of Collateral. The Borrower shall not take or omit to take any action which action or omission might or would materially impair the security interests in favor of the Bank with respect to the Collateral.

Section 8.20.         Use of Proceeds. The Borrower will not use the proceeds of the Facility, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

Section 8.21.         Anti-Terrorism Laws. No Loan Party shall be subject to or in violation of any Law, regulation, or list of any Government Authority (including, without limitation, the U.S. Office of Foreign Asset Control list, Executive Order No. 13224 or the USA Patriot Act) that prohibits or limits the conduct of business with or the receiving of funds, goods or services to or for the benefit of certain Persons specified therein or that prohibits or limits the Bank from making any advance or extension of credit to such Loan Party or from otherwise conducting business with such Loan Party.

Section 8.22.         Accounting Changes. The Borrower will not make or permit any material change in its accounting policies or financial reporting practices and procedures, except changes in accounting policies which are required or permitted by GAAP (or such other acceptable accounting method) and changes in financial reporting practices and procedures which are required or permitted by GAAP (or such other acceptable accounting method), in each case as to which the Borrower shall have delivered to the Bank prior to the effectiveness of any such material change a report prepared by a Responsible Officer of the Borrower describing such material change and explaining in reasonable detail the basis therefor and effect thereof.

Section 8.23.         Fiscal Year. The Borrower will not change its fiscal year for accounting or financial reporting purposes from that in effect as of the Closing Date except as required by Law.

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ARTICLE IX

EVENTS OF DEFAULT

Section 9.01.         Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” under this Agreement (an “Event of Default”):

(a)         Breach of Representations and Warranties. If any material representation or warranty made by a Loan Party in this Agreement, any Hedging Contract or in any other Loan Document furnished in connection herewith shall prove to have been false, incorrect or misleading in any substantial and material respect on the date as of which made;

(b)         Failure to Make Note Payments When Due. If the Borrower shall have failed to make any payment of any installment of principal and/or interest on a Note on its due date;

(c)         Failure to Make Other Payments When Due. If a Loan Party shall have failed to duly observe or perform any covenant, condition or agreement with respect to the payment of moneys on the part of such Loan Party pursuant to the terms and conditions of the Loan Documents, other than the payment of principal and interest which shall be governed by Section 9.01(b) of this Agreement and such failure shall have continued for a period of five (5) days;

(d)         Breach of Covenants. If a Loan Party shall have failed to duly observe or perform any non-monetary covenant, condition or agreement with respect to the payment of moneys on the part of such Loan Party pursuant to the terms and conditions of the Loan Documents, other than the payment of moneys which shall be governed by Sections 9.01(b) and 9.01(c) of this Agreement and such failure shall have continued for a period of thirty (30) days; provided that, in the event that any such failure cannot be reasonably cured within said thirty (30) days, the Borrower shall be permitted an additional thirty (30) days in which to cure said failure;

(e)         Defaults under Other Agreements. If a Loan Party (i) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Debt (other than the Obligations), together with any other Debt in excess of $100,000.00 (other than the Obligations) in respect of which such a payment default exists, (ii) fails to observe or perform any other agreement or condition relating to any such Debt and such failure permits the holder or holders of such Debt to cause, with the giving of notice if required, such Debt to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise) or (iii) if any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Debt to cause, with the giving of notice if required, such Debt to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise).

(f)         Inability to Pay Debts. If a Loan Party becomes unable or admits in writing its inability or fails generally to pay a Debt as it becomes due.

(g)         Hedging Contracts. If a Loan Party breaches or violates the terms of, or if a default, an “Event of Default” or “Termination Event”, occurs under any Hedging Contract or any other existing or future agreement (related or unrelated) between such Loan Party and any Hedge Provider.

(h)         Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) A Loan Party shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under the Bankruptcy Code, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of their respective property; or the Borrower shall make any assignment for the benefit of creditors; (ii) a Loan Party shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of such Loan Party (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in this Section 9.01(h); or (iii) any material suspension by a Loan Party of operation of its respective business (other than suspensions in the ordinary course of business);

(i)         Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of a Loan Party in an involuntary case under the Bankruptcy Code, which decree or order is not stayed; or any other similar relief shall be granted under any applicable Law; or (ii) an involuntary case shall be commenced against a Loan Party under the Bankruptcy Code; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over a Loan Party, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of a Loan Party for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of a Loan Party, and any such event described in this Section 9.01(i)(ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged, in each case;

(j)         Acceleration of Debt. The occurrence of any event or condition that results in any Debt incurred by the Borrower becoming due prior to its scheduled maturity or that enables or permits the holder or holders of such Debt to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;

(k)         Institution of Legal Proceedings. The institution of any Adverse Proceeding or the assertion of any cross-claim or counterclaim by any Person against a Loan Party which that, if adversely decided, would have a Material Adverse Effect on such Loan Party;

(l)         Judgments and Attachments. If (i) any money judgment, writ or warrant of attachment or similar process involving, in the aggregate and at any time, an amount in excess of $5,000,000.00 (in each case, to the extent (A) not adequately covered by independent third-party insurance, as to which a Solvent and unaffiliated insurance company has acknowledged coverage, (B) such judgment has not been paid and/or otherwise satisfied, or appealed and bonded within thirty (30) days after the entry of such judgment and/or (C) such judgment is not set forth in Schedule 9.01(l) of this Agreement or to the extent that upon demand by the Bank, the sum equivalent to the one hundred ten (110%) percent of the amount of such judgment, writ or warrant of attachment is deposited with the Bank, as additional collateral security) shall be entered or filed against a Loan Party or any of its properties or assets or (ii) any one or more non-appealable final judgments have been entered against a Loan Party that could have a Material Adverse Effect on such Loan Party;

(m)         Failure of Loan Documents. If any Loan Document, at any time after its execution and delivery and for any reason, ceases to create a valid and perfected Lien, with the priority required by the Loan Documents on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Permitted Liens or if any material provision of any Loan Document, at any time after its execution and delivery and for any reason, ceases to be in full force and effect; or if a Loan Party contests, in writing, the validity or enforceability of any provision of any Loan Document or any Lien on any portion of the Collateral created thereby; or if a Loan Party denies, in writing, that they have any or further liability or obligation under any Loan Document (other than as a result of repayment and performance, in full, of the Obligations and termination of the Facility), or purports in writing to revoke or rescind any Loan Document;

(n)         Seizure or Foreclosure. Any seizure or foreclosure of any of the Collateral pursuant to process of Law or by respect of legal self-help;

(o)         Nature of Business Operations. Any material adverse change in the nature or character of the business or the voluntary permanent closing of the business or ceasing of operations of a Loan Party;

(p)           Acquisitions.  In the event a Loan Party enters into an Acquisition or Acquisitions; the consideration of which exceed $ ~~4~~10,000,000.00 per annum and/or $ ~~12~~25,000,000.00 in the aggregate throughout the term of the Facility;

(q)         Financial Condition. A material deterioration in the financial condition of a Loan Party or the occurrence of any event, which in the reasonable opinion of the Bank, will result in a Material Adverse Effect on a Loan Party;

(r)         Sale of Equity Interests. The sale, transfer, assignment and/or hypothecation, either voluntarily or involuntarily, of any or all of Equity Interests and/or any other type of equity or ownership interest, or any direct right or interest therein, in any Loan Party to any Person, without the prior express written consent of the Bank, in contravention of the terms and provisions of this Agreement or applicable Law;

(s)         Change of Control. A Change of Control of any Loan Party shall occur;

(t)         Nature of Business Operations. Any material adverse change in the nature or character of the business or the voluntary permanent closing of the business or ceasing of operations of any Loan Party; and/or

(u)         Dissolution. The dissolution, merger, consolidation or reorganization with respect to any Loan Party or the entering into any order, judgment or decree against any Loan Party decreeing the dissolution or liquidation of such any Loan Party; and

then, and in every such event (other than with respect to any event set forth and described in Sections 9.01(h) and 9.01(i) of this Agreement), and at any time thereafter, the Bank may: (i) declare all or any portion of the Commitment to be terminated, whereupon the Commitment shall forthwith be terminated, (ii) declare immediately due and payable, the outstanding principal balance of any Note, together with all accrued and unpaid interest, fees and other sums or expenses payable under to this Agreement and/or or the other Loan Documents, if any, and accordingly accelerate payment thereof notwithstanding contrary terms of payment stated therein, without presentment, demand or notice of any kind, all of which are expressly waived, notwithstanding anything to the contrary contained herein or elsewhere, (iii) take any action at Law or in equity against any Loan Party to (A) collect the payments then due and thereafter to become due under the Loan Documents, or (B) enforce performance and observance of any obligation, agreement or covenant of any Loan Party under the Loan Documents, (iv) to the extent applicable, take and pursue any and all remedies provided for under any Hedging Contract, (v) exercise all rights and remedies available to it under this Agreement and the other Loan Documents, including, without limitation, the making of any Protective Advances; which exercising of rights and remedies are hereby expressly consented to and approved by each Loan Party, (vi) exercise any and all rights and remedies of a secured party under the UCC with respect to the Collateral, (vii) exercise any and all rights and remedies provided for in the Loan Documents as they relate to each Loan Party and/or (viii) require the Borrower to establish and maintain one or more Dominion Accounts into which the Borrower shall deposit, daily, all amounts paid (from each and whatever source) to the Borrower. All deposits shall be made no later than the first Business Day after receipt by the Borrower and the Borrower shall not have any right to draw upon a Dominion Account. On the second Business Day after a deposit into a Dominion Account, the amount of the deposit shall be drawn from the Dominion Account by the Bank and applied to repayment of the Facility in such order as the Bank shall elect, in its sole and absolute discretion. Notwithstanding any provision of this Section 9.01, this Agreement or the other Loan Documents to the contrary, upon the occurrence of an event set forth and described in Sections 9.01(h) and 9.01(i) of this Agreement, (x) the Commitment shall automatically terminate and (y) the aggregate principal amount of the entire Facility then outstanding, together with accrued interest thereon and all fees, premiums and other obligations of the Borrower accrued under this Agreement, any Hedging Contract and the other Loan Documents, shall automatically become due and payable, without any further action by the Bank, presentment, demand, protest or other notice of any kind; all of which are hereby waived by the Borrower.

Further, in addition to and not by way of limitation, if, in taking any action in connection with the exercise of any rights or remedies as set forth in this Agreement and the other Loan Documents, the Bank shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against a Loan Party or any other Person, whether because of any applicable Law pertaining to “election of remedies” or otherwise, each Loan Party consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that such Loan Party might otherwise have had. Any election of remedies that results in denial or impairment of the right of the Bank to seek a deficiency judgment against the Borrower shall not impair an obligation of any Guarantor or any other Person to pay the full amount of the Obligations. The Borrower waives all rights and defenses arising out of an election of remedies, such as non-judicial foreclosure with respect to any security for the Obligations, even though that election of remedies destroys the Borrower's rights of subrogation against any other Person.

Notwithstanding any provision of this Section 9.01 of this Agreement to the contrary, (x) each Loan Party hereby appoints the Bank, as such loan parties’ attorney-in-fact, which power of attorney is irrevocable and coupled with an interest, with full power of substitution if the Bank so elects, to do exercise any rights and/or remedies granted to it pursuant to the terms and conditions of this Agreement and the other Loan Documents and (y) the rights of the Bank or the Bank under this Section 9.01 are in addition to, and not in limitation of, other rights and remedies, including other rights of set-off, which any Hedge Provider may have under any Hedging Contract.

Section 9.02.         Set-Off. The Borrower hereby grants to the Bank, a continuing lien, security interest and right of setoff as security for all liabilities and obligations to the Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Bank or any entity under the control of TD Bank US Holding Company and its successors and assigns or in transit to any of them. Upon the occurrence of an Event of Default, without demand or notice (any such notice being expressly waived by the Borrower), the Bank may set-off the same or any part thereof and apply the same to any liability or obligation of the Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Facility. ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE FACILITY, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

Section 9.03.         Enforcement of Rights. Notwithstanding any provision of this Article IX or this Agreement to the contrary, and provided (a) an Event of Default has occurred and is continuing, (b) the occurrence of such Event of Default is either the first or second such occurrence from the Closing Date and (c) the Event of Default is of a non-monetary nature, the Bank shall not exercise any rights or remedies afforded to it pursuant to this Agreement, the other Loan Documents and/or any Hedging Contract; provided further that, such Event of Default has been cured within the applicable time period permitted and/or provided for in this Agreement, the Loan Documents and/or any Hedging Contract. In the event, however, (x) the occurrence of such Event of Default is the third such occurrence from the Closing Date (irrespective of any possible cure by the Borrower) or (y) the Event of Default is of a monetary nature wherein the failure to make a payment of money to any Person by the Borrower gave rise to such Event of Default, the Bank shall be entitled to exercise any rights and remedies afforded to it by this Agreement, the Loan Documents, any Hedging Contract and/or at Law or in equity.

Section 9.04.         Proof of Claim. The Bank and the Borrower hereby agree that upon the occurrence and continuation of an Event of Default, in case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower, the Bank (irrespective of whether the principal amount of the Facility shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Bank shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)         to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Facility and any other Obligations that are owing and unpaid and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Bank (including any claim for the reasonable compensation, expenses, disbursements and advances of the Bank and their agents and counsel and all other amounts due the Bank under this Agreement) allowed in such judicial proceeding; and

(b)         to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized to make such payments to the Bank.

Section 9.05.         Application of Funds. After the exercise of remedies provided for in this Agreement, any amounts received on account of the Obligations shall be applied by the Bank in the following order:

(a)         First, to payment of that portion of the Obligations constituting fees (other than commitment fees, letter of credit fees and facility fees), indemnities, expenses and other amounts (other than principal and interest) payable to the Bank;

(b)         Second, to payment of that portion of the Obligations constituting accrued and unpaid commitment fees, letter of credit fees, facilities fees and interest on the Facility;

(c)         Third, on a pari-passu basis, to payment of (i) that portion of the Obligations constituting unpaid principal of the Facility and (ii) any Hedging Obligations;

(d)         Fourth, to the payment of all other Obligations of the Borrower that are due and payable to the Bank on such date; and

(e)         Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Section 9.06.         No Notices. In order to entitle the Bank to exercise any remedy available to it under this Agreement, it shall not be necessary for the Bank to give any notice, other than such notice as may be required expressly in this Agreement or by applicable Law.

Section 9.07.         No Marshalling; Deficiencies. Neither the Bank nor any Hedge Provider shall have any obligation to marshal any Collateral or to seek recourse against or satisfaction of any of the Obligations from one source before seeking recourse against or satisfaction from another source. The Borrower waives, to the extent permitted by Law, (a) any right it might have to require the Bank to pursue any particular remedy before proceeding against them and (b) any right to the benefit of, or to direct the application of the proceeds of any Collateral until the indefeasible payment and performance, in full, of the Obligations. The Borrower shall remain liable to the Bank for any deficiencies.

Section 9.08.         Waivers. The Borrower hereby waives any right to a judicial or other hearing with respect to any action or prejudgment remedy or proceeding by the Bank to take possession, exercise control over, or dispose of any item of Collateral in any instance (regardless of where the same may be located) where such action is permitted under the terms of this Agreement, any other Loan Document or by Law or of the time, place or terms of sale in connection with the exercise of the Bank’s rights under this Agreement and the other Loan Documents. Further, and without limitation, the Borrower hereby waives any requirement for bonds, security or sureties required by any statute, rule or other Law incidental to any taking of possession by the Bank of any Collateral. The Borrower also waives any damages (direct, consequential or otherwise) occasioned by the enforcement of the Bank’s rights under this Agreement or any other Loan Document including the taking of possession of any Collateral or the giving of notice to any Person in connection thereof.

Section 9.09.         No Additional Waiver Implied by One Waiver; Cumulative Remedies. No failure by the Bank or a Hedge Provider to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege under this Agreement or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

If the Borrower fails to perform any obligation the Borrower may have under or pursuant to this Agreement or under any other Loan Document, the Bank may, but shall not be so obligated, to cause such performance of such obligation, including, without limitation the making of any Protective Advances, at the sole cost and expense of the Borrower and the Borrower agrees to reimburse the Bank for all reasonable amounts spent in connection therewith, on demand, together with interest at the Default Rate, from the date incurred until the date so paid. Any payment made, including, without limitation the making of any Protective Advances, and/or any other action taken by the Bank under or pursuant to this Section 9.10 shall be without prejudice to the right of the Bank to assert that the failure by the Borrower to perform same gave rise to the occurrence of such Defaults or Events of Default and thereafter to exercise its rights with respect thereto. Notwithstanding any provision of this Agreement or in any other Loan Document to the contrary, the authority to enforce any right and/or remedy under this Agreement and/or the other Loan Documents against any Loan Party or all of them shall be vested exclusively in, and all actions and proceedings at Law in connection with such enforcement shall be instituted and maintained exclusively by, the Bank in accordance with Section 9.01 of this Agreement for the benefit of the Bank and the Hedge Provider, provided, however, that the foregoing shall not prohibit (a) the Bank from exercising, on its own behalf, the rights and remedies that inure to its benefit (solely in its capacity as Bank) under this Agreement and the other Loan Documents, (b) a Hedge Provider from exercising the rights and remedies that inure to its benefit (solely in its capacity as Hedge Provider, as the case may be) under any Hedging Contract or (c) the Bank from exercising setoff rights in accordance with Section 9.02.

The rights, remedies, powers and privileges provided pursuant to this Agreement and under any other Loan Document, are cumulative, may be exercised simultaneously against any of the Collateral and/or a Loan Party or in such order and with respect to such Collateral or such Loan Party as the Bank may deem necessary and/or desirable, in its sole and absolute discretion and are not intended to be exhaustive or exclusive of any rights, remedies, powers and privileges provided by Law.

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ARTICLE X

MISCELLANEOUS

Section 10.01.         Notices.

(a)         Generally. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or by overnight delivery service, mailed by certified or registered mail or sent by telecopier to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.01(a) of this Agreement. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in Section 10.02(b) of this Agreement, shall be effective as provided in such Section 10.02(b) of this Agreement.

(b)         Electronic Communications. Notices and other communications to the Bank under this Agreement may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Bank; provided that, the foregoing shall not apply to notices to the Bank, pursuant to Article II, of this Agreement, if the Bank has notified the Borrower that it is incapable of receiving notices under such Article II of this Agreement by electronic communication. The Bank or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that approval of such procedures may be limited to particular notices or communications.

Unless the Bank otherwise prescribes, (i) notices and other communications sent to an electronic address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the ‘return receipt requested’ function, as available, return e-mail or other written acknowledgement); provided, that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its electronic address of notification that such notice or communication is available and identifying the website address therefor.

(c)         Change of Address, etc. The Borrower, the Bank and/or each Hedge Provider may change their respective address, telecopier or telephone number for notices and other communications under this Agreement by notice to the other parties hereto. In addition, the Borrower agrees to notify the Bank, from time to time, to ensure that the Bank has on record: (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for the Bank.

(e)         Reliance by Bank. The Bank shall be entitled to rely and act upon any notices (including telephonic notices) purportedly given by or on behalf of the Borrower even if: (i) such notices were not made in a manner specified in this Agreement or the other Loan Documents, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Bank and the Bank from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Bank may be recorded by the Bank, and each of the parties hereto hereby consents to such recording.

Section 10.02.       Modifications in Writing. Neither this Agreement nor any term or provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the Bank and the Borrower (except no such writing shall be required for any party which, pursuant to a specific provision of any Loan Document, is required to be bound by changes without such party’s assent).

Section 10.03.      Expenses; Indemnity; Damage Waiver.

(a)         Costs and Expenses. Each Loan Party shall pay (i) all reasonable out-of-pocket expenses incurred by the Bank (including the reasonable fees, charges and disbursements of counsel for the Bank) in connection with the syndication of the credit facilities provided for in this Agreement, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions of this Agreement of the other Loan Documents (whether or not the transactions contemplated by this Agreement or the other Loan Documents shall be consummated) and (ii) all reasonable out-of-pocket expenses incurred by the Bank (including the fees, charges and disbursements of any counsel for the Bank) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.03, or (B) in connection with a Credit Extension made pursuant to the terms and conditions of this Agreement and the other Loan Documents, including, without limitation, all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in connection with the Facility.

(b)         Indemnification by the Loan Parties. The Loan Parties shall indemnify the Bank (and any affiliate thereof) and any Hedge Provider, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any legal counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, any Hedging Contract or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Bank (and any sub-agent thereof) and any Related Party thereof only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01 of this Agreement), (ii) all Revolving Credit Loans or the use or proposed use of the proceeds therefrom or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party, and regardless of whether any Indemnitee is a party thereto. Without limiting the provisions of Section 10.03 of this Agreement, to the extent that the Borrower, for any reason fails to indefeasibly pay any amount required under this Section 10.03 to be paid by it to the Bank(or any affiliate thereof), any of the foregoing, the Bank severally agrees to pay to the Bank (or any such affiliate), such unpaid amount; provided that, the unreimbursed expense or loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Bank (or any such affiliate).

(c)         Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Borrower shall not assert, and hereby, jointly and severally, waives, any claim against the Bank, any Hedge Provider, or any Related Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any Hedging Contract, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Disbursement or the use of the proceeds thereof. None of the Bank, any Hedge Provider nor any Related Party shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by the Bank, any Hedge Provider nor any Related Party, as applicable, through telecommunications, electronic or other information transmission systems in connection with this Agreement, any Hedging Contract or the other Loan Documents or the transactions contemplated by this Agreement, any Hedging Contract or the other Loan Documents.

(d)         Payments. All amounts due under this Section 10.03 shall be due and payable upon demand therefor.

(e)         Survival. The terms and provisions of this Section 10.03 shall survive the termination of the Facility and the repayment, satisfaction or discharge of all Obligations.

Section 10.04.         Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Bank or the Bank exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Bank, in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any applicable Law, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred. The obligations of the Bank under this Section 10.04 shall survive the payment and performance, in full, of the Obligations and the termination of this Agreement.

Section 10.05.         Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations under this Agreement (except pursuant to a transaction expressly permitted under this Agreement) without the prior written consent of the Bank. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors, assigns, agents, officers, directors, attorneys-in-fact and shareholders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 10.06.         Sale of Loan Interest. The Bank shall have the right at any time, without the consent of, or notice to, the Borrower or any other Loan Party, sell participations to any Person (other than a natural person or any Loan Party or any of the Affiliates or Subsidiaries of such Loan Party) (each, a “Participant”) in all or a portion of the Bank’s rights and/or obligations under this Agreement and/or the other Loan Documents; provided that, (a) the Bank’s obligations under this Agreement shall remain unchanged, (b) the Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (c) each Loan Party shall continue to deal solely and directly with the Bank in connection with the Bank’s rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which the Bank sells a Participation shall provide that the Bank shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement. The Borrower agrees that each Participant shall be entitled to the benefits of this Agreement to the same extent as if it were the Bank and had acquired its interest by assignment pursuant to this Section 10.06.

Section 10.07.         No Fiduciary Duty. The Bank may have economic interests that conflict with those of a Loan Party and/or any affiliated Person thereto. The Borrower acknowledges and agrees that nothing in this Agreement, any Hedging Contract, the other Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Bank, on the one hand, and the Borrower, its members and/or any affiliated Person thereto, on the other. The Borrower further acknowledges and agrees that (a) the transactions contemplated by the Loan Documents and any Hedging Contract (including, without limitation, the exercise of rights and remedies under this Agreement and thereunder) are arm’s-length commercial transactions between the Bank, on the one hand, and the Borrower, on the other, and (ii) in connection therewith and with the process leading thereto, (x) the Bank shall not have assumed an advisory or fiduciary responsibility in favor of the Borrower, its members and/or any affiliated Person thereto, with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto or any other obligation and (y) the Bank is acting solely as principal and not as the agent or fiduciary of the Borrower, its members and/or any affiliated Person thereto. The Borrower additionally acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower covenants and agrees that it will not claim that the Bank has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, in connection with such transaction or the process leading thereto.

Section 10.08.         Pledge to the Federal Reserve. The Bank may at any time pledge or assign all or any portion of its rights under the Loan Documents, including any portion of a Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. §341. No such pledge or assignment or enforcement thereof shall release the Bank from its obligations under any of the Loan Documents.

Section 10.09.         Treatment of Certain Information; Confidentiality.

(a)         Treatment of Certain Information. The Bank agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority purporting to have jurisdiction over it (with notice to the Borrower, solely to the extent permissible by Law or such Governmental Authority), (c) to the extent required by applicable Law or regulations or by any subpoena or similar legal process (with notice to the Borrower, solely to the extent permissible by Law or permitted by a court of competent jurisdiction), (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Hedging Contract relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available or (y) becomes available to the Bank or the Bank or any of their respective Affiliates on a non-confidential basis from a source other than the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section 10.09 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b)         Non-Public Information. The Bank acknowledges that (a) the Information may include material non-public information concerning the Borrower, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Securities Laws.

Section 10.10.         Incorporation of Exhibits. All Exhibits and Schedules attached hereto, as amended from time to time in accordance with the provisions hereof, are incorporated in and expressly made a part of this Agreement.

Section 10.11.         No Joint Venture. The Bank, by executing and performing this Agreement, does not become a partner or joint venturer with the Borrower.

Section 10.12.         Time of Essence. Time is of the essence with respect to the payment of all amounts due Bank under this Agreement and the performance and observance by the Borrower and the Bank of each covenant, agreement, provision and term of this Agreement.

Section 10.13.         No Third Party Beneficiaries. This Agreement is solely for the benefit of the Bank and the Borrower and their respective permitted successors and assigns, and nothing contained herein shall be deemed to confer upon any Person any right to insist on or to enforce the performance or observance of any of the obligations contained in this Agreement and/or the other Loan Documents. All conditions to the obligations of the Bank to make the Facility pursuant to this Agreement and/or the other Loan Documents are imposed solely and exclusively for the benefit of the Bank and its respective successors and assigns, no other Person shall have standing to require satisfaction of such conditions in accordance with their terms and no other Persons shall under any circumstances be deemed to be a beneficiary of such conditions.

Section 10.14.         Patriot Act Notice. The Bank hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Bank or the Bank, as applicable, to identify the Borrower in accordance with such Act.

Section 10.15.         Governing Law; Jurisdiction; Consent to Service of Process. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THEREUNDER BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, PURSUANT TO §5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, IN SUCH FEDERAL COURT. THE BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE BANK MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, PURSUANT TO §5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS AGREEMENT. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. THE BORROWER IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.01 OF THIS AGREEMENT. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 10.16.         Waiver of Jury Trial. THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE BANK RELATING TO THE ADMINISTRATION OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREES THAT THE BORROWER SHALL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ACCEPT THIS AGREEMENT.

Section 10.17.         Severability. WHEREVER POSSIBLE, EACH PROVISION OF THIS AGREEMENT SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW. ANY PROVISION OF THIS AGREEMENT, OR THE APPLICATION THEREOF TO ANY PERSON OR CIRCUMSTANCE, THAT, FOR ANY REASON, IN WHOLE OR IN PART, IS PROHIBITED OR UNENFORCEABLE IN ANY JURISDICTION SHALL, AS TO SUCH JURISDICTION, BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR UNENFORCEABILITY WITHOUT INVALIDATING THE REMAINING PROVISIONS OF THIS AGREEMENT (OR THE REMAINING PORTIONS OF SUCH PROVISION) OR THE APPLICATION THEREOF TO ANY OTHER PERSON OR CIRCUMSTANCE, AND ANY SUCH PROHIBITION OR UNENFORCEABILITY IN ANY JURISDICTION SHALL NOT INVALIDATE OR RENDER UNENFORCEABLE SUCH PROVISION (OR PORTION THEREOF) OR THE APPLICATION THEREOF TO ANY PERSON OR CIRCUMSTANCE IN ANY OTHER JURISDICTION.

Section 10.18.       No Duty. All attorneys, accountants, appraisers, consultants and other professional persons (including the firms or other entities on behalf of which any such Person may act) retained by the Bank with respect to the transactions contemplated by the Loan Documents shall have the right to act exclusively in the interest of the Bank and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower, to any of its Affiliates or to any other Person, with respect to any matters within the scope of such representation or related to their activities in connection with such representation. The Borrower agrees, on behalf of itself and its respective Affiliates, not to assert any claim or counterclaim against any such persons with regard to such matters, all such claims and counterclaims, now existing or hereafter arising, whether known or unknown, foreseen or unforeseeable, being hereby waived, released and forever discharged.

Section 10.19.       Independence of Covenants. All covenants under this Agreement shall be given independent effect so that if a particular action, event, condition or circumstance is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations or restrictions of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or event, condition or circumstance exists.

Section 10.20.         Interest Rate Limitation.

(a)         All agreements between the Borrower and the Bank are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Bank for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under Law. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by Law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever the Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This Section 10.20 shall control every other provision of all agreements between the Borrower and the Bank.

(b)         Notwithstanding any provision of this Section 10.20 to the contrary, if at any time the interest rate applicable to the Facility, together with all fees, charges and other amounts that are treated as interest on any Note under applicable Law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Bank holding any Note in accordance with applicable Law, the rate of interest payable in respect of the Facility, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of the Facility but were not payable as a result of the operation of this Section 10.15 shall be cumulated and the interest and Charges payable to the Bank shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Prime Rate to the date of repayment, shall have been received by the Bank.

Section 10.21.         Acknowledgement Regarding Any Supported QFCs. To the extent that any Loan Document, inter alia, provides support, through a guaranty or otherwise, for any Hedging Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), each of the Loan Parties and the Bank acknowledge and agree that with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions of this Section 10.21 applicable irrespective of the fact that any Loan Document and/or any Supported QFC may be stated to be governed by the laws of the United States of America, the State of New York and/or r any other state of the United States of America), in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States of America or a state of the United States of America. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, a Default Right that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Right could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.

Section 10.22          Advertising and Publicity.

(a)            No party hereto shall issue or disseminate to the public (by advertisement, including, without limitation, any “tombstone” advertisement, press release or otherwise), submit for publication or otherwise cause or seek to publish any information describing the credit or other financial accommodations made available by the Bank pursuant to this Agreement and the other Loan Documents without the prior written consent of each other party to this Agreement. Nothing in the foregoing shall be construed to prohibit the Borrower from making any submission or filing which it is required to make by applicable Law or pursuant to judicial process; provided that, (i) such filing or submission shall contain only such information as is necessary to comply with applicable Law or judicial process and (ii) unless specifically prohibited by applicable Law or court order, the Borrower shall promptly notify the Bank of the requirement to make such submission or filing and provide the Bank with a copy thereof.

(b)             Prior to the publication by the Bank of customary advertising material relating to the financing transactions contemplated by this Agreement using the Borrower’s name, product photographs, logo or trademark, the Bank shall receive the Borrower’s prior consent (not to be unreasonably withheld).

Section 10.23.      Descriptive Headings. The headings of the several Sections and other portions of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 10.24.         Integration, Counterparts and Effectiveness. This Agreement, together with the other Loan Documents, is intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Agreement. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superceded by this Agreement and the other Loan Documents, and no party is relying on any promise, agreement or understanding not set forth in this Agreement and the other Loan Documents. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or electronically in PDF of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Bank may also require that any such documents and signatures delivered by telecopier or electronically in portable document format (“PDF”) be confirmed by a manually signed original thereof; provided that, the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or electronically in PDF.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

ARTICLE XI

ACKNOWLEDGMENT AND REINSTATEMENT

Section 11.01.         Existing Obligations. The Borrower hereby acknowledges, confirms and agrees that the Borrower is indebted to the Bank for all extensions of credit made pursuant to the Existing Credit Agreement, together with all interest accrued and accruing thereon (to the extent applicable), and all fees, costs, expenses and other charges relating thereto, all of which are unconditionally owing by the Borrower to the Bank, without offset, defense or counterclaim of any kind, nature or description whatsoever.

Section 11.02.         Acknowledgment of Security Interests. The Borrower hereby acknowledges, confirms and agrees that the Bank has and shall continue to have a security interest in and Lien upon the Collateral previously granted to the Bank in connection with the Existing Credit Agreement to secure the Obligations, as well as any Collateral granted under this Agreement or otherwise granted to or held by the Bank. The Liens and security interests of the Bank in the Collateral shall be deemed to be continuously granted and perfected from the earliest date of the granting and perfection of such Liens and security interests, whether under the Existing Credit Agreement, this Agreement or any other Loan Documents.

Section 11.03.         Existing Agreement. The Borrower hereby acknowledges, confirms and agrees that: (a) the Existing Credit Agreement has been duly executed and delivered by the Borrower and is in full force and effect, as of the date of this Agreement and (b) the agreements and obligations of the Borrower contained in the Existing Credit Agreement (as so amended and restated by this Agreement) constitute the legal, valid and binding obligations of the Borrower, enforceable against them in accordance with their respective terms and the Borrower has no valid defense to the enforcement of such obligations and (c) the Bank is entitled to all of the rights and remedies provided for in the Existing Credit Agreement and the other Loan Documents (as so amended and restated by this Agreement).

Section 11.04.         Restatement.

(a)            Except as otherwise stated in Section 11.02 of this Agreement and this Section 11.04, as of the date of this Agreement, the terms, conditions, agreements, covenants, representations and warranties set forth in the Existing Credit Agreement are hereby amended and restated in their entirety, and as so amended and restated, replaced and superseded, by the terms, conditions, agreements, covenants, representations and warranties set forth in this Agreement and the other Loan Documents; except, that, nothing set forth in this Agreement or in the other Loan Documents shall impair or adversely affect the continuation of the liability of the Borrower for the Obligations previously granted, pledged and/or assigned to the Bank. The amendment and restatement contained in this Agreement shall not, in any manner, be construed to constitute payment of, nor impair, limit, cancel nor extinguish, nor constitute a novation in respect of, the Obligations and other obligations and liabilities of the Borrower evidenced by or arising under the Existing Credit Agreement, the other Loan Documents and the Liens and security interests securing such Obligations and other obligations and liabilities, which shall not in any manner be impaired, limited, terminated, waived or released.

(b)           The principal amount of all extensions of credit outstanding, as of the date of this Agreement, under and/or pursuant to the Existing Credit Agreement, if any, shall be allocated under this Agreement, in accordance with the Existing Credit Agreement, as amended and restated by this Agreement.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amended and Restated Credit Agreement to have been duly executed and delivered, all as of the day and year first above written.

IDT TELECOM, INC. By:____________________ Marcelo Fischer Chief Financial Officer TD BANK, NATIONAL ASSOCIATION By:___________________________  ~~Lynne M. Litterini  Vice President~~

SCHEDULES

Schedule 5.06	Schedule of Adverse Proceedings
Schedule 5.26	Schedule of Locations of Collateral and Offices
Schedule 5.27	Schedule of Material Contracts
Schedule 5.31	Schedule of Subsidiaries and Affiliates
Schedule 6.01(h)	Schedule of Tradenames
Schedule 8.01(b)	Schedule of Existing Liens
Schedule 8.02(c)	Schedule of Existing Debt
Schedule 8.11(d)	Schedule of Investments
Schedule 9.01(l)	Schedule of Judgments
Schedule 10.01(a)	Schedule of Addresses and Other Contact Information for Notices

Schedule 5.06

Schedule of Adverse Proceedings

While the Borrower is a named party in only some of the below matters, certain of the Financial Parties and/or the Borrower’s Subsidiaries or Affiliates are named parties and all of these matters otherwise involve or affect the Borrower and the Borrower’s and its Subsidiaries’ operations.

1.         See the following IDT Corporation SEC filings:

●	See Item 3 of IDT Corporation’s Annual Report filed on Form 10-K for the Fiscal Year ended July 31, 2025.

●	See Note 22 to IDT Corporation’s Consolidated Financial Statements in Item 8 to Part II of Annual Report filed on Form 10-K for the Fiscal Year ended July 31, 2025

●	See Note 16 to IDT Corporation’s Consolidated Financial Statements included in Item 1 to Part I of Quarterly Report on Form 10-Q for the period ending October 31, 2025.

●	See Note 16 to IDT Corporation’s Consolidated Financial Statements included in Item 1 to Part I of Quarterly Report on Form 10-Q for the period ending January 31, 2026.

●	See Note 17 to IDT Corporation’s Consolidated Financial Statements included in Item 1 to Part I of Quarterly Report on Form 10-Q for the period ending April 30, 2026.

~~●~~	~~Item 3 of IDT Corporation’s Annual Report filed on Form 10-K for the Fiscal Year ended July 31, 2020, and Note 20 to the Consolidated Financial Statements included in such report;~~

~~●~~	~~Note 13 to IDT Corporation’s Consolidated Financial Statements included in Item 1 to Part I of Quarterly Report on Form 10-Q for the period ending October 31, 2020; and~~

~~●~~	~~Note 14 to IDT Corporation’s Consolidated Financial Statements included in Item 1 to Part I of Quarterly Report on Form 10-Q for the period ending January 31, 2021.~~

2.             In July 2026, Pay As You Go, LLC filed a complaint against IDT Corporation in the United States District Court for the District of New Jersey alleging infringement of United States Patent No. 7,013,127.  Defendant is evaluating the claims, and at this state, is unable to estimate its potential liability, if any.  Defendant intends to vigorously defend the claims.  ~~See Note 18 to Borrower’s Consolidated Financial Statements for the year ended July 31, 2020, previously provided to the Bank.~~

~~3.             On January 22, 2019, Jose Rosales filed a putative class action against IDT America, Corp., IDT Domestic Telecom, Inc. and IDT International in California state court alleging certain violations of employment law. Plaintiff alleges that these companies failed to compensate members of the putative class in accordance with California law. Defendants are evaluating the claims, and at this stage, are unable to estimate their potential liability, if any. Defendants intend to vigorously defend the claims. In August 2019, Defendants filed a cross complaint against Rosales alleging trade secret and other violations. The parties are now seeking court approval of a settlement agreement.~~

~~4.             On May 2, 2018, Jean Carlos Sanchez filed a putative class action against Borrower in the U.S. District Court for the Northern District of Illinois alleging that Borrower sent unauthorized marketing messages to cellphones in violation of the Telephone Consumer Protection Act of 1991. On July 26, 2018, the parties filed a stipulation of dismissal.~~

~~5.             On April 24, 2018, Sprint Communications Company L.P. filed a patent infringement claim against IDT Corporation and certain of its affiliates (including the Borrower and some of its subsidiaries) in the U.S. District Court for the District of Delaware alleging infringement of U.S. Patent Nos. 6,298,064; 6,330,224; 6,343,084; 6,452,932; 6,463,052; 6,473,429; 6,563,918; 6,633,561; 6,697,340; 6,999,463; 7,286,561; 7,324,534; 7,327,728; 7,505,454; and 7,693,131. Plaintiff was seeking damages and injunctive relief. On June 28, 2018, Sprint dismissed the complaint without prejudice. Defendants are evaluating the underlying claim, and at this stage, are unable to estimate their potential liability, if any. Defendants intend to vigorously defend any claim of infringement of the listed patents.~~

~~6.             On July 5, 2017, plaintiff JDS1, LLC, on behalf of itself and all other similarly situated stockholders of Straight Path, and derivatively on behalf of Straight Path as nominal defendant, filed a putative class action and derivative complaint in the Court of Chancery of the State of Delaware against IDT Corporation, The Patrick Henry Trust (a trust formed by Howard S. Jonas that held record and beneficial ownership of certain shares of Straight Path he formerly held), Howard S. Jonas, and each of Straight Path’s directors. The complaint alleges that we aided and abetted Straight Path Chairman of the Board and Chief Executive Officer Davidi Jonas, and Howard S. Jonas in his capacity as controlling stockholder of Straight Path, in breaching their fiduciary duties to Straight Path in connection with the settlement of claims between Straight Path and us related to potential indemnification claims concerning Straight Path’s obligations under the Consent Decree it entered into with the FCC, as well as the sale of Straight Path’s subsidiary Straight Path IP Group, Inc. to IDT Corporation in connection with that settlement. That action was consolidated with a similar action that was initiated by The Arbitrage Fund. The Plaintiffs are seeking, among other things, (i) a declaration that the action may be maintained as a class action or in the alternative, that demand on the Straight Path Board is excused; (ii) that the term sheet is invalid; (iii) awarding damages for the unfair price stockholders received in the merger between Straight Path and Verizon Communications Inc. for their shares of Straight Path’s Class B common stock; and (iv) ordering Howard S. Jonas, Davidi Jonas, and us to disgorge any profits for the benefit of the class Plaintiffs. On August 28, 2017, the Plaintiffs filed an amended complaint. On September 24, 2017, Defendants filed a motion to dismiss the amended complaint, which was ultimately denied, and which denial was affirmed by the Delaware Supreme Court. The parties are engaged in discovery. The trial is currently scheduled for December 6, 2021. Defendants intend to vigorously defend this matter. At this stage, Defendants are unable to estimate our potential liability, if any.~~

~~7.             On May 5, 2004, IDT Corporation filed a complaint in the Supreme Court of the State of New York, County of New York, seeking injunctive relief and damages against Tyco Group, S.A.R.L., Tyco Telecommunications (US) Inc. (f/k/a TyCom (US) Inc.), Tyco International, Ltd., Tyco International (US) Inc., and TyCom Ltd. (collectively “Tyco”).  IDT Corporation alleged that Tyco breached a settlement agreement that it had entered into with IDT Corporation to resolve certain disputes and civil actions among the parties.  IDT Corporation alleged that Tyco did not provide IDT Corporation, as required under the settlement agreement, free of charge and for IDT Corporation’s exclusive use, a 15-year indefeasible right to use four Wavelengths in Ring Configuration (as defined in the settlement agreement) on a global undersea fiber optic network that Tyco was deploying at that time.  After extensive proceedings, including several decisions and appeals, the New York Court of Appeals affirmed a lower court decision to dismiss IDT Corporation’s claim and denied IDT Corporation’s motion for re-argument of that decision.  On June 23, 2015, IDT Corporation filed a new summons and complaint against Tyco in the Supreme Court of the State of New York, County of New York alleging that Tyco breached the settlement agreement.  In September 2015, Tyco filed a motion to dismiss the complaint, which IDT Corporation opposed.  Oral argument was held on March 9, 2016.  On October 17, 2016, the judge granted Tyco’s motion and dismissed the complaint.  In August 2017, IDT Corporation filed an appeal, which Tyco opposed.  On November 22, 2017, oral argument was held on the appeal.  On December 21, 2017, IDT Corporation’s appeal was denied.  On January 22, 2018, IDT Corporation filed a motion for leave to appeal to the New York Court of Appeals. On February 6, 2018, Tyco opposed IDT Corporation’s motion.  The First Department denied IDT Corporation’s motion for leave to appeal to the New York Court of Appeals.  On May 3, 2018, IDT Corporation filed a motion for leave directly to the Court of Appeals. On June 28, 2018, the motion was denied.~~

~~8.             On September 9, 2004, IDT Corporation filed a complaint against Morgan Stanley Dean Witter & Co. and Morgan Stanley & Co. Inc. (collectively "Morgan Stanley") in the United States District Court, Southern District of New York, alleging that Morgan Stanley, as IDT Corporation’s investment banker in late 1999 and 2000, misused IDT Corporation’s confidential financial and business information by denigrating IDT Corporation (based upon this information) to Telefonica, another Morgan Stanley client.  IDT Corporation alleges that Morgan Stanley's goal was to cause Telefonica to breach Telefonica's August 1999 Memorandum of Understanding with IDT Corporation concerning the SAm-1 network.  Morgan Stanley could then search for another anchor tenant for Telefonica's network, earning millions of dollars in investment banking fees.  IDT Corporation also alleged that Morgan Stanley provided a fraudulent valuation of Emergia, which the Arbitration Panel in the Telefonica Arbitration relied upon in assessing damages.  In addition, IDT Corporation alleged that in August 2000, Morgan Stanley demanded a $20 - 30 million fee from IDT Corporation, ostensibly for Morgan Stanley's "assistance" with IDT Corporation's April 2000 sale of a 32% stake in Net2Phone to AT&T for $1 billion. IDT Corporation balked at this fee because Morgan Stanley had provided no significant services in connection with this deal, but IDT Corporation paid a $10 million fee in October 2000 after Morgan Stanley threatened to "blackball" IDT Corporation in the investment banking community.~~

~~Specifically, IDT Corporation claimed (a) breach of fiduciary duty; (b) intentional interference with existing contract; (c) intentional interference with prospective business relations; (d) misappropriation of confidential and proprietary business information; (e) unjust enrichment; and (f) prima facie tort.  The complaint seeks compensatory damages, punitive damages, a return of the $10 million in fees IDT Corporation paid to Morgan Stanley, disgorgement of any profits Morgan Stanley obtained from Telefonica (or any other entity) in connection with the SAm-1 network, pre-and post-judgment interest, and costs.~~

~~On October 1, 2004, IDT Corporation voluntarily dismissed the case rather than argue over jurisdiction on the basis of the complaint as filed.  On September 30, 2004, in an apparent effort to preempt IDT Corporation’s filing of a new complaint in federal court, Morgan Stanley filed a declaratory judgment action in New York state court.  Morgan Stanley claims that an "Indemnification Agreement" exists which requires IDT Corporation to pay its attorneys' fees in this dispute, and seeks a Declaratory Judgment that (a) Morgan Stanley is entitled to such reimbursement under the Indemnification Agreement, (b) IDT Corporation is not entitled to a jury trial, (c) IDT Corporation is collaterally estopped by the Telefonica arbitration from suing Morgan Stanley and (d) IDT Corporation’s claims against Morgan Stanley are without merit.  On November 4, 2004, IDT Corporation refiled its action against Morgan Stanley in New York state court.  After many years, appeals, and fact and expert discovery was completed, on May 23, 2014, Morgan Stanley filed a motion for summary judgment, which IDT Corporation opposed.  Oral argument was held on December 11, 2014, at which time the court granted Morgan Stanley’s motion.  IDT Corporation are appealing the decision. On November 4, 2015, the parties appeared at a pre-argument conference before the Appellate Division.  Oral argument was held on February 22, 2017. On March 17, 2017, the court denied IDT Corporation’s appeal.  On April 14, 2017, IDT Corporation filed a motion for reargument or in the alternative to leave to appeal to the Court of Appeals. IDT Corporation is awaiting the decision.  On October 19, 2017, IDT Corporation’s motion for leave to the Court of Appeals was denied.  At this stage of the proceedings, IDT Corporation is unable to estimate (a) Morgan Stanley’s potential liability for IDT Corporation’s claim and (b) IDT Corporation’s potential liability for Morgan Stanley’s claim for reimbursement of its legal fees.~~

~~9.             On July 28, 2017, and August 1, 2017, counsel for IDT Corporation received nearly identical letter addressed to IDT Corporation’s board of directors from two purported stockholders of IDT Corporation alleging that the proposed sale of the IP Group to Howard Jonas is unfair and demanding that IDT disclose certain books and records related to the IP Group and Straight Path.  The price offered by Mr. Jonas is equal to the price that IDT Corporation has agreed to pay Straight Path for the IP Group.  IDT Corporation counsel is in discussions with the potential claimants about next steps.  Counsel for the stockholders has indicated that it will not pursue the demand.~~

~~10.          On or about May 30, 2018, plaintiff The 1228 Investment Group, LP commenced an action against defendant IDT Domestic Telecom Inc. by way of civil complaint filed in the Court of Common Pleas of Montgomery County, Pennsylvania.  On June 28, 2018, Defendant removed the matter the United States District Court for the Eastern District of Pennsylvania asserting that the District Court had subject matter jurisdiction pursuant to 28 U.S.C. §1332(a) because the parties were completely diverse and the amount in controversy exceeded $75,000. Plaintiff alleged breach of contract claims against Defendant.  On June 17, 2019, after having held a bench trial, the District Court issued Findings of Fact and Conclusions of Law in support of its entry of a Judgment Order in favor of Plaintiff and against Defendant in the amount of $157,785.18, disposing of all claims at issue in the case.  Subsequently, on July 15, 2019, Defendant filed a Motion for Post-Judgment Relief Pursuant, which was denied by the District Court in an Order issued on March 26, 2020.  On April 24, 2020, Defendant filed a Notice of Appeal with the Third Circuit Court of Appeals.  On April 23, 2021, the Third Circuit Court of Appeals reversed the District Court’s calculation of damages and remanded for further determination of awarding Defendant its attorneys’ fees and costs consistent with their opinion.  The appellate court awarded damages in favor of Plaintiff the amount of $18,000.00.  Defendant intends to continue to vigorously defend this matter. At this stage, Defendant is unable to estimate its potential liability, if any.~~

Schedule 5.26

Schedule of Locations of Collateral and Offices

~~See attached spreadsheet~~

LESSEE	ADDRESS LEASED PROPERTY	CITY	STATE	ZIP CODE	PURPOSE
IDT Domestic Telecom, Inc.	1601 Bay Shore Highway	Burlingame	CA	94010	Office
IDT Domestic Telecom, Inc.	17800 South Main Street	Gardena	CA	90248	Office & Warehouse
Union Telecard Alliance, LLC	5990 Unity Dr., Suite D	Norcross	GA	30071	Office
IDT Domestic Telecom, Inc.	4415 West Harrison Street	Hillside	IL	60162	Office
IDT Domestic Telecom, Inc.	520 Broad Street	Newark	NJ	07102	Executive Office & Headquarters
Telecard Network, LLC	2013 Beaver Road, suites A-B	Landover	MD	20785	Office & Warehouse
National Retail Solutions, Inc.	1451 Route 88, Ste 10	Brick	NJ	08724	Office
IDT Domestic Telecom, Inc.	3939 E. Highway 80	Mesquite	TX	75150	Office
IDT Telecom, Inc.	125 Belmont Ave	Somerset	NJ	8873	external network to network interface services and multiplexed user network interface services with Level 3 Communications, LLC
IDT Domestic Telecom, Inc.	200 Campus Dr	Somerset	NJ	8873	Colocation private cage and power with Datapipe, a Rackspace company
IDT Telecom, Inc.	165 Halsey Street, 5th Floor	Newark	NJ	7102	Altice Optimum Lightpath optical transport (OTS) wave division private line service between 520 Broad St, 125 Belmont Dr, and 165 Halsey St.
IDT Domestic Telecom, Inc.	165 Halsey Street, 5th Floor	Newark	NJ	7102	Zcolo fixed infrastructure, cross connect, and colocation

Schedule 5.27

Schedule of Material Contracts

None

Schedule 5.31

Schedule of Subsidiaries and Affiliates

See attached list

~~SUBSIDIARIES~~

~~Advanced Data Services, Inc. (SC)~~

~~Entrix Telecom, Inc. (DE)~~

~~Golden Acre Holdings, Inc. (DE)~~

~~IDT America, Corp. (NJ)~~

~~IDT Domestic Telecom, Inc. (DE)~~

~~IDT Global Processing Services, Inc. (DE)~~

~~IDT International Telecom, Inc. (DE)~~

~~IDT Payment Services, Inc. (DE)~~

~~IDT Stored Value Services, Inc. (DE)~~

~~IDT Wireless, Inc. (DE)~~

~~Meetoou, Inc. (FL)~~

~~Net2Phone, Inc. (DE)~~

~~IDT 225 Old NB Road Enterprises, LLC (DE)~~

~~IDT America of Virginia, LLC (DE)~~

~~IDT Domestic-Union, LLC (DE)~~

~~IDT Financial Services, LLC (DE)~~

~~IDT Messaging, LLC (DE)~~

~~IDT Payment Services of New York, LLC (DE)~~

~~Net2Phone Global Services, LLC (DE)~~

~~NRS Capital LLC (DE)~~

~~Stealth Holdings, LLC (DE)~~

~~Telecard Network, L.L.C. (NJ)~~

~~Touch-N-Buy, LLC (DE)~~

~~TúYo Mobile, LLC (DE)~~

~~Union Telecard Alliance, LLC (DE)~~

~~Union Telecard Arizona, LLC (Nevada)~~

~~Union Telecom Texas LLC (TX)~~

~~UTA Web Sales LLC (DE)~~

~~AFFILIATES~~

~~Ethnic Grocery Brands LLC (NJ)~~

~~PrivaCash, Inc. (OH)~~

IDT Loan Parties

U.S. Domestic Subsidiaries and Affiliates

Subsidiaries

Subsidiary (State of Incorporation)	Issued Stock (Authorized Shares)	Owner/ Stock Issued To/ (% Owned)
1-800-Tow Truck, Inc. (NJ)	(2,000 shares of Common Stock - no par value)	IDT Corporation (48%)/ Josh Weiss (12%)/ Jonas Media Group (40%)
225 Old NB Road Inc. (NJ)	1 share of Common Stock (1,500 Common - no par value)	IDT Corporation (100%)
226 Old NB Road, Corp. (NJ)	(1,500 Common - par value not specified)	IDT Corporation (100%)
Advanced Data Services, Inc. (SC)	455.5 shares of Common Stock (1000 Common - $.01 par value)	IDT Telecom, Inc. (100%)
Columbian Brokerage, Inc. (NY)	(200 shares of stock, no par value)	Immigrant Holdings, Inc. (100%)
Entrix Telecom, Inc. (DE)	1,500 shares of Common Stock (1,500 shares of Common - $.01 par value)	IDT Domestic Telecom, Inc. (100%)
Golden Acre Holdings, Inc.	100 shares Common (1,500 Common - $.01 par value)	IDT Telecom, Inc. (100%)
IDT 225 Old NB Road Holdings, Inc. (DE)	100 shares of Common Stock (1,000 Common - $.01 par value)	IDT Corporation (100%)
IDT 226 Old NB Road Holdings, Inc. (DE)	100 shares of Common Stock (1,000 Common - $.01 par value)	IDT Corporation (100%)
IDT America, Corp. (NJ)	1,000 shares of Common Stock (10,000 Common - no par value)	IDT Telecom, Inc. (100%)
IDT Carmel, Inc. (DE)	100 shares of Common Stock (1,500 shares of Common Stock - $.01 par value)	IDT Carmel Holdings, Inc. (100%)
IDT Carmel Holdings, Inc. (DE)	100 shares of Common Stock (100,000 shares of Common Stock - $.01 par value)	IDT Corporation (100%)
IDT Corporation (DE)	Public Company (35,000,000 shares of Class A Common Stock – $.01 par value; 200,000,000 shares of Class B Common Stock – $.01 par value; 10,000,000 shares of Preferred Stock – $.01 par value)	Public Company
IDT Domestic Telecom, Inc. (DE)	1,500 shares of Common Stock (1,500 Common - $.01 par value)	IDT Telecom, Inc. (100%)

Subsidiary (State of Incorporation)	Issued Stock (Authorized Shares)	Owner/ Stock Issued To/ (% Owned)
IDT Global Processing Services, Inc. (DE)	(1,500 Common - $.01 par value)	IDT International Telecom, Inc. (100%)
IDT International, Corp. (NJ)	1,000 shares of Common Stock (10,000 Common - no par value)	IDT Corporation (100%)
IDT International Telecom, Inc. (DE)	1,500 shares of Common Stock (1,500 Common - $.01 par value)	IDT Telecom, Inc. (100%)
IDT Investments Inc. (NV)	(150,000 shares of Preferred Stock, $.01 par value)+ (500,000 shares of Class A Common Stock, $.01 par value) (200,000 shares of Class A Common Stock, $.01 par value)	IDT Corporation (100%)
IDT Payment Services, Inc. (DE)	100 shares of Common Stock (1,500 Common - $.01 par value)	IDT Telecom, Inc. (100%)
IDT Stored Value Services, Inc. (DE)	100 shares of Common Stock (1,500 shares of Common - $.01 par value)	IDT Domestic Telecom, Inc. (100%)
IDT Telecom, Inc. (DE)

150,000 shares of Common - $.01 par value
7,500 shares of Common, $.01 par value
(formerly 10,000 shares -
5,000 Common,
5,000 Preferred -
recapped in Jan. 2002 to 500,000 shares:
245,000 Common, $.01 par value; 250,000 Class A, $.01 par value; 5,000 Preferred, $.01 par value)

150,000 shares of Class A Common Stock issued to IDT Corporation 7,500 shares of Common Stock issued to IDT Corp. (from Liberty as IDTE consideration)
IDT Venture Capital, Inc. (NV)	1,500 shares of Common Stock (1,500 Common - $.01 par value)	IDT Corporation (100%)
IDT Venture Capital Corporation (DE)	1,500 shares of Common Stock (1,500 Common - $.01 par value)	IDT Corporation (100%)
IDT Wireless, Inc. (DE)	100 shares of Common (1,500 Common - no par value)	IDT Telecom, Inc. (100%)

Subsidiary (State of Incorporation)	Issued Stock (Authorized Shares)	Owner Stock Issued To/ (% Owned)
Immigrant Holdings, Inc. (DE)

8,550 shares of Class A common (IDT Corporation)

(10,000 Class A common - $.01 par value)

500 shares of Class B common (Howard Jonas), 500 shares of Class B common (Shmuel Jonas), 200 shares Class B common (Liore Alroy), 200 shares Class B common (Daniel Jonas), 50 shares Class B common (Josh Hershman Trust)

(10,000 Class B common - $.01 par value)

(2,000 preferred stock- $.01 par value)

IDT Corporation (85.5%) Howard Jonas (5%) Shmuel Jonas (5%) Liore Alroy (2%-unvested RS) Daniel Jonas (2%- unvested RS) Josh Hershman (0.5%)
Immigrant Life Insurance Company of America (CT)	1,200,000 shares of Common (2,000,000 Common - $1.00 par value)	Immigrant Holdings, Inc (100%)
Integrated Online Security, Inc. (DE)	100 shares of Common Stock (1,500 Common - $.01 par value)	IDT Corporation (100%)
Leaf Global Fintech Corporation (DE)
Meetoou, Inc. (FL)		Net2Phone Global Services, LLC (100%)
National Retail Solutions, Inc. (DE)	(145,000,000 shares of Class A Common Stock, par value $.01 per share; 24,995,000 shares of Class B Common Stock, par value $.01 per share; 5,000 shares of Preferred Stock, par value $.01 per share)	IDT Corporation (80.0% (all outstanding Class A) and 2.3% (Class B) Shmuel Jonas Trust – 7.2% Howard Jonas – 2.4% Alta Fox – 2.5% Management – Remainder Also, unvested DSUs.
Net2Phone, Inc. (DE)	100 shares of Common Stock (1,500 Common - $.01 par value)	net2phone 2.0, Inc. (100%)

Subsidiary (State of Incorporation)	Issued Stock (Authorized Shares)	Owner Stock Issued To/ (% Owned)
net2phone 2.0 Inc (DE)

900 shares of Class A Common Stock issued to IDT Corporation; 50 shares of restricted Class B Common Stock issued to Howard Jonas; 50 shares of restricted Class B Common Stock issued to Shmuel Jonas 2020 NCGC Nevada TR (7,500 shares of Class A Common Stock, par value $.01 per share;
2,000 shares of Class B Common Stock, par value $.01 per share;
500shares of Preferred Stock, par value $.01 per share)

IDT Corporation (89.5%) Howard Jonas (5%) Shmuel Jonas Trust (5%) Bill Pereira (0.5%
net2phone 2.0 America, Inc. (DE) (	100 shares of Common stock issued to net2phone 2.0, Inc. (1,500 Common - $.01 par value)	net2phone 2.0, Inc. (100%)
NRS E Commerce, Inc. (DE)		National Retail Solutions, Inc. (100%)

Subsidiary (State of Incorporation)	Issued Stock (Authorized Shares)	Owner Stock Issued To/ (% Owned)
NRS-OnCore, Inc. (DE)	800 shares of Common to National Retail Solutions, Inc; 200 shares to Oncore Digital, Inc (1,500 Common - $.01 par value)	National Retail Solutions, Inc .(80%) Sellers of OnCore (20%)
FFPM Carmel Holdings I, LLC (DE)		IDT Corporation (100%)
IDT 225 Old NB Road Enterprises, LLC (DE)
IDT America of Virginia, LLC (DE)	Operating Agreement (Units of Interest)	IDT Domestic Telecom, Inc. (100%)
IDT Carmel Portfolio Management, LLC (DE)	Operating Agreement (Units of Interest)	IDT Carmel Holdings, Inc. (100%)
IDT Domestic-Union, LLC (DE)	Operating Agreement (Units of Interest)	IDT Domestic Telecom, Inc. (100%)
IDT Financial Services, LLC (DE)	Operating Agreement [Units of Interest]	IDT Domestic Telecom, Inc. (100%)
IDT Investing LLC (DE) (	Operating Agreement	IDT Payment Services, Inc. (100%)
IDT Messaging, LLC (DE)	Operating Agreement [Units of Interest]	IDT Domestic Telecom, Inc. (100%)
IDT Payment Services of New York, LLC (DE)	Operating Agreement	IDT Telecom, Inc. (100%)
My Bud POS, LLC (DE)	Operating Agreement	National Retail Solutions, Inc. (100%)
Net2Phone Cable Telephony, LLC (DE)	100 Units	IDT Domestic Telecom, Inc. (100%)
Net2Phone Global Services, LLC (DE)	100 Units	Net2Phone, Inc. (100%)
NRS Funding, LLC (DE)	(Unit of Interest)	IDT Domestic Telecom, Inc. (100%)
Stealth Holdings, LLC (DE)	100% of the Membership Interest	Net2Phone Cable Telephony, LLC (100%)
Telecard Network, L.L.C. (NJ)	(Units of Interest)	UTA LLC (51%)/ Armen Torres (40%) Roger Torres (9%)

Subsidiary (State of Incorporation)	Issued Stock (Authorized Shares)	Owner Stock Issued To/ (% Owned)
Touch-N-Buy, LLC (DE)	(Units of Interest)	UTA (50%) Luis Arias (50%)
TúYo Mobile, LLC (DE)	(Units of Interest)	IDT Domestic Telecom, Inc. (100%)
Union Telecard Alliance, LLC (DE)	(Units of Interest)	IDT Domestic-Union, LLC (51%) IDT Domestic Telecom, Inc. (49%)
Union Telecard Arizona, LLC (Nevada)	(Units of Interest)	Union Telecard Alliance, LLC (51%)/ Harris Lyall (49%)
Union Telecom Texas LLC (TX)	(Units of Interest)	UTA (100%)
UTA Web Sales LLC (DE)	(Units of Interest)	Union Telecard Alliance, LLC (100%)

Affiliates (less than 50%)

Subsidiary (State of Incorporation)/	Issued Stock (Authorized Shares)	Owner/ Stock Issued To/ (% Owned)
Approach, Inc.		IDT Capital, Inc. (as per August 4, 2004 transfer from IDT Media, Inc.)
BusinessTalkRadio.Net, Inc (DE)		IDT Corporation 3,333,334 shares of Common Stock and a Call Option
Ethnic Grocery Brands LLC (NJ)	(Units of Interest)	UTA (10%) UTCG Holdings, LLC (80%) Steve Weinreb (2.5%) Aryeh Weinreb (2.5%) Vitarroz Corp (5%)
PrivaCash, Inc. (OH)		IDT Domestic Telecom, Inc. (25%)
PostCash LLC (DE)	Operating Agreement (Units of Interest)	IDT-PostCash Holdings LLC (39.57%), MapCash Holdings LLC (56.48%), IGPC, Inc. (3.95%)

Schedule6.01(b)

Schedule of Tradenames

Boss Money

Boss Revolution

Boss Revolution Money Transfer

Net2Phone

NRS Pay

IDT Express

Schedule 8.01(b)

Schedule of Existing Liens

1.             See Financial Statements of IDT Corporation previously provided to Lender, including without limitation the Notes thereto.  ~~See Consolidated Financial Statements of Borrower for the year ended July 31, 2020, previously provided to the Bank, including without limitation Notes 13, 18, and 19 thereto.~~

2.         See IDT Corporation’s Annual Report filed on Form 10-K for the Fiscal Year ended July 31, 2020, previously provided to the Bank, including without limitation Notes 13, 20 and 21 to the Consolidated Financial Statements included in such report.

3.         Liens, statutory or otherwise, and other restrictions on:

(a)

$14,465,078.29  ~~$6,563,592.77~~  (as of ~~January 31, 2021~~4/30/26; rate of exchange fluctuations may apply) of restricted capital of IDT Financial Services Limited (a regulated bank, licensed by the Financial Services Commission, Gibraltar, under the Banking Act of 1992) (“IDTFS”) held at/for Visa and MasterCard pursuant to certain regulatory requirements under applicable Gibraltar law and/or collateral requirements established by Visa and MasterCard;

(b)

consumer funds, deposits, prepayments and other similar amounts held by Borrower or its Subsidiaries, including IDTFS, in connection with (i) Prime Card, a prepaid, reloadable debit card issued by IDTFS, (ii) BIN Sponsorships whereby IDTFS acts as the issuing bank for third parties who distribute prepaid gift cards, (iii) Gift2Go and Awards2Go prepaid gift cards and programs and (iv) money transfer operations;

(c)

any trust funds or consumer funds held by or in the custody of IDTFS, and/or IDT Payment Services, Inc. or IDT Payment Services of New York LLC, each licensed money transmitters, and any accounts or other depository relationships with respect thereto;

(d)

Borrower’s direct or indirect investment in IDTFS and in all and any amounts required by any governmental authority or agency or any third-party payment agent or processor in connection with the capitalization, collateralization and/or operations of IDTFS; and

(e)

any and all amounts required by any governmental authority or agency or any third-party payment agent or processor in connection with the capitalization, collateralization and/or operations of IDT Payment Services, Inc. or IDT Payment Services of New York LLC, licensed money transmitters.

5.             ~~Liens held by Royal Bank of Canada under 1.2M CAD credit facility issued to Versature Corp., a Subsidiary of the Borrower.  This facility has been cancelled.~~

~~6.             Liens granted by Versature Corp., a Subsidiary of the Borrower, with regard to various operating and equipment leases entered into by Versature Corp.~~

~~7.~~             Liens granted by Versature Corp., a Subsidiary of the Borrower, with regard to a corporate credit card facility (300,000 CAD) with Royal Bank of Canada.

Schedule 8.02(c)

Schedule of Existing Debt

1.             See Schedule 8.01(b).

2.             See Consolidated Financial Statements of IDT Corporation attached to Annual Report on Form 10-K for the Fiscal Year Ended July 31, 2025, including without limitation:

(a)           Consolidated Balance Sheet – Current Liabilities

(b)           Consolidated Statement of Cash Flows – Financing Activities; and

(c)           Notes 13 and 14 to Financial Statements.

~~See Consolidated Financial Statements of the Borrower for fiscal year ending July 31, 2020, previously provided to the Bank, including without limitation:~~

~~(a)           Consolidated Balance Sheet – Current Liabilities~~

~~(b)           Consolidated Balance Sheet – Note Payables to Related Parties;~~

~~(c)           Consolidated Statement of Cash Flows – Financing Activities; and~~

~~(c)           Notes 12, 13 and 19 to Financial Statements.~~

~~3.             See Consolidated Financial Statements of the Parent attached to Annual Report on Form 10-K for the Fiscal Year Ended July 31, 2020, previously provided to the Bank, including without limitation:~~

~~(a)           Consolidated Balance Sheet – Current Liabilities~~

~~(b)           Consolidated Balance Sheet – Note Payables to Related Parties;~~

~~(c)           Consolidated Statement of Cash Flows – Financing Activities; and~~

~~(c)           Notes 12 and 13 to Financial Statements.~~

~~4~~3.          See Schedule 5.06.

~~5~~4.          Obligations arising under the Indemnification Agreement, dated April 4, 2011, between the Parent and the Borrower.

~~6~~5.          Obligations arising under an Indemnification Agreement, dated June 5, 2019, between Net2Phone Cable Telephony, LLC (a Subsidiary of the Borrower) and Atlantic Broadband Finance, LLC.

~~7~~6.          Obligations arising under credit card agreements between the Parent and Stripe and WordPay respectively.

~~8~~7.          Obligations arising under certain inter-company agreements between the Borrower and certain of its Subsidiaries.

Schedule 8.11(d)

Schedule of Investments

1.         Investments in current Subsidiaries and Affiliates – see Schedule 5.31.

2.             The Borrower and its Subsidiaries hold minority equity interests in certain entities, the value of which is de minimis and may not be reflected in the Financial Statements of the ~~Borrower and the~~ Parent previously provided to the Bank.

3.         Borrower’s direct or indirect investment in IDTFS and in all and any amounts required by any governmental authority or agency or any third-party payment agent or processor in connection with the capitalization, collateralization and/or operations of IDTFS.

4.         Obligations arising under the Indemnification Agreement, dated April 4, 2011, between the Parent and the Borrower.

5.             See Consolidated Financial Statements of IDT Corporation attached to Annual Report on Form 10-K for the Fiscal Year Ended July 31, 2025, including without limitation Consolidated Balance Sheet – Current Assets and Consolidated Statement of Cash Flows – Investing Activities, and Notes 7 and 8 to Financial Statements. ~~See Notes 7 (Equity Investments) and 9 (Acquisitions) to the January 31, 2021, IDT Corporation Financial Statements previously provided to the Bank.~~

6.         Any and all amounts required by any governmental authority or agency or any third-party payment agent or processor in connection with the capitalization, collateralization and/or operations of IDT Payment Services, Inc. or IDT Payment Services of New York LLC, licensed money transmitters.

Schedule 9.01(l)

Schedule of Judgments

None

Schedule 10.01(a)

Schedule of Addresses and Other Contact Information for Notices

If to any of the Loan Parties:

c/o IDT Telecom, Inc.

520 Broad Street

Newark, NJ 07102

Attn:         Chief Financial Officer

Telecopier No.: 973.438.1571

Email:       marcelo.fischer@idt.net

with a copy in each instance to (which shall not constitute notice):

IDT Telecom, Inc.

520 Broad Street

Newark, NJ 07102

Attn:         Chief Legal Officer

Telecopier No.: 973.649.1580

Email:      menachem.ash@idt.net

If to the Bank:

TD Bank, National Association

1 Vanderbilt Avenue, 21st Floor

New York, New York 10017

~~1100 Lake Street~~

~~Ramsey, New Jersey 07446~~

Attn:       David H. Schryver ~~Robert C. Lemaire~~

                 ~~Senior Vice President~~Senior Managing Director

Telecopier No.: ~~201.236.8959~~[]

Email:     david.schryver@td.com

with a copy in each instance to (which shall not constitute notice):

Sherman Atlas Sylvester & Stamelman LLP

210 Park Avenue

Florham Park, New Jersey 07932

Attn:    Michael A. Gallo, Esq.

Telecopier No.: 973.829.4171

Email:  mgallo@shermanatlas.com

EXHIBITS

Exhibit 2.02(c)	Form of Notice of Borrowing
Exhibit 5.17	Form of UCC-1 Financing Statement
Exhibit 7.01(d)	Form of Compliance Certificate

Exhibit 2.02(c)

Form of Notice of Borrowing

Exhibit 5.17

Form of UCC-1 Financing Statement

Exhibit 7.01(d)

Form of Compliance Certificate